EXHIBIT 4.2









                      ====================================








                        AMENDED AND RESTATED DECLARATION

                                    OF TRUST




                             ANNTAYLOR FINANCE TRUST

                           Dated as of April 25, 1996








                      ====================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I
                         INTERPRETATION AND DEFINITIONS

     SECTION 1.1    Definitions . . . . . . . . . . . . . . . . . . . . . .    2

                                   ARTICLE II
                               TRUST INDENTURE ACT

     SECTION 2.1    Trust Indenture Act; Application  . . . . . . . . . . .   10
     SECTION 2.2    Lists of Holders of Securities  . . . . . . . . . . . .   11
     SECTION 2.3    Reports by the Property Trustee . . . . . . . . . . . .   11
     SECTION 2.4    Periodic Reports to Property Trustee  . . . . . . . . .   12
     SECTION 2.5    Evidence of Compliance with Conditions Precedent  . . .   12
     SECTION 2.6    Events of Default; Waiver . . . . . . . . . . . . . . .   12
     SECTION 2.7    Event of Default; Notice  . . . . . . . . . . . . . . .   14

                                   ARTICLE III
                                  ORGANIZATION

     SECTION 3.1    Name  . . . . . . . . . . . . . . . . . . . . . . . . .   15
     SECTION 3.2    Office  . . . . . . . . . . . . . . . . . . . . . . . .   15
     SECTION 3.3    Purpose . . . . . . . . . . . . . . . . . . . . . . . .   15
     SECTION 3.4    Authority . . . . . . . . . . . . . . . . . . . . . . .   16
     SECTION 3.5    Title to Property of the Trust  . . . . . . . . . . . .   17
     SECTION 3.6    Powers and Duties of the Regular Trustees . . . . . . .   17
     SECTION 3.7    Prohibition of Actions by the Trust and the Trustees. .   21
     SECTION 3.8    Powers and Duties of the Property Trustee . . . . . . .   22
     SECTION 3.9    Certain Duties and Responsibilities of the Property
                       Trustee  . . . . . . . . . . . . . . . . . . . . . .   24
     SECTION 3.10   Certain Rights of Property Trustee  . . . . . . . . . .   27
     SECTION 3.11   Delaware Trustee  . . . . . . . . . . . . . . . . . . .   30
     SECTION 3.12   Not Responsible for Recitals or Issuance of Securities    30
     SECTION 3.13   Duration of Trust . . . . . . . . . . . . . . . . . . .   30
     SECTION 3.14   Mergers . . . . . . . . . . . . . . . . . . . . . . . .   30

                                   ARTICLE IV
                                     SPONSOR

     SECTION 4.1    Sponsor's Purchase of Common Securities . . . . . . . .   33
     SECTION 4.2    Responsibilities of the Sponsor . . . . . . . . . . . .   33

                                                                            Page
                                                                            ----


                                    ARTICLE V
                                    TRUSTEES

     SECTION 5.1    Number of Trustees  . . . . . . . . . . . . . . . . . .   34
     SECTION 5.2    Delaware Trustee  . . . . . . . . . . . . . . . . . . .   34
     SECTION 5.3    Property Trustee; Eligibility . . . . . . . . . . . . .   35
     SECTION 5.4    Qualifications of Regular Trustees and Delaware Trustee
                       Generally  . . . . . . . . . . . . . . . . . . . . .   36
     SECTION 5.5    Initial Trustees  . . . . . . . . . . . . . . . . . . .   36
     SECTION 5.6    Appointment, Removal and Resignation of Trustees  . . .   37
     SECTION 5.7    Vacancies among Trustees  . . . . . . . . . . . . . . .   39
     SECTION 5.8    Effect of Vacancies . . . . . . . . . . . . . . . . . .   39
     SECTION 5.9    Meetings  . . . . . . . . . . . . . . . . . . . . . . .   39
     SECTION 5.10   Delegation of Power . . . . . . . . . . . . . . . . . .   40
     SECTION 5.11   Merger, Conversion, Consolidation or Succession to
                       Business . . . . . . . . . . . . . . . . . . . . . .   40

                                   ARTICLE VI
                                  DISTRIBUTIONS

     SECTION 6.1    Distributions . . . . . . . . . . . . . . . . . . . . .   41

                                   ARTICLE VII
                             ISSUANCE OF SECURITIES

     SECTION 7.1    General Provisions Regarding Securities . . . . . . . .   41
     SECTION 7.2    Execution and Authentication  . . . . . . . . . . . . .   42
     SECTION 7.3    Form and Dating . . . . . . . . . . . . . . . . . . . .   43
     SECTION 7.4    Registrar, Paying Agent and Conversion Agent  . . . . .   45
     SECTION 7.5    Paying Agent to Hold Money in Trust . . . . . . . . . .   46
     SECTION 7.6    Replacement Securities  . . . . . . . . . . . . . . . .   47
     SECTION 7.7    Outstanding Preferred Securities  . . . . . . . . . . .   47
     SECTION 7.8    Preferred Securities in Treasury  . . . . . . . . . . .   48
     SECTION 7.9    Temporary Securities  . . . . . . . . . . . . . . . . .   48
     SECTION 7.10   Cancellation  . . . . . . . . . . . . . . . . . . . . .   49

                                  ARTICLE VIII
                              TERMINATION OF TRUST

     SECTION 8.1  Termination of Trust  . . . . . . . . . . . . . . . . . .   50

                                                                            Page
                                                                            ----


                                   ARTICLE IX
                              TRANSFER AND EXCHANGE

     SECTION 9.1    General . . . . . . . . . . . . . . . . . . . . . . . .   51
     SECTION 9.2    Transfer Procedures and Restrictions  . . . . . . . . .   52
     SECTION 9.3    Deemed Security Holders . . . . . . . . . . . . . . . .   63
     SECTION 9.4    Book Entry Interests  . . . . . . . . . . . . . . . . .   63
     SECTION 9.5    Notices to Clearing Agency  . . . . . . . . . . . . . .   64
     SECTION 9.6    Appointment of Successor Clearing Agency  . . . . . . .   64

                                    ARTICLE X
                           LIMITATION OF LIABILITY OF
                    HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

     SECTION 10.1   Liability . . . . . . . . . . . . . . . . . . . . . . .   64
     SECTION 10.2   Exculpation . . . . . . . . . . . . . . . . . . . . . .   65
     SECTION 10.3   Fiduciary Duty  . . . . . . . . . . . . . . . . . . . .   66
     SECTION 10.4   Indemnification . . . . . . . . . . . . . . . . . . . .   67
     SECTION 10.5   Outside Businesses  . . . . . . . . . . . . . . . . . .   71

                                   ARTICLE XI
                                   ACCOUNTING

     SECTION 11.1   Fiscal Year . . . . . . . . . . . . . . . . . . . . . .   72
     SECTION 11.2   Certain Accounting Matters  . . . . . . . . . . . . . .   72
     SECTION 11.3   Banking . . . . . . . . . . . . . . . . . . . . . . . .   73
     SECTION 11.4   Withholding . . . . . . . . . . . . . . . . . . . . . .   73

                                   ARTICLE XII
                             AMENDMENTS AND MEETINGS

     SECTION 12.1   Amendments  . . . . . . . . . . . . . . . . . . . . . .   74
     SECTION 12.2   Meetings of the Holders of Securities; Action by
                       Written Consent  . . . . . . . . . . . . . . . . . .   76

                                  ARTICLE XIII
                       REPRESENTATIONS OF PROPERTY TRUSTEE
                              AND DELAWARE TRUSTEE

     SECTION 13.1   Representations and Warranties of Property Trustee  . .   78
     SECTION 13.2   Representations and Warranties of Delaware Trustee  . .   79

                                                                            Page
                                                                            ----


                                   ARTICLE XIV
                               REGISTRATION RIGHTS

     SECTION 14.1   Registration Rights . . . . . . . . . . . . . . . . . .   80

                                   ARTICLE XV
                                  MISCELLANEOUS

     SECTION 15.1   Notices . . . . . . . . . . . . . . . . . . . . . . . .   82
     SECTION 15.2   Governing Law . . . . . . . . . . . . . . . . . . . . .   83
     SECTION 15.3   Intention of the Parties  . . . . . . . . . . . . . . .   83
     SECTION 15.4   Headings  . . . . . . . . . . . . . . . . . . . . . . .   83
     SECTION 15.5   Successors and Assigns  . . . . . . . . . . . . . . . .   83
     SECTION 15.6   Partial Enforceability  . . . . . . . . . . . . . . . .   84
     SECTION 15.7   Counterparts  . . . . . . . . . . . . . . . . . . . . .   84

            CROSS-REFERENCE TABLE*


     Section of
Trust Indenture Act                     Section of
of 1939, as amended                     Declaration
- -------------------


310(a)  . . . . . . . . . . . . . . . . .    5.3(a)
310(c)  . . . . . . . . . . . . . . . . .    Inapplicable
311(c)  . . . . . . . . . . . . . . . . .    Inapplicable
312(a)  . . . . . . . . . . . . . . . . .    2.2(a)
312(b)  . . . . . . . . . . . . . . . . .    2.2(b)
313 . . . . . . . . . . . . . . . . . . .    2.3
314(a)  . . . . . . . . . . . . . . . . .    2.4
314(b)  . . . . . . . . . . . . . . . . .    Inapplicable
314(c)  . . . . . . . . . . . . . . . . .    2.5
314(d)  . . . . . . . . . . . . . . . . .    Inapplicable
314(f)  . . . . . . . . . . . . . . . . .    Inapplicable
315(a)  . . . . . . . . . . . . . . . . .    3.9(b)
315(c)  . . . . . . . . . . . . . . . . .    3.9(a)
315(d)  . . . . . . . . . . . . . . . . .    3.9(a)
316(a)  . . . . . . . . . . . . . . . . .    Annex I
316(c)  . . . . . . . . . . . . . . . . .    3.6(e)
_______________

* This Cross-Reference Table does not constitute part of the Declaration and shall not affect the interpretation of any of its terms or provisions.

                              AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                             ANNTAYLOR FINANCE TRUST

                                 April 25, 1996



          AMENDED AND RESTATED DECLARATION OF TRUST ("Declaration") dated and effective as of April 25, 1996, by the undersigned trustees (together with all other Persons from time to time duly appointed and serving as trustees in accordance with the provisions of this Declaration, the "Trustees"), AnnTaylor Stores Corporation, a Delaware corporation, as trust sponsor (the "Sponsor"), and by the holders, from time to time, of undivided beneficial interests in the Trust issued pursuant to this Declaration;

          WHEREAS, the Trustees and the Sponsor established AnnTaylor Finance Trust (the "Trust"), a trust under the Business Trust Act (as defined herein) pursuant to a Declaration of Trust dated as of April 18, 1996, (the "Original Declaration") and a Certificate of Trust filed with the Secretary of State of the State of Delaware on April 18, 1996, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debentures (as defined herein) of the Debenture Issuer (as defined herein);

          WHEREAS, as of the date hereof, no interests in the Trust have been issued;

          WHEREAS, all of the Trustees and the Sponsor, by this Declaration, amend and restate each and every term and provision of the Original Declaration; and

          NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a business trust under the Business Trust Act and that this Declaration constitute the governing instrument of such business trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration.

                                    ARTICLE I
                         INTERPRETATION AND DEFINITIONS

SECTION 1.1   Definitions.
              -----------

          Unless the context otherwise requires:

          (a) Capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

          (b) a term defined anywhere in this Declaration has the same meaning throughout;

          (c) all references to "the Declaration" or "this Declaration" are to this Declaration as modified, supplemented or amended from time to time;

          (d) all references in this Declaration to Articles and Sections and Annexes and Exhibits are to Articles and Sections and Annexes and Exhibits to this Declaration unless otherwise specified;

          (e) a term defined in the Trust Indenture Act has the same meaning when used in this Declaration unless otherwise defined in this Declaration or unless the context otherwise requires; and

          (f) a reference to the singular includes the plural and vice versa.

          "Additional Interest" means if the Trust is required to pay any taxes,
           -------------------
duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, such amounts as shall be required so that the net amounts received and retained by the Trust after paying such taxes, duties, assessments and governmental charges will not be less than the amounts the Trust would have received had no such taxes, duties, assessments or governmental charges been imposed.

          "Affiliate" has the same meaning as given to that term in Rule 405 of
           ---------
the Securities Act or any successor rule thereunder.

          "Agent" means any Registrar, Paying Agent, Conversion Agent or co-
           -----
registrar.

          "Authorized Officer" of a Person means any Person that is authorized
           ------------------
to bind such Person.

          "Book Entry Interest" means a beneficial interest in a Global Cer-
           -------------------
tificate, ownership and transfers of which shall be maintained and made through book entries by a Depositary as described in Section 9.4.

          "Business Day" means any day other than a day on which banking
           ------------
institutions in the City of New York or in Wilmington, Delaware are authorized or required by law to close.

          "Business Trust Act" means Chapter 38 of Title 12 of the Delaware
           ------------------
Code, 12 Del. Code Sec.3801 et seq., as it may be amended from time to time, or
         ------------       -- ---
any successor legislation.

          "Certificate" means a certificate in global or definitive form
           -----------
representing a Common Security or a Preferred Security.

          "Clearing Agency" means an organization registered as a "Clearing
           ---------------
Agency" pursuant to Section 17A of the Exchange Act.

          "Closing Date" means April 25, 1996.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, or any successor legislation.

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Common Securities" has the meaning specified in Section 7.1(a).
           -----------------

          "Common Securities Guarantee" means the guarantee agreement dated as
           ---------------------------
of April 25, 1996, of the Sponsor in respect of the Common Securities.

          "Company Indemnified Person" means (a) any Regular Trustee; (b) any
           --------------------------
Affiliate of any Regular Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee;

or (d) any officer, employee or agent of the Trust or its Affiliates.

          "Compounded Interest" means interest compounded quarterly at the rate
           -------------------
specified for the Debentures to the extent permitted by applicable law upon interest accrued and unpaid (including Additional Interest and Liquidated Damages) at the end of each Extension Period.

          "Covered Person" means (a) any officer, director, shareholder,
           --------------
partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates; and (b) any Holder of Securities.

          "Debenture Issuer" means the Sponsor in its capacity as issuer of the
           ----------------
Debentures.

          "Debenture Trustee" means The Bank of New York, a New York banking
           -----------------
corporation, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

          "Debentures" means the series of Debentures to be issued by the
           ----------
Debenture Issuer under the Indenture to be held by the Property Trustee, a specimen certificate for such series of Debentures being Exhibit B.

          "Definitive Preferred Securities" means the Regulation S Definitive
           -------------------------------
Preferred Security, the Restricted Definitive Preferred Security and any other Preferred Securities in definitive form issued by the Trust.

          "Delaware Trustee" has the meaning set forth in Section 5.2.
           ----------------

          "Depositary" means The Depository Trust Company, the initial Clearing
           ----------
Agency.

          "Distribution" means a distribution payable to Holders of Securities
           ------------
in accordance with Section 6.1.

          "Effectiveness Period" has the meaning specified in Section 14.1.
           --------------------

          "Event of Default" in respect of the Securities means an Event of
           ----------------
Default (as defined in the Indenture) has occurred and is continuing in respect of the Debentures.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
from time to time, or any successor legislation.

          "Exchanged Preferred Securities" means any Preferred Security issued
           ------------------------------
in connection with a sale pursuant to an effective Shelf Registration Statement and not bearing any Restricted Securities Legend.

          "Fiduciary Indemnified Person" has the meaning set forth in Section
           ----------------------------
10.4(b).

          "Holder" means a Person in whose name a Certificate representing a
           ------
Security is registered, such Person being a beneficial owner within the meaning of the Business Trust Act.

          "Indemnified Person" means a Company Indemnified Person or a Fiduciary
           ------------------
Indemnified Person.

          "Indenture" means the Indenture dated as of April 15, 1996, between
           ---------
the Debenture Issuer and the Debenture Trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued.

          "Initial Purchasers" has the meaning set forth in the Purchase
           ------------------
Agreement.

          "Investment Company" means an investment company as defined in the
           ------------------
Investment Company Act.

          "Investment Company Act"  means the Investment Company Act of 1940, as
           ----------------------
amended from time to time, or any successor legislation.

          "Investment Company Event" has the meaning set forth in the terms of
           ------------------------
the Securities as set forth in Annex I hereto.

          "Legal Action" has the meaning set forth in Section 3.6(g).
           ------------

          "Liquidated Damages" means the additional interest which shall accrue
           ------------------
on the Debentures and, accordingly on the Preferred Securities, if, (i) on or prior to 60 days following the date of original issuance of the Preferred Securities, a Shelf Registration Statement has not been filed with the Commission, or (ii) on or prior to the 180th day following the issuance of Registrable Securities (as defined in Section 14.1 herein), such Registration Statement is not declared effective.

          "Majority in liquidation amount of the Securities" means, except as
           ------------------------------------------------
provided in the terms of the Preferred Securities or by the Trust Indenture Act, Holder(s) of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Preferred Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

          "Ministerial Action" has the meaning set forth in the terms of the
           ------------------
Securities as set forth in Annex I hereto.

          "Offering Memorandum" means the confidential offering memorandum,
           -------------------
dated as of April 18, 1996, relating to the issuance by the Trust of Preferred Securities.

          "Officers' Certificate" means, with respect to any Person, a cer-
           ---------------------
tificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include:

              (a) a statement that each officer signing the Certificate has read the covenant or condition and the definitions relating thereto;

              (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Certificate;

              (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

          "Participants" has the meaning set forth in Section 7.3(b).
           ------------

          "Paying Agent" has the meaning specified in Section 3.8(h).
           ------------

          "Person" means a legal person, including any individual, corporation,
           ------
estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Preferred Securities" has the meaning specified in Section 7.1(a).
           --------------------

          "Preferred Securities Guarantee" means the guarantee agreement dated
           ------------------------------
as of April 25, 1996, of the Sponsor in respect of the Preferred Securities.

          "Preferred Security Beneficial Owner" means, with respect to a Book
           -----------------------------------
Entry Interest, a Person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Depositary, or on the books of a Person maintaining an account with such Depositary (directly as a Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

          "Property Trustee" means the Trustee meeting the eligibility re-
           ----------------
quirements set forth in Section 5.3.

          "Property Trustee Account" has the meaning set forth in Section
           ------------------------
3.8(c).

          "Purchase Agreement" shall have the meaning set forth in Section
           ------------------
7.3(a).

          "Quorum" means a majority of the Regular Trustees or, if there are
           ------
only two Regular Trustees, both of them.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement, dated April 25, 1996, among the Sponsor, the Trust, and the Initial Purchasers named in the Purchase Agreement.

          "Regular Trustee" means any Trustee other than the Property Trustee
           ---------------
and the Delaware Trustee.

          "Regulation S Definitive Preferred Security" has the meaning set forth
           ------------------------------------------
in Section 7.3(c).

          "Related Party" means, with respect to the Sponsor, any direct or
           -------------
indirect wholly owned subsidiary of the Sponsor or any other Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Sponsor.

          "Responsible Officer" means, with respect to the Property Trustee, any
           -------------------
vice-president, any assistant vice-president, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer in the Corporate Trust Department of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

          "Restricted Definitive Preferred Security" has the meaning set forth
           ----------------------------------------
in Section 7.3(c).

          "Restricted Period" means the one-year period following the last issue
           -----------------
date for the Preferred Securities (including Preferred Securities issued to cover overallotments and Common Securities issued in connection with related capital contributions). The Sponsor shall inform the Trustee as to the termination of the restricted period and the Trustee may rely conclusively thereon.

          "Restricted Preferred Securities" shall include the Regulation S
           -------------------------------
Definitive Preferred Securities, the Restricted Definitive Preferred Securities and the Rule 144A Global Preferred Securities (as defined in Article IX herein).

          "Rule 3a-5" means Rule 3a-5 under the Investment Company Act.
           ---------

          "Securities" means the Common Securities and the Preferred Securities.
           ----------

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time or any successor legislation.

          "Securities Custodian" means the custodian with respect to the Rule
           --------------------
144A Global Preferred Security and any other Preferred Security in global form.

          "Shelf Registration Statement" has the meaning specified in Section
           ----------------------------
14.1.

          "66-2/3% in liquidation amount of the Securities" means, except as
           -----------------------------------------------
provided in the terms of the Preferred Securities and by the Trust Indenture Act, Holders of outstanding Securities voting together as a single class or, as the context may require, Holders of Preferred Securities or Holder(s) of outstanding Common Securities voting separately as a class, representing at least 66 2/3% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions, to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

          "Special Event" has the meaning set forth in Annex I hereto.
           -------------

          "Sponsor" means AnnTaylor Stores Corporation, a Delaware corporation,
           -------
or any successor entity in a merger, consolidation or amalgamation, in its capacity as sponsor of the Trust.

          "Super Majority" has the meaning set forth in Section 2.6(a)(ii).
           --------------

          "Tax Event" has the meaning set forth in Annex I hereto.
           ---------

          "10% in liquidation amount of the Securities" means, except as pro-
           -------------------------------------------
vided in the terms of the Preferred Securities or by the Trust Indenture Act, Holders of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Preferred Securities or Holders of outstanding Common Securities, voting separately as a class, who are the record owners of 10% or more of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting per-centages are determined) of all outstanding Securities of the relevant class.

          "Treasury Regulations" means the income tax regulations, including
           --------------------
temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Trustee" or "Trustees" means each Person who has signed this
           -------      --------
Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as
           -------------------
amended from time to time, or any successor legislation.

          "Unrestricted Definitive Preferred Security" has the meaning set forth
           ------------------------------------------
in Section 9.2(c).


                                   ARTICLE II
                               TRUST INDENTURE ACT

SECTION 2.1  Trust Indenture Act; Application.
             --------------------------------

          (a) This Declaration is subject to the provisions of the Trust Indenture Act that are required to be part of this Declaration, which are incorporated by reference in and made part of this Declaration and shall, to the extent applicable, be governed by such provisions.

          (b) The Property Trustee shall be the only Trustee which is a Trustee for the purposes of the Trust Indenture Act.

































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          (c)  If and to the extent that any provision of this Declaration limits, qualifies or conflicts with the duties imposed by Secs. 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

          (d) The application of the Trust Indenture Act to this Declaration shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

SECTION 2.2  Lists of Holders of Securities.
             ------------------------------

          (a) Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide the Property Trustee (i) within 14 days after each record date for payment of Distributions, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders of the Securities ("List of Holders") as of such record date, provided that neither the
                                                       --------
Sponsor nor the Regular Trustees on behalf of the Trust shall be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Property Trustee by the Sponsor and the Regular Trustees on behalf of the Trust, and (ii) at any other time, within 30 days of receipt by the Trust of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Property Trustee. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity) provided that the Property Trustee may destroy any List of
               --------
Holders previously given to it on receipt of a new List of Holders.

          (b) The Property Trustee shall comply with its obligations under Sec. Sec. 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3  Reports by the Property Trustee.
             -------------------------------

          Within 60 days after May 15 of each year, the Property Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Sec. 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Sec. 313 of the Trust Indenture Act. The



































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Property Trustee shall also comply with the requirements of Sec. 313(d) of the
Trust Indenture Act.

SECTION 2.4  Periodic Reports to Property Trustee.
             ------------------------------------

          Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Sec. 314 of the Trust Indenture Act (if any) and the compliance cer-tificate required by Sec. 314 of the Trust Indenture Act in the form, in the manner and at the times required by Sec. 314 of the Trust Indenture Act.

SECTION 2.5   Evidence of Compliance with Conditions
              --------------------------------------
              Precedent.
              ---------

          Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Declaration that relate to any of the matters set forth in Sec. 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Sec. 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6  Events of Default; Waiver.
             -------------------------

          (a) The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default in respect of the Preferred Securities and its consequences, provided that, if the underlying Event of
                                 --------
Default under the Indenture:

              (i) is not waivable under the Indenture, the Event of Default under the Declaration shall also not be waivable; or

              (ii) requires the consent or vote of greater than a majority in principal amount of the holders of the Debentures (a "Super Majority") to be waived under the Indenture, the Event of Default under the Declaration may only be waived by the vote of the Holders of at least the proportion in liquidation amount of the Preferred Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding.
































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          The foregoing provisions of this Section 2.6(a) shall be in lieu of
Sec. 316(a)(1)(B) of the Trust Indenture Act and such Sec. 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such default shall cease to exist, and any Event of Default with respect to the Preferred Securities arising therefrom shall be deemed to have been cured, for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or an Event of Default with respect to the Preferred Securities or impair any right consequent thereon. Any waiver by the Holders of the Preferred Securities of an Event of Default with respect to the Preferred Securities shall also be deemed to constitute a waiver by the Holders of the Common Securities of any such Event of Default with respect to the Common Securities for all purposes of this Declaration without any further act, vote, or consent of the Holders of the Common Securities.

          (b) The Holders of a Majority in liquidation amount of the Common Securities may, by vote, on behalf of the Holders of all of the Common Securities, waive any past Event of Default with respect to the Common Securities and its consequences, provided that, if the underlying Event of
                                 --------
Default under the Indenture:

              (i) is not waivable under the Indenture, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Declaration as provided below in this Section 2.6(b), the Event of Default under the Declaration shall also not be waivable; or

              (ii) requires the consent or vote of a Super Majority to be waived, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Declaration as provided below in this Section 2.6(b), the Event of Default under the Declaration may only be waived by the vote of the Holders of at least the proportion in liqui-dation amount of the Common Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding;

provided further, that each Holder of Common Securities will be deemed to have
- -------- -------
waived any such Event of Default and all



































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Events of Default with respect to the Common Securities and its consequences until all Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated, and until such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Preferred Securities and only the Holders of the Preferred Securities will have the right to direct the Property Trustee in accordance with the terms of the Securities. The foregoing provisions of this Section 2.6(b) shall be in lieu of Sec.Sec. 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such Sec.Sec. 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.6(b), upon such waiver, any such default shall cease to exist and any Event of Default with respect to the Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or Event of Default with respect to the Common Securities or impair any right consequent thereon.

          (c) A waiver of an Event of Default under the Indenture by the Property Trustee at the direction of the Holders of the Preferred Securities, constitutes a waiver of the corresponding Event of Default under this Declaration. The foregoing provisions of this Section 2.6(c) shall be in lieu of Sec. 316(a)(1)(B) of the Trust Indenture Act and such Sec. 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act.

SECTION 2.7  Event of Default; Notice.
             ------------------------

          (a) The Property Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Securities, notices of all defaults with respect to the Securities actually known to a Responsible Officer of the Property Trustee, unless such defaults have been cured before the giving of such notice (the term "defaults" for the purposes of this Section 2.7(a) being hereby defined to be an Event of Default as defined in the Indenture, not including any periods of grace provided for therein and irrespective of the giving of any notice provided therein); provided that, except for a default in the payment of prin-
          --------


































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cipal of (or premium, if any) or interest on any of the Debentures or in the payment of any sinking fund installment established for the Debentures, the Property Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

          (b) The Property Trustee shall not be deemed to have knowledge of any default except:

              (i)   a default under Sections 501(1) and 501(2) of the Indenture;
     or

              (ii) any default as to which the Property Trustee shall have received written notice or of which a Responsible Officer of the Property Trustee charged with the administration of the Declaration shall have actual knowledge.


                                   ARTICLE III
                                  ORGANIZATION

SECTION 3.1  Name.
             ----

          The Trust is named "AnnTaylor Finance Trust," as such name may be modified from time to time by the Regular Trustees following written notice to the Holders of Securities. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Regular Trustees.

SECTION 3.2  Office.
             ------

          The address of the principal office of the Trust is c/o AnnTaylor Stores Corporation, 142 West 57th Street, New York, New York 10019, Attention:
Walter J. Parks. On 10 Business Days written notice to the Holders of Securities, the Regular Trustees may designate another principal office.

SECTION 3.3  Purpose.
             -------

          The exclusive purposes and functions of the Trust are (a) to issue and sell Securities and use the proceeds






























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from such sale to acquire the Debentures, and (b) except as otherwise limited herein, to engage in only those other activities necessary or incidental there-to. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.

SECTION 3.4  Authority.
             ---------

          (a) Subject to the limitations provided in this Declaration and to the specific duties of the Property Trustee, the Regular Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Regular Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

          (b) Except as expressly set forth in this Declaration and except if a meeting of the Regular Trustees is called with respect to any matter over which the Regular Trustees have power to act, any power of the Regular Trustees may be exercised by, or with the consent of, any one such Regular Trustee.

          (c) Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Business Trust Act or applicable law, any Regular Trustee is authorized to execute on behalf of the Trust any documents which the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.6, provided, that the registration statement referred to
                         --------
in Section 3.6, including any amendments thereto, shall be signed by a majority of the Regular Trustees; and

          (d) a Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents which the Regular Trustees


































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have power and authority to cause the Trust to execute pursuant to Section 3.6.

SECTION 3.5  Title to Property of the Trust.
             ------------------------------

          Except as provided in Section 3.8 with respect to the Debentures and the Property Trustee Account or as otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.

SECTION 3.6  Powers and Duties of the Regular Trustees.
             -----------------------------------------

          The Regular Trustees shall have the exclusive power, duty and authority to cause the Trust to engage in the following activities:

          (a) to issue and sell the Preferred Securities and the Common Securities in accordance with this Declaration; provided, however, that the
                                                --------  -------
Trust may issue no more than one series of Preferred Securities and no more than one series of Common Securities, and, provided, further, that there shall be no
                                      --------  -------
interests in the Trust other than the Securities, and the issuance of Securities shall be limited to simultaneous issuance of both Preferred Securities and Com-mon Securities on the Closing Date and any other date Preferred Securities and Common Securities are sold pursuant to the over-allotment option granted in the Purchase Agreement;

          (b) in connection with the issue and sale of the Preferred Securities, at the direction of the Sponsor, to:

              (i) prepare and execute, if necessary, an offering memorandum (the "Offering Memorandum") in preliminary and final form prepared by the Sponsor, in relation to the offering and sale of Preferred Securities to qualified institutional buyers in reliance on Rule 144A under the Securities Act, to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and outside the United States to non-U.S. persons in offshore transactions in reliance on Regula-tion S under the Securities Act and to execute and file with the Commission, at such time as determined by the Sponsor,


































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     a registration statement filed on Form S-3 prepared by the Sponsor, in-
     cluding any amendments thereto in relation to the Preferred Securities;

              (ii) execute and file any documents prepared by the Sponsor, or take any acts as determined by the Sponsor to be necessary in order to qualify or register all or part of the Preferred Securities in any State or foreign jurisdiction in which the Sponsor has determined to qualify or reg-ister such Preferred Securities for sale;

              (iii) execute and file an application, prepared by the Sponsor, to the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") Market and, at such time as determined by the Sponsor, to the New York Stock Exchange or any other national stock exchange or the Nasdaq Stock Market's National Market for listing or quotation of the Preferred Securities;

              (iv) to execute and deliver letters, documents, or instruments with The Depository Trust Company relating to the Preferred Securities;

              (v) execute and file with the Commission, at such time as determined by the Sponsor, a registration statement on Form 8-A, including any amendments thereto, prepared by the Sponsor relating to the registra-tion of the Preferred Securities under Section 12(b) of the Exchange Act; and

              (vi) execute and enter into the Purchase Agreement, Registration Rights Agreement and other related agreements providing for the sale of the Preferred Securities;

          (c) to acquire the Debentures with the proceeds of the sale of the Preferred Securities and the Common Securities; provided, however, that the
                                                --------  -------
Regular Trustees shall cause legal title to the Debentures to be held of record in the name of the Property Trustee for the benefit of the Holders of the Preferred Securities and the Holders of Common Securities;

          (d) to give the Sponsor and the Property Trustee prompt written notice of the occurrence of a Special Event;


































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provided that the Regular Trustees shall consult with the Sponsor and the
- --------
Property Trustee before taking or refraining from taking any Ministerial Action in relation to a Special Event;

          (e) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of Sec.316(c) of the Trust Indenture Act, Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Preferred Securities and Holders of Common Securities as to such actions and applicable record dates;

          (f) to take all actions and perform such duties as may be required of the Regular Trustees pursuant to the terms of the Securities;

          (g) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("Legal Action"), unless pursuant to Section 3.8(e), the Property Trustee has the exclusive power to bring such Legal Action;

          (h) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

          (i) to cause the Trust to comply with the Trust's obligations under the Trust Indenture Act;

          (j) to give the certificate required by Sec. 314(a)(4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Regular Trustee;

          (k) to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

          (l) to act as, or appoint another Person to act as, registrar and transfer agent for the Securities;

          (m) to give prompt written notice to the Holders of the Securities of any notice received from the Debenture Issuer of its election to defer payments of interest on the
































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Debentures by extending the interest payment period under the Indenture;

          (n) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing;

          (o) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Preferred Securities or to enable the Trust to effect the purposes for which the Trust was created;

          (p) to take any action, not inconsistent with this Declaration or with applicable law, that the Regular Trustees determine in their discretion to be necessary or desirable in carrying out the activities of the Trust as set out in this Section 3.6, including, but not limited to:

              (i) causing the Trust not to be deemed to be an Investment Company required to be registered under the Investment Company Act;

              (ii) causing the Trust to be classified for United States federal income tax purposes as a grantor trust; and

              (iii) cooperating with the Debenture Issuer to ensure that the Debentures will be treated as indebtedness of the Debenture Issuer for United States federal income tax purposes;

provided that such action does not adversely affect the interests of Holders;
- --------
and

          (q) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Regular Trustees, on behalf of the Trust.



































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          The Regular Trustees must exercise the powers set forth in this
Section 3.6 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Regular Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.3.

          Subject to this Section 3.6, the Regular Trustees shall have none of the powers or the authority of the Property Trustee set forth in Section 3.8.

          Any expenses incurred by the Regular Trustees pursuant to this Section
3.6 shall be reimbursed by the Debenture Issuer.

SECTION 3.7    Prohibition of Actions by the Trust and the Trustees.
               ----------------------------------------------------

          (a) The Trust shall not, and the Trustees (including the Property Trustee) shall not, engage in any activity other than as required or authorized by this Declaration. In particular, the Trust shall not and the Trustees (including the Property Trustee) shall cause the Trust not to:

               (i) invest any proceeds received by the Trust from holding the Debentures, but shall distribute all such proceeds to Holders of Securities pursuant to the terms of this Declaration and of the Securities;

               (ii)  acquire any assets other than as expressly provided herein;

               (iii) possess Trust property for other than a Trust purpose;

               (iv) make any loans or incur any indebtedness other than loans represented by the Debentures;

               (v) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Securities in any way whatsoever;

               (vi) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Securities; or



































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               (vii) other than as provided in this Declaration or Annex I hereto, (A) direct the time, method and place of exercising any trust or power conferred upon the Debenture Trustee with respect to the Debentures,
     (B) waive any past default that is waivable under the Indenture, (C) exercise any right to rescind or annul any declaration that the principal of all the Debentures shall be due and payable, or (D) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required unless the Trust shall have received an opinion of counsel to the effect that such modification will not cause more than an insubstantial risk that (x) the Trust will be deemed an Investment Company required to be registered under the Investment Company Act, or (y) for United States federal income tax purposes the Trust will not be classified as a grantor trust.

SECTION 3.8  Powers and Duties of the Property Trustee.
             -----------------------------------------

          (a) The legal title to the Debentures shall be owned by and held of record in the name of the Property Trustee in trust for the benefit of the Holders of the Securities. The right, title and interest of the Property Trustee to the Debentures shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with Section 5.6. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Debentures have been executed and delivered.

          (b) The Property Trustee shall not transfer its right, title and interest in the Debentures to the Regular Trustees or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).

          (c)  The Property Trustee shall:

               (i) establish and maintain a segregated non-interest bearing trust account (the "Property Trustee Account") in the name of and under the exclusive control of the Property Trustee on behalf of the Holders of the Securities and, upon the receipt of payments of funds made in respect of the Debentures held by the Property Trustee, deposit such funds into the Property Trustee Account and make payments to the



































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     Holders of the Preferred Securities and Holders of the Common Securities
     from the Property Trustee Account in accordance with Section 6.1. Funds in the Property Trustee Account shall be held uninvested until disbursed in accordance with this Declaration. The Property Trustee Account shall be an account that is maintained with a banking institution the rating on whose long-term unsecured indebtedness is at least equal to the rating assigned to the Preferred Securities by a "nationally recognized statistical rating organization", as that term is defined for purposes of Rule 436(g)(2) under the Securities Act;

               (ii) engage in such ministerial activities as so directed and as shall be necessary or appropriate to effect the redemption of the Preferred Securities and the Common Securities to the extent the Debentures are re-deemed or mature; and

               (iii) upon written notice of distribution issued by the Regular Trustees in accordance with the terms of the Securities, engage in such ministerial activities as so directed as shall be necessary or appropriate to effect the distribution of the Debentures to Holders of Securities upon the occurrence of certain special events (as may be defined in the terms of the Securities) arising from a change in law or a change in legal interpretation or other specified circumstances pursuant to the terms of the Securities.

          (d) The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of the Securities.

          (e) The Property Trustee shall take any Legal Action which arises out of or in connection with an Event of Default of which a Responsible Officer of the Property Trustee has actual knowledge or the Property Trustee's duties and obligations under this Declaration or the Trust Indenture Act.

          (f)  The Property Trustee shall not resign as a Trustee unless either:

               (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the


































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Holders of Securities pursuant to the terms of the Securities; or

               (ii) a Successor Property Trustee has been appointed and has accepted that appointment in accordance with Section 5.6.

          (g) The Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of Debentures under the Indenture and, if an Event of Default actually known to a Responsible Officer of the Property Trustee occurs and is continuing, the Property Trustee shall, for the benefit of Holders of the Securities, enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to the terms of such Securities.

          (h) The Property Trustee will act as Paying Agent and Registrar in both London and New York (each, a "Paying Agent") to pay Distributions, redemption payments or liquidation payments on behalf of the Trust with respect to all securities and any such Paying Agent shall comply with Sec. 317(b) of the Trust Indenture Act. Any Paying Agent may be removed by the Property Trustee at any time and a successor Paying Agent or additional Paying Agents may be appointed at any time by the Property Trustee.

          (i) Subject to this Section 3.8, the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Regular Trustees set forth in Section 3.6.

          The Property Trustee must exercise the powers set forth in this
Section 3.8 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Property Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.3.

SECTION 3.9    Certain Duties and Responsibilities of the Property Trustee.
               -----------------------------------------------------------

          (a) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants shall be read into


































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






this Declaration against the Property Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) of which a Responsible Officer of the Property Trustee has actual knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) No provision of this Declaration shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                    (A) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Declaration and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration, and no implied covenants or obligations shall be read into this Declaration against the Property Trustee; and

                    (B) in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Declaration; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Declaration;

               (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by a



































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






     Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

               (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liqui-dation amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Declaration;

               (iv) no provision of this Declaration shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Declaration or indemnity reasonably satisfactory to the Property Trustee against such risk or liability is not reasonably assured to it;

               (v) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Property Trustee Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Declaration and the Trust Indenture Act;

               (vi) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Debentures or the payment of any taxes or assessments levied thereon or in connection therewith;

               (vii) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Sponsor. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Trustee Account maintained by the Property Trustee pursuant to Section 3.8(c)(i) and except to the extent otherwise required by law; and

               (viii) the Property Trustee shall not be responsible for monitoring the compliance by the Regular Trustees or the Sponsor with their respective duties under this Declaration, nor shall the Property Trustee be liable for any default or misconduct of the Regular Trustees or the Sponsor.

SECTION 3.10  Certain Rights of Property Trustee.
              ----------------------------------

          (a)  Subject to the provisions of Section 3.9:

               (i) the Property Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, con-sent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

               (ii) any direction or act of the Sponsor or the Regular Trustees contemplated by this Declaration shall be sufficiently evidenced by an Officers' Certificate;

               (iii) whenever in the administration of this Declaration, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Sponsor or the Regular Trustees;

               (iv) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof;

               (v) the Property Trustee may consult with counsel of its choice or other experts and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion, such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees. The Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

               (vi) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any Holder, unless such Holder shall have provided to the Property Trustee adequate security and indemnity, reasonably satisfactory to the Property Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Property Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee provided that, nothing contained in this Section 3.10(a)(vi) shall
             --------
     be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Declaration;

               (vii) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, security, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

               (viii) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (ix) any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders of the Securities, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Property Trustee's or its agent's taking such action;

               (x) whenever in the administration of this Declaration the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Securities which instructions may only be given by the Holders of the same proportion in liquidation amount of the Securities as would be entitled to direct the Property Trustee under the terms of the Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions; and

               (xi) except as otherwise expressly provided by this Declaration, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration.

               (xii) the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Declaration.

          (b) No provision of this Declaration shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

SECTION 3.11  Delaware Trustee.
              ----------------

          Notwithstanding any other provision of this Declaration other than
Section 5.2, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Regular Trustees or the Property Trustee described in this Declaration. Except as set forth in Section 5.2, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Sec. 3807 of the Business Trust Act.

SECTION 3.12   Not Responsible for Recitals or Issuance of Securities.
               ------------------------------------------------------

          The recitals contained in this Declaration and the Securities shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration or the Securities.

SECTION 3.13  Duration of Trust.
              -----------------

          The Trust, unless terminated pursuant to the provisions of Article VIII hereof, shall exist until April 15, 2021.

SECTION 3.14  Mergers.
              -------

          (a) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other entity or body, except as described in Section 3.14(b) and (c).

          (b) The Trust may, with the consent of the Regular Trustees or, if there are more than two, a majority of the Regular Trustees and without the consent of the Holders of the Securities, the Delaware Trustee or the Property Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided that:
                                                  --------

               (i) if the Trust is not the survivor, such successor entity (the "Successor Entity") either:

                    (A) expressly assumes all of the obligations of the Trust under the Securities; or

                    (B) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities with respect to Distributions, assets and payments upon liquidation, redemption and otherwise;

               (ii) the Debenture Issuer expressly acknowledges a trustee of the Successor Entity that possesses the same powers and duties as the Property Trustee as the Holder of the Debentures;

               (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted;

               (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

               (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect;

               (vi) such Successor Entity has a purpose substantially identical to that of the Trust;

               (vii) the Sponsor guarantees the obligations of such Successor Entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee; and

               (viii) prior to such merger, consolidation, amalgamation or replacement, the Sponsor has received an opinion of a nationally recognized independent counsel to the Trust reasonably acceptable to the Property Trustee experienced in such matters to the effect that:

                    (A) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the Holders' interest in the new entity);

                    (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor the Successor Entity will be required to register as an Investment Company; and

                    (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the Successor Entity) will be treated as a grantor trust for United States federal income tax purposes.

          (c) Notwithstanding Section 3.14(b), the Trust shall not, except with the consent of Holders of 100% in liquidation amount of the Common Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

                                   ARTICLE IV
                                     SPONSOR

SECTION 4.1  Sponsor's Purchase of Common Securities.
             ---------------------------------------

          On the Closing Date and on any other date Preferred Securities and Common Securities are sold pursuant to the over-allotment option granted in the Purchase Agreement, the Sponsor will purchase all of the Common Securities issued by the Trust, in an amount at least equal to 3% of the capital of the Trust, at the same time as the Preferred Securities are sold.

SECTION 4.2  Responsibilities of the Sponsor.
             -------------------------------

          In connection with the issue and sale of the Preferred Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities:

          (a) to prepare the Offering Memorandum and to prepare for filing by the Trust with the Commission the Shelf Registration Statement, including any amendments thereto;

          (b) to determine the States and foreign jurisdictions in which to take appropriate action to qualify or register for sale all or part of the Pre-ferred Securities and to do any and all such acts, other than actions that must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States and foreign jurisdictions;

          (c) to prepare for filing by the Trust an application to PORTAL and to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing or quotation of the Preferred Securities;

          (d) to prepare for filing by the Trust with the Commission a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) of the Exchange Act, including any amendments thereto; and

          (e) to negotiate the terms of the Purchase Agreement, Registration Rights Agreement and other related agreements providing for the sale of the Pre-ferred Securities.


                                    ARTICLE V
                                    TRUSTEES

SECTION 5.1  Number of Trustees.
             ------------------

          The number of Trustees shall be five (5), and:

          (a) at any time before the issuance of any Securities, the Sponsor may, by written instrument, increase or decrease the number of Trustees; and

          (b) after the issuance of any Securities, the number of Trustees may be increased or decreased by vote of the Holders of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities;

provided, however, that the number of Trustees shall in no event be less than
- --------  -------
two (2); provided further that (1) one Trustee, the Delaware Trustee, in the
         -------- -------
case of a natural person, shall be a person who is a resident of the State of Delaware or that, if not a natural person, is an entity which has its principal place of business in the State of Delaware; (2) there shall be at least one Regular Trustee who is an employee or officer of, or is affiliated with the Parent; and (3) one Trustee shall be the Property Trustee for so long as this Declaration is required to qualify as an indenture under the Trust Indenture Act, and such Trustee may also serve as Delaware Trustee if it meets the applicable requirements.

SECTION 5.2  Delaware Trustee.
             ----------------

          If required by the Business Trust Act, one Trustee (the "Delaware Trustee") shall be:

          (a)  a natural person who is resident of the State of Delaware; or

          (b) if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, provided that, if the Property Trustee has its principal place of business in
- --------
the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee shall also be the Delaware Trustee and Section 3.11 shall have no application.

SECTION 5.3  Property Trustee; Eligibility.
             -----------------------------

          (a) There shall at all times be one Trustee which shall act as Property Trustee which shall:

               (i)  not be an Affiliate of the Sponsor;

               (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation pub-lishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 5.3(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published; and

               (iii) if the Trust is excluded from the definition of an Investment Company solely by means of Rule 3a-5 and to the extent Rule 3a-5 requires a trustee having certain qualifications to hold title to the "eligible assets" of the trust, the Property Trustee shall possess those qualifications.

          (b) If at any time the Property Trustee shall cease to be eligible to so act under Section 5.3(a), the Property Trustee shall immediately resign in the manner and with the effect set forth in Section 5.6(c).

          (c) If the Property Trustee has or shall acquire any "conflicting interest" within the meaning of Sec. 310(b) of the Trust Indenture Act, the Property Trustee and the Holder of the Common Securities (as if it were the obligor referred to in Sec. 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of Sec. 310(b) of the Trust Indenture Act.

          (d) The Preferred Securities Guarantee shall be deemed to be specifically described in this Declaration for purposes of clause (i) of the first provision contained in Section 310(b) of the Trust Indenture Act.

          (e) The initial Property Trustee shall be set forth in Section 5.5 hereof.

SECTION 5.4   Qualifications of Regular Trustees and Delaware Trustee Generally.
              -----------------------------------------------------------------

          Each Regular Trustee and the Delaware Trustee (unless the Property Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

SECTION 5.5  Initial Trustees.
             ----------------

     (a)  The initial Regular Trustees shall be:

          J. Patrick Spainhour
          c/o AnnTaylor Stores Corporation
          142 West 57th Street
          New York, New York 10019

          Paul E. Francis
          c/o AnnTaylor Stores Corporation
          142 West 57th Street
          New York, New York 10019

          Walter J. Parks
          c/o AnnTaylor Stores Corporation
          142 West 57th Street
          New York, New York 10019

     The initial Delaware Trustee shall be:

          The Bank of New York (Delaware)
          White Clay Center
          Route 273
          Newark, Delaware 19711


     The initial Property Trustee shall be:

          The Bank of New York
          101 Barclay Street, 21 West
          Corporate Trust Trustee Administration
          New York, New York  10286


SECTION 5.6   Appointment, Removal and Resignation of Trustees.
              -------------------------------------------------

          (a) Subject to Section 5.6(b), Trustees may be appointed or removed without cause at any time:

               (i) until the issuance of any Securities, by written instrument executed by the Sponsor; and

               (ii) after the issuance of any Securities.

          (b) The Trustee that acts as Property Trustee shall not be removed in accordance with Section 5.6(a) until a Successor Property Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Regular Trustees and the Sponsor; and

          (c) The Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 5.6(a) until a successor Trustee possessing the qualifications to act as Delaware Trustee under Sections 5.2 and 5.4 (a "Succes-sor Delaware Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Regular Trustees and the Sponsor.

          (d) A Trustee appointed to office shall hold office until his successor shall have been appointed or until his death, removal or resignation. Any Trustee may resign from office (without need for prior or subsequent ac-counting) by an instrument in writing signed by the Trustee and delivered to the Sponsor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:
                                              --------  -------
               (i) No such resignation of the Trustee that acts as the Property Trustee shall be effective:

                    (A) until a Successor Property Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Property Trustee and delivered to the Trust, the Spon-sor and the resigning Property Trustee; or

                    (B) until the assets of the Trust have been completely liquidated and the proceeds thereof distributed to the holders of the Securities; and

               (ii) no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been ap-pointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee.

          (e) The Holders of the Common Securities shall use their best efforts to promptly appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be, if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 5.6.

          (f) If no Successor Property Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section
5.6 within 60 days after delivery pursuant to this Section 5.6 of an instrument of resignation or removal, the Property Trustee or Delaware Trustee resigning or being removed, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper and prescribe, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

          (g) No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee or Successor Delaware Trustee, as the case may be.

SECTION 5.7  Vacancies among Trustees.
             ------------------------

          If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 5.1, or if the number of Trustees is increased pursuant to Section 5.1, a vacancy shall occur. A resolution certi-fying the existence of such vacancy by the Regular Trustees or, if there are more than two, a majority of the Regular Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 5.6.

SECTION 5.8  Effect of Vacancies.
             -------------------

          The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Regular Trustees shall occur, until such vacancy is filled by the appointment of a Regular Trustee in accordance with Section 5.6, the Regular Trustees in office, regardless of their number, shall have all the powers granted to the Regular Trustees and shall discharge all the duties imposed upon the Regular Trustees by this Declaration.

SECTION 5.9  Meetings.
             --------

          If there is more than one Regular Trustee, meetings of the Regular Trustees shall be held from time to time upon the call of any Regular Trustee. Regular meetings of the Regular Trustees may be held at a time and place fixed by resolution of the Regular Trustees. Notice of any in-person meetings of the Regular Trustees shall be hand delivered or otherwise delivered in writing (in-cluding by facsimile, with a hard copy by overnight courier) not less than 48 hours before such meeting. Notice of any telephonic meetings of the Regular Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Regular Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Regular Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Declaration, any action of the Regular Trustees may be taken at a meeting by vote of a majority of the Regular Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a Quorum is present, or without a meeting by the unanimous written consent of the Regular Trustees. In the event there is only one Regular Trustee, any and all action of such Regular Trustee shall be evidenced by a written consent of such Regular Trustee.

SECTION 5.10  Delegation of Power.
              -------------------

          (a) Any Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 3.6, including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

          (b) the Regular Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Regular Trustees or otherwise as the Regular Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

SECTION 5.11   Merger, Conversion, Consolidation
               ---------------------------------
               or Succession to Business.
               -------------------------

          Any corporation into which the Property Trustee or the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee, as the case may be, shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Property Trustee or the Delaware Trustee, as the case may be, hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.


                                   ARTICLE VI
                                  DISTRIBUTIONS

SECTION 6.1  Distributions.
             -------------

          Holders shall receive Distributions (as defined herein) in accordance with the applicable terms of the relevant Holder's Securities. Distributions shall be made on the Preferred Securities and the Common Securities in accor-dance with the preferences set forth in their respective terms. If and to the extent that the Debenture Issuer makes a payment of interest (including Compounded Interest (as defined in the Indenture), Additional Interest (as de-fined in the Indenture) and Liquidated Damages), premium and/or principal on the Debentures held by the Property Trustee (the amount of any such payment being a "Payment Amount"), the Property Trustee shall and is directed, to the extent funds are available for that purpose, to make a distribution (a "Distribution") of the Payment Amount to Holders.


                                   ARTICLE VII
                             ISSUANCE OF SECURITIES

SECTION 7.1  General Provisions Regarding Securities.
             ---------------------------------------

          (a) The Regular Trustees shall on behalf of the Trust issue one class of convertible preferred securities, representing undivided beneficial interests in the assets of the Trust (the "Preferred Securities"), having such terms (the "Terms") as are set forth in Annex I and one class of convertible common securities, representing undivided beneficial interests in the assets of the Trust (the "Common Securities"), having such terms as are set forth in Annex I. The Trust shall issue no securities or other interests in the assets of the Trust other than the Preferred Securities and the Common Securities. The Trust shall issue no Securities in bearer form.

          (b) The consideration received by the Trust for the issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

          (c) Upon issuance of the Securities as provided in this Declaration, the Securities so issued shall be deemed to be validly issued, fully paid and nonassessable.

          (d) Every Person, by virtue of having become a Holder or a Preferred Security Beneficial Owner in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

          (e)  The Securities shall have no preemptive rights.

SECTION 7.2  Execution and Authentication.
             ----------------------------

          (a) The Securities shall be signed on behalf of the Trust by a Regular Trustee. In case any Regular Trustee of the Trust who shall have signed any of the Securities shall cease to be such Regular Trustee before the Securities so signed shall be delivered by the Trust, such Securities neverthe-less may be delivered as though the person who signed such Securities had not ceased to be such Regular Trustee; and any Securities may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Security, shall be the Regular Trustees of the Trust, although at the date of the execu-tion and delivery of the Declaration any such person was not such a Regular Trustee.

          (b) One Regular Trustee shall sign the Preferred Securities for the Trust by manual or facsimile signature. Unless otherwise determined by the Trust, such signature shall, in the case of Common Securities, be a manual signature.

          A Preferred Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Property Trustee. The signature shall be conclusive evidence that the Preferred Security has been au-thenticated under this Declaration.

          Upon a written order of the Trust signed by one Regular Trustee, the Property Trustee shall authenticate the Preferred Securities for original issue in paragraph 5 of the Securities. The aggregate number of Preferred Securities outstanding at any time shall not exceed the number set forth in the Terms in Annex I hereto except as provided in Section 7.6.

          The Property Trustee may appoint an authenticating agent acceptable to the Trust to authenticate Preferred Securities. An authenticating agent may authenticate Preferred Securities whenever the Property Trustee may do so. Each reference in this Declaration to authentication by the Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Property Trustee to deal with the Sponsor or an Affiliate.

SECTION 7.3  Form and Dating.
             ---------------

          The Preferred Securities and the Property Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 and the Common Securities shall be substantially in the form of Exhibit A-2, each of which is hereby incorporated in and expressly made a part of this Declaration. Certifi-cates may be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Regular Trustees, as evidenced by their execution thereof. The Securities may have letters, numbers, notations or other marks of identification or designation and such legends or endorsements required by law, stock exchange rule, agreements to which the Trust is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Trust). The Trust at the direction of the Sponsor shall furnish any such legend not contained in Exhibit A-1 to the Property Trustee in writing. Each Preferred Security shall be dated the date of its authentication. The terms and provisions of the Securities set forth in Annex I and the forms of Securities set forth in Exhibits A-1 and A-2 are part of the terms of this Declaration and to the extent applicable, the Property Trustee and the Sponsor, by their execution and delivery of this Declaration, expressly agree to such terms and provisions and to be bound thereby.

          (a)  Global Securities.  The Preferred Securities are being offered
               -----------------
and sold by the Trust pursuant to a

Purchase Agreement relating to the Preferred Securities, dated April 18, 1996, among the Trust, the Sponsor and the Initial Purchasers named therein (the "Purchase Agreement").

          Securities offered and sold to Qualified Institutional Buyers ("QIBs") in reliance on Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued in the form of one or more, permanent global Securities in definitive, fully registered form without distribution coupons with the appropriate global legends and Restricted Securities Legend set forth in Exhibit A-1 hereto (each, a "Rule 144A Global Preferred Security"), which shall be deposited on behalf of the purchasers of the Preferred Securities represented thereby with the Property Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary of a nominee of the Depositary, duly executed by the Trust and authenticated by the Property Trustee as hereinafter provided. The number of Preferred Securities represented by the Rule 144A Global Preferred Security may from time to time be increased or decreased by adjustments made on the records of the Property Trustee and the Depositary or its nominee as hereinafter provided.

          (b)  Book-Entry Provisions.  This Section 7.3(b) shall apply only to
               ---------------------
the Rule 144A Global Preferred Securities and such other Preferred Securities in global form as may be authorized by the Trust to be deposited with or on behalf of the Depositary.

          The Trust shall execute and the Property Trustee shall, in accordance with this Section 7.3, authenticate and make available for delivery initially one or more Rule 144A Global Preferred Securities that (a) shall be registered in the name of Cede & Co. or other nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's written instructions or held by the Trustee as custodian for the Depositary.

          Members of, or participants in, the Depositary ("Participants") shall have no rights under this Declaration with respect to any Rule 144A Global Pre-ferred Security held on their behalf by the Depositary or by the Property Trustee as the custodian of the Depositary or under such Rule 144A Global Preferred Security, and the Depositary may be treated by the Trust, the Property Trustee and any agent of the Trust or the Property Trustee as the absolute owner of such

Rule 144A Global Preferred Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trust, the Property Trustee or any agent of the Trust or the Property Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Rule 144A Global Pre-ferred Security.

          (c)  Certificated Securities.  Except as provided in Section 7.9,
               -----------------------
owners of beneficial interests in the Rule 144A Global Preferred Security will not be entitled to receive physical delivery of certificated Preferred Securities. Preferred Securities offered and sold in reliance on Regulation S under the Securities Act ("Regulation S"), as provided in the Purchase Agreement, shall be issued initially in the form of individual certificates in definitive, fully registered form without distribution coupons and shall bear the Restricted Securities Legend set forth in Exhibit A-1 hereto (the "Regula-tion S Definitive Preferred Securities"). Purchasers of Securities who are QIBs acting on behalf of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and did not purchase Preferred Securities in reliance on Regulation S under the Securities Act will receive Preferred Securities in the form of individual certificates in defini-tive, fully registered form without distribution coupons and with the Restricted Securities Legend set forth in Exhibit A-1 hereto ("Restricted Definitive Preferred Securities"); provided, however, that upon transfer of such Restricted
                        --------  -------
Definitive Preferred Securities to a QIB, such Restricted Definitive Preferred Securities will, unless the Rule 144A Global Preferred Security has previously been exchanged, be exchanged for an interest in a Rule 144A Global Security pursuant to the provisions at Section 9.2. Restricted Definitive Preferred Securities will bear the Restricted Securities Legend set forth on Exhibit A-1 unless removed in accordance with this Section 7.3 or Section 9.2.

SECTION 7.4  Registrar, Paying Agent and Conversion Agent.
             --------------------------------------------

          The Trust shall maintain in the Borough of Manhattan, City of New York, State of New York or in the city of London, England, as the case may be,
(i) an office
or agency where Preferred Securities may be presented for registration of transfer or from exchange ("Registrar"), (ii) an office or agency where Preferred Securities may be presented for payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Preferred Securities and of their transfer and exchange. The Trust may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Trust may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice to any Holder. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Regular Trustees. The Trust shall notify the Property Trustee of the name and address of any Agent not a party to this Declaration. If the Trust fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Property Trustee shall act as such. The Trust or any of its Affiliates may act as Paying Agent, Registrar, or Conversion Agent. The Trust shall act as Paying Agent, Registrar, co-registrar, and Conversion Agent for the Common Securities.

          The Trust initially appoints the Property Trustee as Registrar, Paying Agent, and Conversion Agent for the Preferred Securities.

SECTION 7.5  Paying Agent to Hold Money in Trust.
             -----------------------------------

          The Trust shall require each Paying Agent other than the Property Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Property Trustee all money held by the Paying Agent for the payment of principal or distribution on the Securities, and will notify the Property Trustee if there are insufficient funds. While any such insufficiency continues, the Property Trustee may require a Paying Agent to pay all money held by it to the Property Trustee. The Trust at any time may require a Paying Agent to pay all money held by it to the Property Trustee and to account for any money disbursed by it. Upon payment over to the Property Trustee, the Paying Agent (if other than the Trust or an Affiliate of the Trust) shall have no further liability for the money. If the Trust or the Sponsor or an Affiliate of the Trust or the Sponsor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 7.6  Replacement Securities.
             ----------------------

          If the holder of a Security claims that the Security has been lost, destroyed or wrongfully taken or if such Security is mutilated and is surrendered to the Trust or in the case of the Preferred Securities to the Property Trustee, the Trust shall issue and the Property Trustee shall authenticate a replacement Security if the Property Trustee's and the Trust's requirements, as the case may be, are met. If required by the Property Trustee or the Trust, an indemnity bond must be sufficient in the judgment of both to protect the Trustees, the Property Trustee, the Sponsor or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Sponsor pursuant to Article III hereof, the Sponsor in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

          Every replacement Security is an additional obligation of the Trust.

SECTION 7.7  Outstanding Preferred Securities.
             --------------------------------

          The Preferred Securities outstanding at any time are all the Preferred Securities authenticated by the Property Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

          If a Preferred Security is replaced, paid or purchased pursuant to
Section 7.6 hereof, it ceases to be outstanding unless the Property Trustee receives proof satisfactory to it that the replaced, paid or purchased Preferred Security is held by a bona fide purchaser.

          If Preferred Securities are considered paid in accordance with the terms of this Declaration, they cease to be outstanding and interest on them ceases to accrue.

          A Preferred Security does not cease to be outstanding because one of the Trust, the Sponsor or an Affiliate of the Sponsor holds the Security.

SECTION 7.8  Preferred Securities in Treasury.
             --------------------------------

          In determining whether the Holders of the required amount of Securities have concurred in any direction, waiver or consent, Preferred Securities owned by the Trust, the Sponsor or an Affiliate of the Sponsor, as the case may be, shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Property Trustee shall be fully protected in relying on any such direction, waiver or consent, only Securities which the Property Trustee knows are so owned shall be so disregarded.

SECTION 7.9  Temporary Securities.
             --------------------

          (a) Until definitive Securities are ready for delivery, the Trust may prepare and, in the case of the Preferred Securities, the Property Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Trust considers appropriate for temporary Securities. Without unreasonable delay, the Trust shall prepare and, in the case of the Preferred Securities, the Property Trustee shall authenticate definitive Securities in exchange for temporary Securities.

          (b) A Global Preferred Security deposited with the Depositary or with the Property Trustee as custodian for the Depositary pursuant to Section 7.3 shall be transferred to the beneficial owners thereof in the form of certifi-cated Preferred Securities only if such transfer complies with Section 9.2 and
(i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Preferred Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Sponsor within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing.

          (c) Any Global Preferred Security that is transferable to the beneficial owners thereof in the form of certificated Preferred Securities pursuant to this Section 7.9 shall be surrendered by the Depositary to the Property Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Property Trustee shall authenticate and make available for delivery, upon such transfer of each portion of such Global Preferred Security, an equal aggregate liquidation amount of Securities of authorized denominations in the form of certificated Securities. Any portion of a Global Preferred Security transferred pursuant to this Section shall be registered in such names as the Depositary shall direct. Any Preferred Security in the form of certificated Preferred Securities delivered in exchange for an interest in the Restricted Global Preferred Security shall, except as otherwise provided by Sections 7.3 and 9.1 bear the Restricted Securities Legend set forth in Exhibit A-1 hereto.

          (d) Subject to the provisions of Section 7.9(c), the registered holder of a Global Preferred Security may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which a holder is entitled to take under this Declaration or the Securities.

          (e) In the event of the occurrence of either of the events specified in Section 7.9(b), the Trust will promptly make available to the Property Trustee a reasonable supply of certificated Securities in definite, fully registered form without interest coupons.

SECTION 7.10  Cancellation.
              ------------

          The Trust at any time may deliver Preferred Securities to the Property Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Property Trustee any Preferred Securities surrendered to them for registration of transfer, redemption, conversion, exchange or payment. The Property Trustee shall promptly cancel all Preferred Securities, surrendered for registration of transfer, redemption, conversion, exchange, payment, replacement or cancellation and shall dispose of cancelled Preferred Securities as the Trust directs. The Trust may not issue new Preferred Securities to replace Preferred Securities that it has paid or that have been delivered to the Property Trustee for cancellation or that any holder has converted.


                                  ARTICLE VIII
                              TERMINATION OF TRUST

SECTION 8.1  Termination of Trust.
             --------------------

          (a)  The Trust shall terminate:

               (i)  upon the bankruptcy of the Sponsor;

               (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Sponsor, the filing of a certificate of cancellation with respect to the Trust after having obtained the consent of at least a Majority in liquidation amount of the Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the charter of the Sponsor and the expiration of 90 days after the date of revocation without a reinstatement thereof;

               (iii) upon the entry of a decree of judicial dissolution of the Sponsor or the Trust;

               (iv) when all of the Securities shall have been called for redemption and the amounts necessary for redemption thereof, including any Additional Interest, Compounded Interest and Liquidated Damages, shall have been paid to the Holders in accordance with the terms of the Securities;

               (v) upon the occurrence and continuation of a Tax Event pursuant to which the Trust shall have been dissolved in accordance with the terms of the Securities and all of the Debentures endorsed thereon shall have been distributed to the Holders of Securities in exchange for all of the Securities;

               (vi) the expiration of the term of the Trust on April 15, 2021;
     or

               (vii) before the issuance of any Securities, with the consent of all the Regular Trustees and the Sponsor.

          (b) As soon as is practicable after the occurrence of an event referred to in Section 8.1(a), the Trustees shall file a certificate of cancel-lation with the Secretary of State of the State of Delaware.

          (c) The provisions of Section 3.9 and Article X shall survive the termination of the Trust.


                                   ARTICLE IX
                              TRANSFER AND EXCHANGE

SECTION 9.1  General.
             -------

          (a) Where Preferred Securities are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal number of Preferred Securities represented by different certificates, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trust shall issue and the Property Trustee shall authenticate Preferred Securities at the Registrar's request.

          (b) Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the Securities. Any transfer or purported transfer of any Security not made in accordance with this Declaration shall be null and void.

          Subject to this Article IX, the Sponsor and any Related Party may only transfer Common Securities to the Sponsor or a Related Party of the Sponsor; provided that, any such transfer is subject to the condition precedent that the
- --------
transferor obtain the written opinion of nationally recognized independent counsel experienced in such matters that such transfer would not cause more than an insubstantial risk that:

               (i) the Trust would not be classified for United States federal income tax purposes as a grantor trust; and

               (ii) the Trust would be an Investment Company or the transferee would become an Investment Company.

          (c) The Regular Trustees shall provide for the registration of Securities and of transfers of Securities, which will be effected without charge but only upon payment (with such indemnity as the Regular Trustees may require) in respect of any tax or other governmental charges that may be imposed in relation to it. Upon surrender for registration of transfer of any Securities, the Regular Trustees shall cause one or more new Securities to be issued in the name of the designated transferee or transferees. Every Security surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Regular Trustees duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Security surrendered for registration of transfer shall be canceled by the Regular Trust-ees. A transferee of a Security shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Security. By acceptance of a Security, each transferee shall be deemed to have agreed to be bound by this Declaration.

          (d) The Trust shall not be required (i) to issue, register the transfer of, or exchange, Preferred Securities during a period beginning at the opening of business 15 days before the day of any selection of Preferred Securities for redemption set forth in the terms and ending at the close of business on the day of selection, or (ii) to register the transfer or exchange of any Preferred Security so selected for redemption in whole or in part, except the unredeemed portion of any Preferred Security being redeemed in part.

SECTION 9.2  Transfer Procedures and Restrictions.
             ------------------------------------

          (a)  General.  Except in connection with a Shelf Registration
               -------
Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Preferred Securities are issued upon the transfer, exchange or replacement of Preferred Securities bearing the Restricted Securities Legend set forth in Exhibit A-1 hereto, or if a request is made to remove such Restricted Securities Legend on Preferred Securities, the Preferred Securities so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Trust and the Property Trustee such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the

Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or, with respect to Restricted Securities, that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Property Trustee, at the written direction of the Trust, shall authenticate and deliver Preferred Securities that do not bear the legend.

          (b)  Transfers After Effectiveness of Shelf Registration Statement.
               -------------------------------------------------------------
After the effectiveness of a Shelf Registration Statement for any Preferred Securities, all requirements pertaining to legends on such Preferred Security will cease to apply, and beneficial interests in a Preferred Security in global form without legends will be available to transferees of such Preferred Securi-ties, upon exchange of the transferring holder's Restricted Definitive Preferred Security or directions to transfer such Holder's beneficial interest in the Rule 144A Global Preferred Security, as the case may be. No such transfer or exchange of a Restricted Definitive Preferred Security or of an interest in the Rule 144A Global Preferred Security shall be effective unless the transferor delivers to the Trust a certificate in the form of Exhibit D hereto as to compliance by such person with the provisions of the Registration Rights Agreement applicable thereto. After the effectiveness of the Shelf Registration Statement, the Trust shall issue and the Property Trustee, upon instruction from the Trust, shall authenticate a Preferred Security in global form without the Restricted Securities Legend (the "Exchanged Global Preferred Security") to deposit with the Depositary to evidence transfers of (i) beneficial interests from the Rule 144A Global Preferred Security, (ii) Restricted Definitive Preferred Securities, and (iii) Unrestricted Definitive Preferred Securities.

          (c)  Regulation S Definitive Preferred Security to Unrestricted
               ----------------------------------------------------------
Definitive Preferred Security; Termination of Restricted Period.  Following the
- ---------------------------------------------------------------
termination of the "restricted period" with respect to the issuance of the Pre-ferred Securities, Regulation S Definitive Preferred Securities may be exchanged for an interest in a Preferred Security in definitive, fully registered form without distribution coupons, but without the Restricted Securities Legend (an "Unrestricted Definitive Preferred Security"), that is free from any restriction on transfer (other than such as are solely attributable to any holder's status). Unrestricted Definitive Preferred Securities will bear a CUSIP number different from that of the Exchanged Global Preferred Securities and transfers or exchanges from an Unrestricted Definitive Preferred Security or Regulation S Definitive Preferred Security to an Exchanged Preferred Security must be effected pursuant to Section 9.2 (b).

          (d)  Transfer and Exchange of Definitive Preferred Securities.  When
               --------------------------------------------------------
Definitive Preferred Securities are presented to the Registrar or co-Registrar

          (x)  to register the transfer of such Definitive Preferred Securities;
     or

          (y) to exchange such Definitive Preferred Securities for an equal number of Definitive Preferred Securities of another number,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Preferred Securities surrendered for
- --------  -------
transfer or exchange:

               (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Trust and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

               (ii) in the case of Definitive Preferred Securities that are Restricted Definitive Preferred Securities, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or, prior to the time of the effectiveness of such registration statement, pursuant to clause (A) or (B) below, and are accom-panied by the following additional information and documents, as appli-cable:

                    (A) if such Restricted Preferred Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect

               (in the form set forth on the reverse of the Preferred Security); or

                    (B) if such Restricted Preferred Securities are being transferred pursuant to an exemption from registration in accor-dance with Rule 144 or Regulation S under the Securities Act:
               (i) a certification to that effect (in the form set forth on the reverse of the Preferred Security) and (ii) if the Trust or Registrar so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Restricted Securities Legend.

          Definitive Preferred Securities that are transferred to QIBs in accordance with Rule 144A under the Securities Act must take delivery of their interests as the Preferred Securities in the form of a beneficial interest in the Rule 144A Global Preferred Security in accordance with Section 9.2(e).

          (e)  Restrictions on Transfer of a Definitive Preferred Security for a
               -----------------------------------------------------------------
Beneficial Interest in a Global Preferred Security.  A Definitive Preferred
- --------------------------------------------------
Security may not be exchanged for a beneficial interest in a Global Preferred Security except upon satisfaction of the requirements set forth below. Upon receipt by the Property Trustee of a Definitive Preferred Security, duly en-dorsed or accompanied by appropriate instruments of transfer, in form satisfac-tory to the Property Trustee, together with:

               (i) if such Definitive Preferred Security is a Restricted Preferred Security, certification, in the form set forth on the reverse of the Preferred Security, that such Definitive Preferred Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

               (ii) whether or not such Definitive Preferred Security is a Restricted Preferred Security, written instructions directing the Property Trustee to make, or to direct the Depositary to make, an adjustment on its books and records with respect to such Global Preferred Security to reflect an increase in the number of the Preferred Securities represented by the Global Preferred Security, then the Property Trustee shall cancel such Definitive Preferred Security and cause, or direct the Depositary to cause, the aggregate number of Preferred Securities represented by the Global Preferred Security to be increased ac-cordingly. If no Global Preferred Securities are then outstanding, the Trust shall issue and the Property Trustee shall authenticate, upon written order of any Regular Trustee, an appropriate number of Preferred Securities in global form.

          (f)  Transfer and Exchange of Global Preferred Securities.  The
               ----------------------------------------------------
transfer and exchange of Global Preferred Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Declaration (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

          (g)  Transfer of a Beneficial Interest in a Global Preferred Security
               ----------------------------------------------------------------
for a Definitive Preferred Security.
- -----------------------------------

               (i) Any person having a beneficial interest in a Global Preferred Security that is being transferred or exchanged pursuant to clause (A) or (B) below, and not pursuant to an effective registration statement, may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Preferred Security representing the same number of Preferred Securities. Upon receipt by the Property Trustee from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Preferred Security of written instructions or such other form of instructions as is customary for the Depositary or the person designated by the Depositary as having such a beneficial interest in a Restricted Preferred Security and the following additional information and documents (all of which may sub-mitted by facsimile):

                    (A) if such beneficial interest is being transferred to the person designated by the Depositary as being the owner of a bene-ficial interest in a Global Preferred Security, a certification from such Person to that effect (in the form set forth on the reverse of the Preferred Security); or

                    (B) if such beneficial interest is being transferred pur-suant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act: (i) a certification to that effect from the transferee or transferor (in the form set forth on the reverse of the Preferred Security) and (ii) if the Property Trustee or Registrar so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in
               Section 9.2(j),

     then the Property Trustee or the Securities Custodian, at the direction of the Property Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Pre-ferred Security to be reduced on its books and records and, following such reduction, the Trust will execute and the Property Trustee will authen-ticate and deliver to the transferee a Definitive Preferred Security.

               (ii) Definitive Preferred Securities issued in exchange for a beneficial interest in a Global Preferred Security pursuant to this Section 9.2(g) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or indirect participants or otherwise, shall instruct the Property Trustee. The Property Trustee shall deliver such Preferred Securities to the persons in whose names such Preferred Securities are so registered in accordance with the instructions of the Depositary.

               Beneficial interests in the Rule 144A Global Security may not be exchanged for a Definitive Preferred Security except a Regulation S Definitive Preferred Security and except as provided in Section 9.2(i).

          (h)  Restrictions on Transfer and Exchange of Global Preferred
               ---------------------------------------------------------
Securities.  Notwithstanding any other provisions of this Declaration (other
- ----------
than the provisions set forth in subsection (i) of this Section 9.2), a Global Preferred Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          Definitive Preferred Securities that are transferred to QIBs in accordance with Rule 144A under the Securities Act prior to the effectiveness of a registration statement under the Securities Act must take delivery of their interests as the Preferred Securities in the form of a beneficial interest in the Rule 144A Global Preferred Security in accordance with Section 9.2(e).

          (i)  Authentication of Definitive Preferred Securities.  If at any
               -------------------------------------------------
time:

               (i) the Depositary notifies the Trust that the Depositary is unwilling or unable to continue as Depositary for the Global Preferred Securities and a successor Depositary for the Global Preferred Securities is not appointed by the Trust at the direction of the Sponsor within 90 days after delivery of such notice; or

               (ii) the Trust, in its sole discretion, notifies the Property Trustee in writing that it elects to cause the issuance of Definitive Preferred Securities under this Declaration,

then the Trust will execute, and the Property Trustee, upon receipt of a written order of the Trust signed by one Regular Trustee requesting the authentication and delivery of Definitive Preferred Securities to the Persons designated by the Trust, will authenticate and deliver Definitive Preferred Securities, in an aggregate principal amount equal to the principal amount of Global Preferred Securities, in exchange for such Global Preferred Securities.

          (j)  Legend.
               ------

               (i) Except as permitted by the following paragraph (ii), each Preferred Security certificate evidencing the Global Preferred Securities and the Definitive Preferred Securities (and all Preferred Securities is-sued in exchange therefor or substitution thereof) shall bear a legend (the "Restricted

     Securities Legend") in substantially the following form:

                    THIS SECURITY, ANY CONVERTIBLE DEBENTURE ISSUED IN EXCHANGE FOR THIS SECURITY AND ANY COMMON STOCK ISSUED ON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ANN TAYLOR STORES CORPORATION (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
          (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT ITS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE

          SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT, THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

               (ii) Upon any sale or transfer of a Restricted Preferred Security (including any Restricted Preferred Security represented by a Global Preferred Security) pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act after such registration statement ceases to be effective:

                    (A) in the case of any Restricted Preferred Security that is a Definitive Preferred Security, the Registrar shall permit the Holder thereof to exchange such Restricted Preferred Security for a Definitive Preferred Security that does not bear the Restricted Securities Legend and rescind any restriction on the transfer of such Restricted Preferred Security; and

                    (B) in the case of any Restricted Preferred Security that is represented by a Global Preferred Security, the Registrar shall permit the Holder thereof to exchange such Restricted Preferred Secu-rity (in connection with the sale of a Preferred Security pursuant to the Registration Rights Agreement) for another Global Preferred Secu-rity that does not bear the Restricted Securities Legend.

          (k)  Cancellation or Adjustment of Global Preferred Security.  At such
               -------------------------------------------------------
time as all beneficial interests in a Global Preferred Security have either been exchanged for Definitive Preferred Securities to the extent permitted by the Declaration or redeemed, repurchased or canceled in accordance with the terms of this Declaration, such Global Preferred Security shall be returned to the




































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






Depositary for cancellation or retained and canceled by the Property Trustee.
At any time prior to such cancellation, if any beneficial interest in a Global Preferred Security is exchanged for Definitive Preferred Securities, Preferred Securities represented by such Global Preferred Security shall be reduced and an adjustment shall be made on the books and records of the Property Trustee (if it is then the Securities Custodian for such Global Preferred Security) with respect to such Global Preferred Security, by the Property Trustee or the Secu-rities Custodian, to reflect such reduction.

          (l)  Obligations with Respect to Transfers and Exchanges of Preferred
               ----------------------------------------------------------------
Securities.
- ----------

               (i) To permit registrations of transfers and exchanges, the Trust shall execute and the Property Trustee shall authenticate Definitive Preferred Securities and Global Preferred Securities at the Registrar's or co-Registrar's request.

               (ii) Registrations of transfers or exchanges will be effected without charge, but only upon payment (with such indemnity as the Trust or the Sponsor may require) in respect of any tax or other governmental charge that may be imposed in relation to it.

               (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Preferred Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Preferred Security being redeemed in part, or (b) any Preferred Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Preferred Securities or 15 Business Days before a quarterly distribution date.

               (iv) Prior to the due presentation for registrations of transfer of any Preferred Security, the Trust, the Property Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Preferred Security is registered as the absolute owner of such Preferred Security for the purpose of receiving Distributions on such Preferred Security and for all other purposes whatsoever, and none of the Trust, the Property Trustee, the Paying

     Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

               (v) All Preferred Securities issued upon any transfer or exchange pursuant to the terms of this Declaration shall evidence the same security and shall be entitled to the same benefits under this Declaration as the Preferred Securities surrendered upon such transfer or exchange.

          (m)  No Obligation of the Property Trustee.
               -------------------------------------

               (i) The Property Trustee shall have no responsibility or obligation to any beneficial owner of a Global Preferred Security, a Participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant thereof, with respect to any ownership interest in the Preferred Securities or with respect to the delivery to any Participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Preferred Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Preferred Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Preferred Security). The rights of beneficial owners in any Global Preferred Security shall be exercised only through the Depos-itary subject to the applicable rules and procedures of the Depositary.
     The Property Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depositary or any agent thereof with respect to its Participants and any beneficial owners.

               (ii) The Property Trustee and Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Declaration or under applicable law with respect to any transfer of any interest in any Preferred Security (including any transfers between or among Depositary Participants or beneficial owners in any Global Preferred Security) other than to require delivery of such certificates and other docu-mentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Declaration, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 9.3  Deemed Security Holders.
             -----------------------

          The Trustees may treat the Person in whose name any Certificate shall be registered on the books and records of the Trust as the sole holder of such Certificate and of the Securities represented by such Certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Securities represented by such Certificate on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

SECTION 9.4 Book Entry Interests.
            --------------------

          Global Preferred Securities shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of the Depositary, and no Preferred Security Beneficial Owner will receive a definitive Preferred Security Certificate representing such Preferred Security Beneficial Owner's interests in such Global Preferred Securities, except as provided in
Section 9.2. Unless and until definitive, fully registered Preferred Securities Certificates have been issued to the Preferred Security Beneficial Owners pursu-ant to Section 9.2:

          (a) the provisions of this Section 9.4 shall be in full force and ef-fect;

          (b) the Trust and the Trustees shall be entitled to deal with the Depositary for all purposes of this Declaration (including the payment of Dis-tributions on the relevant Global Preferred Securities and receiving approvals, votes or consents hereunder) as the Holder of the Preferred Securities and the sole holder of the Global Preferred Securities and shall have no obligation to the Preferred Security Beneficial Owners;

          (c) to the extent that the provisions of this Section 9.4 conflict with any other provisions of this

Declaration, the provisions of this Section 9.4 shall control; and

          (d) the rights of the Preferred Security Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and the Depositary and/or the Participants and receive and transmit payments of Distri-butions on the Global Certificates to such Participants. The Depositary will make book entry transfers among the Participants.

SECTION 9.5  Notices to Clearing Agency.
             --------------------------

          Whenever a notice or other communication to the Preferred Security Holders is required under this Declaration, the Regular Trustees shall, in the case of any Global Preferred Security, give all such notices and communications specified herein to be given to the Preferred Security Holders to the Depositary, and shall have no notice obligations to the Preferred Security Beneficial Owners.

SECTION 9.6  Appointment of Successor Clearing Agency.
             ----------------------------------------

          If the Depository elects to discontinue its services as securities depositary with respect to the Preferred Securities, the Regular Trustees may, in their sole discretion, appoint a successor Clearing Agency with respect to such Preferred Securities.


                                    ARTICLE X
                           LIMITATION OF LIABILITY OF
                    HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

SECTION 10.1  Liability.
              ---------

          (a) Except as expressly set forth in this Declaration, the Securities Guarantees and the terms of the Securities the Sponsor shall not be:

               (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Securi-ties which shall be made solely from assets of the Trust; and

               (ii) be required to pay to the Trust or to any Holder of Securities any deficit upon dissolution of the Trust or otherwise.

          (b) The Holder of the Common Securities shall be liable for all of the debts and obligations of the Trust (other than with respect to the Securi-ties) to the extent not satisfied out of the Trust's assets.

          (c) Pursuant to Sec. 3803(a) of the Business Trust Act, the Holders of the Preferred Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

SECTION 10.2  Exculpation.
              -----------

          (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim in-curred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions.

          (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.





































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






SECTION 10.3  Fiduciary Duty.
              --------------

          (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

          (b)  Unless otherwise expressly provided herein:

               (i) whenever a conflict of interest exists or arises between an Indemnified Person and any Covered Person; or

               (ii) whenever this Declaration or any other agreement contem-plated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

          (c) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

               (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

               (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

SECTION 10.4  Indemnification.
              ---------------

          (a) (i) The Debenture Issuer shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (ii) The Debenture Issuer shall indemnify, to the full extent per-mitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

          (iii) To the extent that a Company Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (iv)  Any indemnification under paragraphs (i) and (ii) of this
     Section 10.4(a) (unless ordered by a court) shall be made by the Debenture Issuer only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circum-stances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Regular Trustees by a majority vote of a quorum consisting of such Regular Trustees who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

          (v) Expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and
     (ii) of this Section 10.4(a) shall be paid by the Debenture Issuer in ad-vance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Debenture Issuer as authorized in this Section 10.4(a). Notwithstanding the foregoing, no advance shall be made by the Debenture Issuer if a determination is reasonably and promptly made (i) by the Regular Trustees by a majority vote of a quorum of disin-terested Regular Trustees, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so di-rects, by independent legal counsel in a written opinion or (iii) the Common Security Holder of the Trust, that, based upon the facts known to the Regular Trustees, counsel or the Common Security Holder at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any crimi-nal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Regular Trustees, independent legal counsel or Common Security Holder reasonably determine that such person deliberately breached his duty to the Trust or its Common or Pre-ferred Security Holders.

          (vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.4(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Debenture Issuer or Preferred Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 10.4(a) shall be deemed to be provided by a contract between the Debenture Issuer and each Company

     Indemnified Person who serves in such capacity at any time while this
     Section 10.4(a) is in effect. Any repeal or modification of this Section 10.4(a) shall not affect any rights or obligations then existing.

          (vii) The Debenture Issuer or the Trust may purchase and maintain insurance on behalf of any person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Debenture Issuer would have the power to indemnify him against such liabil-ity under the provisions of this Section 10.4(a).

          (viii) For purposes of this Section 10.4(a), references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serv-ing at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.4(a) with respect to the resulting or surviving entity as he would have with respect to such con-stituent entity if its separate existence had continued.

          (ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (b)  The Debenture Issuer agrees to indemnify the (i) Property Trustee,
(ii) the Delaware Trustee, (iii) any Affiliate of the Property Trustee and the Delaware Trustee, and (iv) any officers, directors, shareholders, members, part-ners, employees, representatives, custodians, nominees or agents of the Property Trustee and the Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any and all loss, liability or expense including taxes (other than taxes based on the income of such Fiduciary Indemnified Person) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration or the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 10.4(b) shall survive the satisfaction and discharge of this Declaration.

SECTION 10.5  Outside Businesses.
              ------------------

          Any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor, the Delaware Trustee, or the Property Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affili-ate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

                                   ARTICLE XI
                                   ACCOUNTING

SECTION 11.1  Fiscal Year.
              -----------

          The fiscal year ("Fiscal Year") of the Trust shall be the calendar year, or such other year as is required by the Code.

SECTION 11.2  Certain Accounting Matters.
              --------------------------

          (a) At all times during the existence of the Trust, the Regular Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, con-sistently applied. The Trust shall use the accrual method of accounting for United States federal income tax purposes. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year by a firm of independent certified public accountants selected by the Regular Trustees.

          (b) The Regular Trustees shall cause to be prepared and delivered to each of the Holders of Securities, within 90 days after the end of each Fiscal Year of the Trust, annual financial statements of the Trust, including a balance sheet of the Trust as of the end of such Fiscal Year, and the related statements of income or loss;

          (c) The Regular Trustees shall cause to be duly prepared and delivered to each of the Holders of Securities, any annual United States federal income tax information statement, required by the Code, containing such informa-tion with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Regular Trustees shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.

          (d) The Regular Trustees shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States federal income tax return, on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Regular Trustees on behalf of the Trust with any state or local taxing authority.

SECTION 11.3  Banking.
              -------

          The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in
                               --------  -------
respect of the Debentures held by the Property Trustee shall be made directly to the Property Trustee Account and no other funds of the Trust shall be deposited in the Property Trustee Account. The sole signatories for such accounts shall be designated by the Regular Trustees; provided, however, that the Property
                                       --------  -------
Trustee shall designate the signatories for the Property Trustee Account.

SECTION 11.4  Withholding.
              -----------

          The Trust and the Regular Trustees shall comply with all withholding requirements under United States federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Regular Trustee shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Holder. In the event of any claimed overwithholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding.

                                   ARTICLE XII
                             AMENDMENTS AND MEETINGS

SECTION 12.1  Amendments.
              ----------

          (a) Except as otherwise provided in this Declaration or by any applicable terms of the Securities, this Declaration may only be amended by a written instrument approved and executed by:

               (i) the Regular Trustees (or, if there are more than two Regular Trustees a majority of the Regular Trustees);

               (ii) if the amendment affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee; and

               (iii) if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee, the Delaware Trustee;

          (b) no amendment shall be made, and any such purported amendment shall be void and ineffective:

               (i) unless, in the case of any proposed amendment, the Property Trustee shall have first received an Officers' Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities);

               (ii) unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee shall have first received:

                    (A) an Officers' Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

                    (B) an opinion of counsel (who may be counsel to the Sponsor or the Trust) that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

               (iii) to the extent the result of such amendment would be to:

                    (A) cause the Trust to fail to continue to be classified for purposes of United States federal income taxation as a grantor trust;

                    (B) reduce or otherwise adversely affect the powers of the Property Trustee in contravention of the Trust Indenture Act; or

                    (C) cause the Trust to be deemed to be an Investment Company that is required to be registered under the Investment Company Act;

          (c) at such time after the Trust has issued any Securities that remain outstanding, any amendment that would adversely affect the rights, privi-leges or preferences of any Holder of Securities may be effected only with such additional requirements as may be set forth in the terms of such Securities;

          (d) Section 9.1(c) and this Section 12.1 shall not be amended without the consent of all of the Holders of the Securities;

          (e) Article IV shall not be amended without the consent of the Holders of a majority in liquidation amount of the Common Securities;

          (f) the rights of the holders of the Common Securities under Article V to increase or decrease the number of, and appoint and remove Trustees shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Common Securities; and

          (g) notwithstanding Section 12.1(c), this Declaration may be amended without the consent of the Holders of the Securities to:

               (i)  cure any ambiguity;

               (ii) correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declara-tion;

               (iii) add to the covenants, restrictions or obligations of the Sponsor; and

               (iv) conform to any change in Rule 3a-5 or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the Holders.

SECTION 12.2   Meetings of the Holders of Securities; Action by Written Consent.
               ----------------------------------------------------------------

          (a) Meetings of the Holders of any class of Securities may be called at any time by the Regular Trustees (or as provided in the terms of the Secu-rities) to consider and act on any matter on which Holders of such class of Securities are entitled to act under the terms of this Declaration, the terms of the Securities or the rules of any stock exchange on which the Preferred Securi-ties are listed or admitted for trading. The Regular Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 10% in liquidation amount of such class of Securities. Such direction shall be given by delivering to the Regular Trustees one or more calls in a writing stating that the signing Holders of Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of Securities calling a meeting shall specify in writing the Certificates held by the Holders of Securities exercising the right to call a meeting and only those Securities represented by the Certificates so specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

          (b) Except to the extent otherwise provided in the terms of the Secu-rities, the following provisions shall apply to meetings of Holders of Securi-ties:

               (i) notice of any such meeting shall be given to all the Holders of Securities having a right to vote thereat at least 7 days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders of Securities is permitted or required under this Declara-tion or the rules of any stock exchange or over the counter market on which the Preferred Securities are listed or admitted for trading, such vote, consent or approval may be given at a meeting of the Holders of Securities. Any action that may be taken at a meeting of the Holders of Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders of Securities owning not less than the minimum amount of Securities in liquidation amount that would be necessary to authorize or take such action at a meeting at which all Holders of Secu-rities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of Securities entitled to vote who have not consented in writing. The Regular Trustees may specify that any written ballot submitted to the Security Holders for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Regular Trustees;

               (ii) each Holder of a Security may authorize any Person to act for it by proxy on all matters in which a Holder of Securities is entitled to participate, including waiving notice of any meeting, or voting or par-ticipating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of Securities executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Securities were stockholders of a Delaware corporation;

               (iii) each meeting of the Holders of the Securities shall be conducted by the Regular Trustees or by such other Person that the Regular Trustees may designate; and

               (iv) unless the Business Trust Act, this Declaration, the terms of the Securities, the Trust Indenture Act or the listing rules of any stock exchange on which the Preferred Securities are then listed or trading provide otherwise, the Regular Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders of Securi-ties, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.


                                  ARTICLE XIII
            REPRESENTATIONS OF PROPERTY TRUSTEE AND DELAWARE TRUSTEE

SECTION 13.1   Representations and Warranties of Property Trustee.
               --------------------------------------------------

          The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Property Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Property Trustee's acceptance of its appointment as Property Trustee that:

          (a) the Property Trustee is a banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of New York, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration.

          (b) The execution, delivery and performance by the Property Trustee of the Declaration has been duly authorized by all necessary corporate action on the part of the Property Trustee. The Declaration has been duly executed and delivered by the Property Trustee, and constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insol-vency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

          (c) The execution, delivery and performance of the Declaration by the Property Trustee does not conflict with or constitute a breach of the certificate of incorporation or By-laws of the Property Trustee.

          (d) At the Closing Date, the Property Trustee will be the record holder of the Debentures and the Property Trustee has not knowingly created any liens or encumbrances on such Debentures.

          (e) No consent, approval or authorization of, or registration with or notice to, any New York State or Federal banking authority is required for the execution, delivery or performance by the Property Trustee, of the Declaration.

SECTION 13.2   Representations and Warranties of Delaware Trustee.
               --------------------------------------------------

          The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration and at the time of Closing, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee that:

          (a) The Delaware Trustee is a duly organized, validly existing and in good standing under the laws of the State of Delaware, with trust power and au-thority to execute and deliver, and to carry out and perform its obligations under the terms of, the Declaration.

          (b) The execution, delivery and performance by the Delaware Trustee of the Declaration has been duly authorized by all necessary corporate action on the part of the Delaware Trustee. The Declaration has been duly executed and delivered by the Delaware Trustee, and constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insol-vency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

          (c) The execution, delivery and performance of the Declaration by the Delaware Trustee does not conflict with or constitute a breach of the certificate of incorporation or By-laws of the Delaware Trustee.

          (d) No consent, approval or authorization of, or registration with or notice to, any Delaware State or Federal banking authority is required for the execution, delivery or performance by the Delaware Trustee, of this Declaration.

          (e) The Delaware Trustee is an entity which has its principal place of business in the State of Delaware.

          (f) The Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and the Declaration.


                                   ARTICLE XIV
                               REGISTRATION RIGHTS

SECTION 14.1   Registration Rights.
               -------------------

          The Holders of the Preferred Securities, the Debentures and the Preferred Securities Guarantee and the shares of Common Stock of the Debenture Issuer issuable upon conversion of the Debentures (collectively, the "Registrable Securities") are entitled to the benefits of a Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Sponsor has agreed for the benefit of the Holders of Registrable Securities that (i) it will, at its cost, within 60 days after the date of issuance of the Registrable Securities, file a shelf registration statement (the "Shelf Registration State-ment") with the Commission with respect to resales of the Registrable Securities, (ii) it will use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission within 180 days after the date of issuance of the Registrable Securities and (iii) the Sponsor will use its best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act until the third anniversary of the effectiveness of the Shelf Registration Statement or such earlier date as is provided in the Registration Rights Agreement (the "Effectiveness Period").

          If (i) on or prior to 60 days following the date of original issuance of the Registrable Securities, a Shelf Registration Statement has not been filed with the Commission, or (ii) on or prior to the 180th day following the issuing of the Registrable Securities, such Shelf Registration Statement is not declared effective (each, a "Registration Default"), Liquidated Damages will accrue on the Debentures and, accordingly, additional distributions will accrue on the Preferred Securities, in each case from and including the day following such Registration Default. Liquidated Damages will be paid quarterly in arrears, with the first quarterly payment due on the first interest or distribution payment date, as applicable, following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount or liquidation amount, as applicable, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. In the event that the Shelf Registration Statement ceases to be effective during the Effectiveness Period for more than 30 consecutive days or any 90 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Debentures and the distribution rate borne by the Preferred Securities will each increase by an additional one-half of one percent (0.50%) per annum from such 31st or 91st day, as applicable, until such time as the Shelf Registration Statement again becomes effective.

          During the Effectiveness Period, the Trust and the Sponsor shall notify DTC and the Paying Agent(s) with respect to the Securities then outstanding within three business days after each Registration Default and each lapse in effectiveness of a Shelf Registration Statement. Any Liquidated Damages due and payable hereunder shall be paid in the same manner as payments of interest on the Securities. Any Liquidated Damages due and payable hereunder shall be payable on each payment date to the record Holder of Securities entitled to receive the payment to be paid on such date, such date to be deferred until the end of any interest payment deferral period permitted under the terms of the Securities.

                                   ARTICLE XV
                                  MISCELLANEOUS

SECTION 15.1  Notices.
              -------

          All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, sent by facsimile or mailed by first class mail, as follows:

          (a) if given to the Trust, in care of the Regular Trustees at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the Securities):

               c/o AnnTaylor Stores Corporation
               142 West 57th Street
               New York, New York 10019
               Attention:  Walter J. Parks

          (b) if given to the Property Trustee, at the mailing address set forth below (or such other address as the Property Trustee may give notice of to the Holders of the Securities):

               The Bank of New York
               101 Barclay Street, 21 West
               New York, New York  10286
               Attention:  Corporate Trust Trustee Administration

          (c) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as the Delaware Trustee may give notice of to the Holders of the Securities):

               The Bank of New York (Delaware)
               White Clay Center
               Route 273
               Newark, Delaware  19711
               Attention:  Corporate Trust Trustee Administration

          (d) if given to the Holder of the Common Securities, at the mailing address of the Sponsor set forth below (or such other address as the Holder of the Common Securities may give notice to the Trust):

               AnnTaylor Stores Corporation
               142 West 57th Street
               New York, New York 10019
               Attention:

          (e) if given to any other Holder, at the address set forth on the books and records of the Trust or the Registrar, as applicable.

          All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 15.2  Governing Law.
              -------------

          This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

SECTION 15.3  Intention of the Parties.
              ------------------------

          It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provi-sions of this Declaration shall be interpreted to further this intention of the parties.

SECTION 15.4  Headings.
              --------

          Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

SECTION 15.5  Successors and Assigns
              ----------------------

          Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

SECTION 15.6  Partial Enforceability.
              ----------------------

          If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or cir-cumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 15.7  Counterparts.
              ------------

          This Declaration may contain more than one counterpart of the sig-nature page and this Declaration may be executed by the affixing of the signa-ture of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

          IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

                            J. Patrick Spainhour,
                            as Trustee


                            /s/ J. Patrick Spainhour
                            ----------------------------------------------------



                            Paul E. Francis,
                            as Trustee


                            /s/ Paul E. Francis
                            ----------------------------------------------------



                            Walter J. Parks,
                            as Trustee


                            /s/ Walter J. Parks
                            ----------------------------------------------------



                            THE BANK OF NEW YORK (DELAWARE),
                            as Delaware Trustee


                            By:/s/ Walter Douglas
                               -------------------------------------------------
                               Name:  Walter Douglas
                               Title:  Senior Vice President


                            THE BANK OF NEW YORK,
                            as Property Trustee


                            By:/s/ Byron Merino
                               -------------------------------------------------
                               Name:  Byron Merino
                               Title:  Assistant Treasurer


                            ANNTAYLOR STORES CORPORATION,
                            as Sponsor


                            By:/s/ Paul E. Francis
                               -------------------------------------------------
                               Name:  Paul E. Francis
                               Title:  Executive Vice
                                       President - Finance
                                       and Administration

                                     ANNEX I



                                    TERMS OF
                      8 1/2% CONVERTIBLE PREFERRED SECURITIES
                        8 1/2% CONVERTIBLE COMMON SECURITIES



          Pursuant to Section 7.1 of the Amended and Restated Declaration of Trust, dated as of April 25, 1996 (as amended from time to time, the "Dec-laration"), the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities and the Common Securities are set out below (each capitalized term used but not defined herein has the meaning set forth in the Declaration or, if not defined in such Declaration, as defined in the Offering Memorandum referred to below):

1.   Designation and Number.
     ----------------------

     (a) "Preferred Securities." 1,750,000 Preferred Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of Eighty-Seven Million Five Hundred Thousand Dollars ($87,500,000), plus up to an additional 262,500 Preferred Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of Thirteen Million One Hundred Twenty-Five Thou-sand Dollars ($13,125,000) solely to cover over-allotments, as provided for in the Purchase Agreement (the "Additional Preferred Securities"), and a liquidation amount with respect to the assets of the Trust of $50 per preferred security, are hereby designated for the purposes of identification only as "8 1/2% Convertible Preferred Securities (liquidation amount $50 per Convertible Preferred Security)" (the "Preferred Securities"). The Preferred Security Certificates evidencing the Preferred Securities shall be substantially in the form of Exhibit A-1 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any stock exchange or other organization on which the Preferred Securities are listed.

     (b) "Common Securities." 54,124 Common Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of Two Million Seven Hundred Six Thousand and Two Hundred Dollars ($2,706,200) plus up to an additional 8,120 Common Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of Four Hundred Six Thousand Dollars ($406,000) to meet the capital requirements of the Trust in the event of an issuance of Additional Preferred Securities, and a liquidation amount with respect to the assets of the Trust of $50 per Common Secu-rity, are hereby designated for the purposes of identification only as "8 1/2% Convertible Common Securities (liquidation amount $50 per Con-vertible Common Security)" (the "Common Securities"). The Common Security Certificates evidencing the Common Securities shall be sub-stantially in the form of Exhibit A-2 to the Declaration, with such changes and additions thereto or deletions therefrom as may be re-quired by ordinary usage, custom or practice.

2.   Distributions.
     -------------

     (a) Distributions payable on each Security will be fixed at a rate per annum of 8 1/2% (the "Coupon Rate") of the stated liquidation amount of $50 per Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes any such interest including any Additional Interest, Compounded Interest and Liquidated Damages payable unless otherwise stated. A Distribu-tion is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distri-butions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed.

     (b) Distributions on the Securities will be cumulative, will accrue from the date of initial issuance and will be payable quarterly in arrears, on the following dates, which dates correspond to the interest payment dates on the Debentures: January 15, April 15, July 15, and October 15 of each year, commencing on July 15, 1996, when, as and if avail-able for payment by the Property Trustee, except as otherwise de-scribed below. The Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for successive periods not exceed-ing 20 consecutive quar-
          ters (each an "Extension Period"), during which Extension Period no interest shall be due and payable on the Debentures; provided, that no
                                                               --------
          Extension Period shall last beyond the date of maturity of the Deben-tures. As a consequence of such extension, Distributions will also be deferred. Despite such deferral, quarterly Distributions will contin-ue to accrue with interest thereon (to the extent permitted by appli-cable law) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Peri-od, the Debenture Issuer may further extend such Extension Period; provided, that such Extension Period together with all such previous
          --------
          and further extensions thereof may not exceed 20 consecutive quarters and that such Extension Period may not extend beyond the maturity date of the Debentures. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

     (c) Distributions on the Securities will be payable to the Holders thereof as they appear on the books and records of the Trust on the relevant record dates. The relevant record dates shall be 15 days prior to the relevant payment dates, except as otherwise described in this Annex I to the Declaration. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment in respect of the Preferred Securities being held in book-entry form through The Depository Trust Company (the "Depositary") will be made as described under the heading "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company" in the Offering Memorandum. The relevant record dates for the Common Securities shall be the same record dates as for the Preferred Securities. Distribu-tions payable on any Securities that are not punctually paid on any Distribution payment date, as a result of the Debenture Issuer having failed to make a payment under the Debentures, will cease to be payable to the Person in whose name such Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture. If any date on which Distributions are payable on the Securities is not a Business Day, then payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any distribution or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     (d) In the event of an election by the Holder to convert its Securities through the Conversion Agent into Common Stock of the Debenture Issuer pursuant to the terms of the Securities as forth in this Annex I to the Declaration, no payment, allowance or adjustment shall be made with respect to accumulated and unpaid Distributions on such Securi-ties, or be required to be made; provided that Holders of Securities
                                           --------
          at the close of business on any record date for the payment of Distri-butions will be entitled to receive the Distributions payable on such Securities on the corresponding payment date notwithstanding the con-version of such Securities into Common Stock of the Debenture Issuer following such record date.

     (e) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined herein) among the Holders of the Securities.

3.   Liquidation Distribution Upon Dissolution.
     -----------------------------------------

          In the event of any voluntary or involuntary dissolution, winding-up or termination of the Trust (each a "Liquidation") the then Holders of the Securities on the date of the Liquidation will be entitled to receive out of the assets of the Trust available for distribution to Holders of Securities after satisfaction of liabilities of creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such Liquidation, Deben-tures in an aggregate principal amount equal to the aggregate stated liquidation amount of such Securities, with an interest rate equal to the Coupon Rate of, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on, such Securities, shall be distributed on a Pro Rata basis to the Holders of the Securities.

          If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Securities shall be paid on a Pro Rata basis in accordance with paragraph 10 below.

4.   Redemption and Distribution.
     ---------------------------

     (a) Upon the repayment of the Debentures in whole or in part, whether at maturity or upon redemption (either at the option of the Debenture Issuer or pursuant to a Tax Event), the proceeds from such repayment or payment shall be simultaneously applied to redeem Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so repaid or redeemed at a redemption price equal to the redemption price of such repaid or redeemed Debentures, together with accrued and unpaid Distributions thereon through the date of the redemption, payable in cash (the "Redemption Price"). Holders will be given not less than 30 nor more than 60 days' notice of such redemption. Upon the repayment of the Debentures at maturity or upon any acceleration, earlier redemption or otherwise, the proceeds from such repayment will be applied to redeem the Securities, in whole, upon not less than 30 nor more than 60 days' notice.

     (b) If fewer than all the outstanding Securities are to be so redeemed, the Common Securities and the Preferred Securities will be redeemed Pro Rata and the Preferred Securities to be redeemed will be as de-scribed in paragraph 4(f)(ii) below.

     (c) If, at any time, a Tax Event or an Investment Company Event (each as defined below and each a "Special Event") shall occur and be continu-ing the Regular Trustees shall, unless the Debentures are redeemed in the limited circumstances in relation to a Tax Event described in this
          Section 4(c), dissolve the Trust and, after satisfaction of creditors of the Trust, if any, cause Debentures held by the Property Trustee, having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Coupon Rate of, and accrued and unpaid Distributions on, and having the same record date for payment as the Securities, to be distributed to the Holders of the Securities in liquidation of such Holders' interest in the Trust on a Pro Rata basis, within 90 days following the occurrence of such Special Event (the "90 Day Period"); provided, however, that
                                                       --------  -------
          in the case of a Tax Event, such dissolution and distribution shall be conditioned on the Regular Trustees' receipt of an opinion of a na-tionally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on pub-lished revenue rulings of the Internal Revenue Service, to the effect that the Holders of the Preferred Securities will not recognize any income, gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Debentures, and provided, further, that if at the time there is available to the Trust
          --------  -------
          the opportunity to eliminate, within the 90 Day Period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Sponsor, has or will cause no ad-verse effect on the Trust, the Sponsor or the Holders of the Securi-ties and will involve no material cost ("Ministerial Action"), the Trust will pursue such Ministerial Action in lieu of dissolution.

                    If in the event of a Tax Event, (i) after receipt of a Tax Event Opinion (as defined hereinafter) by the Trust, the Regular Trustees have received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such mat-ters that, as a result of a Tax Event, there is more than an insub-stantial risk that the Debenture Issuer would be precluded from deducting the interest on the Debentures for United States federal income tax purposes even if the Debentures were distributed to the Holders of Securities in liquidation of such Holders' interest in the Trust as described in this paragraph 4(c), or (ii) after receipt of a Tax Event Opinion, the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, the Debenture Issuer shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures in whole (but not in part) for cash within 90 days following the occur-rence of such Tax Event, and promptly following such redemption, the Securities shall be redeemed at the Redemption Price on a Pro Rata basis at $50 per Security plus accrued and unpaid distributions; pro-
                                                                           ----
          vided, however, that if at the time there is available to the Deben-
          -----  -------
          ture Issuer or the Trust the opportunity to eliminate, within such 90 Day Period, the Tax Event by taking some Ministerial Action which has no adverse effect on the Trust, the Holders of Securities or the Debenture Issuer, the Trust or the Debenture Issuer will pursue such Ministerial Action in lieu of redemption.

                    "Tax Event" means that the Regular Trustees shall have re-ceived an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any an-nounced prospective change) in, the laws (or any regulations thereun-
          der) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case after the date of the Offering Memorandum (collectively, a "Change in Tax Law"), there is more than an insubstantial risk that
          (i) the Trust is, or will be within 90 days of the date thereof, sub-ject to United States federal income tax with respect to interest accrued or received on the Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges, or (iii) interest payable by the Debenture Issuer to the Trust on the Deben-tures is not, or within 90 days of the date thereof will not be, de-ductible by the Debenture Issuer for United States federal income tax purposes. Notwithstanding anything in the previous sentence to the contrary, a Tax Event shall not include any Change in Tax Law that requires the Debenture Issuer for United States federal income tax purposes to defer taking a deduction for any original issue discount ("OID") that accrues with respect to the Debentures until the interest payment related to such OID is paid by the Debenture Issuer in money; provided, that such Change in Tax Law does not create more than an
          --------
          insubstantial risk that the Debenture Issuer will be prevented from taking a deduction for OID accruing with respect to the Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by the Debenture Issuer in money.

                    "Investment Company Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel experienced in practice under the Investment Company Act (an "Investment Company Event Opinion") that, as a result occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legis-lative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an Investment Company which is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after the date of the Offering Memorandum.

                    On the date fixed for any distribution of Debentures, upon dissolution of the Trust: (i) the Securities will no longer be deemed to be outstanding and (ii) certificates representing Securities will be deemed to represent beneficial interests in Debentures having an aggregate principal amount equal to the stated liquidation amount, and bearing accrued and unpaid interest equal to accrued and unpaid Distributions, on such Securities until such certificates are present-ed to the Debenture Issuer or its agent for transfer or reissuance.

     (d) The Trust may not redeem fewer than all the outstanding Securities unless all accrued and unpaid Distributions have been paid on all Securities for all quarterly Distribution periods terminating on or before the date of redemption.

     (e) If the Debentures are distributed to the Holders of the Securities, pursuant to the terms of the Indenture, the Debenture Issuer will use its best efforts to have the Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred Securities were listed immediately prior to the distribution of the Debentures.

     (f)  "Redemption or Distribution Procedures."

          (i) Notice of any redemption of, or notice of distribution of Debentures in exchange for the Securities (a "Redemp-tion/Distribution Notice") will be given by the Trust by mail to each Holder of Securities to be redeemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemp-tion, will be the date fixed for redemption of the Debentures. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this paragraph 4(f)(i), a Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage pre-paid, to Holders of Securities. Each Redemption/Distribution Notice shall be addressed to the Holders of Securities at the address of each such Holder appearing in the books and records of the Trust. No defect in the Redemption/Distribution Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange pro-ceedings with respect to any other Holder.

          (ii) In the event that fewer than all the outstanding Securities are to be redeemed, the Securities to be redeemed shall be redeemed Pro Rata from each Holder of Preferred Securities, it being understood that, in respect of Preferred Securities registered in the name of and held of record by the Depositary or its nominee (or any successor Clearing Agency or its nominee), the distribution of the proceeds of such redemption will be made to each Clearing Agency Participant (or Person on whose behalf such nominee holds such securities) in accordance with the procedures applied by such agency or nominee.

          (iii) If Securities are to be redeemed and the Trust gives a Redemption/Distribution Notice, which notice may only be issued if the Debentures are redeemed as set out in this paragraph 4 (which notice will be irrevocable), then (A) with respect to Preferred Securities held in book-entry form, by 12:00 noon, New York City time, on the redemption date, provided that the Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Trust will deposit irrevocably with the Depositary or its nominee (or successor Clearing Agency or its nominee) funds sufficient to pay the applicable Redemption Price with respect to such Preferred Securities and will give the Depositary irrevocable instructions and authority to pay the applicable Redemption Price to the Holders of such Preferred Securities represented by the Global Certificates, and (B) with respect to Preferred Securities issued in certifi-cated form and Common Securities, provided that the Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Trust will irrevocably deposit with the Paying Agent funds suffi-cient to pay the amount payable on redemption to the Holders of such Securities upon surrender of their certificates. If a Re-demption/Distribution Notice shall have been given and funds deposited as required, then on the date of such deposit, all rights of Holders of such Securities so called for redemption will cease, except the right of the Holders of such Securities to receive the redemption price, but without interest on such redemption price. Neither the Regular Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Securities that have been so called for redemp-tion. If any date fixed for redemption of Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next cal-endar year, such payment will be made on the immediately pre-ceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If pay-ment of the redemption price in respect of any Securities is improperly withheld or refused and not paid either by the Trust or by the Sponsor as guarantor pursuant to the relevant Securi-ties Guarantee, Distributions on such Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for re-demption for purposes of calculating the amount payable upon redemption (other than for purposes of calculating any premium).

          (iv) In the event of any redemption in part, the Trust shall not be required to (i) issue, register the transfer of or exchange of any Preferred Security during a period beginning at the opening of business 15 days before any selection for redemption of Preferred Securities and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Preferred Securities to be so redeemed and (ii) register the transfer of or exchange of any Preferred Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Preferred Securities being redeemed in part.

          (v) Redemption/Distribution Notices shall be sent by the Regular Trustees on behalf of the Trust to (A) in the case of Preferred Securities held in book-entry form, the Depositary and, in the case of Securities held in certificated form, the Holders of such certificates and (B) in respect of the Common Securities, the Holder thereof.

          (vi) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Sponsor or any of its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

5.   Conversion Rights.
     -----------------

     The Holders of Securities shall have the right at any time prior to the Business Day immediately preceding the date of repayment of such Securities, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event), at their option, to cause the Con-version Agent to convert Securities, on behalf of the converting Holders, into shares of Common Stock of the Debenture Issuer in the manner described herein on and subject to the following terms and conditions:

     (a) The Securities will be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of Common Stock of the Debenture Issuer pursuant to the Holder's direction to the Conversion Agent to exchange such Securities for a portion of the Debentures theretofore held by the Trust on the basis of one Security per $50 principal amount of Debentures, and immediately convert such amount of Debentures into fully paid and nonassessable shares of Common Stock of the Debenture Issuer at an initial conversion rate of 2.545 shares of Common Stock of the Debenture Issuer per $50 principal amount of Debentures (which is equivalent to a conversion price of $19.65 per share of Common Stock of the Debenture Issuer, subject to certain ad-justments set forth in the terms of the Debentures (as so adjusted, "Conversion Price")).

     (b) In order to convert Securities into Common Stock of the Debenture Issuer the Holder shall submit to the Conversion Agent at the office referred to above an irrevocable request to convert Securities on behalf of such Holder (the "Conversion Request"), together, if the Securities are in certificated form, with such certificates. The Conversion Request shall (i) set forth the number of Securities to be converted and the name or names, if other than the Holder, in which the shares of Common Stock of the Debenture Issuer should be issued and (ii) direct the Conversion Agent (a) to exchange such Securities for a portion of the Debentures held by the Trust (at the rate of exchange specified in the preceding paragraph) and (b) to immediately convert such Debentures on behalf of such Holder, into Common Stock of the Debenture Issuer (at the conversion rate specified in the preceding paragraph). The Conversion Agent shall notify the Trust of the Holder's election to exchange Securities for a portion of the Debentures held by the Trust and the Trust shall, upon receipt of such notice, deliver to the Conversion Agent the appropriate principal amount of Debentures for exchange in accordance with this Section. The Conversion Agent shall thereupon notify the Debenture Issuer of the Holder's election to convert such Debentures into shares of Common Stock of the Debenture Issuer. Holders of Secu-rities at the close of business on a Distribution record date will be entitled to receive the Distribution payable on such securities on the corresponding Distribution payment date notwithstanding the conversion of such Securities following such record date but prior to such distribution payment date. Except as provided above, neither the Trust nor the Sponsor will make, or be required to make, any payment, allowance or adjustment upon any conversion on account of any accumu-lated and unpaid Distributions accrued on the Securities (including any Additional Interest, Compounded Interest and Liquidation Damages accrued thereon) surrendered for conversion, or on account of any accumulated and unpaid dividends on the shares of Common Stock of the Debenture Issuer issued upon such conversion. The Debenture Issuer shall make no payment or allowance for distributions on the shares of Common Stock of the Debenture Issuer issued upon such conversion, except to the extent that such shares of Common Stock of the Debenture Issuer are held of record on the record date for any such distributions and except as provided in Section 1309 of the Indenture. Securities shall be deemed to have been converted immediately prior to the close of business on the day on which a Notice of Conversion relating to such Securities is received the Trust in accordance with the foregoing provision (the "Conversion Date"). The Person or Persons entitled to receive the Common Stock of the Debenture Issuer issuable upon conversion of the Debentures shall be treated for all purposes as the record holder or holders of such Common Stock of the Debenture Issuer at such time. As promptly as practicable on or after the Conversion Date, the Debenture Issuer shall issue and deliver at the office of the Conversion Agent a certificate or certificates for the number of full shares of Common Stock of the Debenture Issuer issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same, unless otherwise directed by the Holder in the notice of conversion and the Conversion Agent shall distribute such certificate or certificates to such Person or Persons.

     (c) Each Holder of a Security by his acceptance thereof appoints The Bank of New York "Conversion Agent" for the purpose of effecting the conversion of Securities in accordance with this Section. In effect-ing the conversion and transactions described in this Section, the Conversion Agent shall be acting as agent of the Holders of Securities directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Securities from time to time for Debentures held by the Trust in connection with the conversion of such Securities in accordance with this Section and (ii) to convert all or a portion of the Debentures into Common Stock of the Debenture Issuer and thereupon to deliver such shares of Common Stock of the Debenture Issuer in accordance with the provisions of this Sec-tion and to deliver to the Trust a new Debenture or Debentures for any resulting unconverted principal amount.

     (d) No fractional shares of Common Stock of the Debenture Issuer will be issued as a result of conversion, but in lieu thereof, such fractional interest will be in cash (based on the last reported sale price of the Common Stock of the Debenture Issuer on the date such Securities are surrendered for conversion) by the Debenture Issuer to the Trust, which in turn will make such payment to the Holder or Holders of Securities so converted.

     (e) The Debenture Issuer shall at all times reserve and keep available out of its authorized and unissued Common Stock of the Debenture Issuer, solely for issuance upon the conversion of the Debentures, free from any preemptive or other similar rights, such number of shares of Common Stock of the Debenture Issuer as shall from time to time be issuable upon the conversion of all the Debentures then outstanding. Notwithstanding the foregoing, the Debenture Issuer shall be entitled to deliver upon conversion of Debentures, shares of Common Stock of the Debenture Issuer reacquired and held in the treasury of the Debenture Issuer (in lieu of the issuance of authorized and unissued shares of Common Stock of the Debenture Issuer), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. Any shares of Common Stock of the Debenture Issuer issued upon conver-sion of the Debentures shall be duly authorized, validly issued and fully paid and nonassessable. The Trust shall deliver the shares of Common Stock of the Debenture Issuer received upon conversion of the Debentures to the converting Holder free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes. Each of the Debenture Issuer and the Trust shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Common Stock of the Debenture Issuer (and all requirements to list the Common Stock of the Debenture Issuer issuable upon conversion of Debentures that are at the time applicable), in order to enable the Debenture Issuer to lawfully issue Common Stock of the Debenture Issuer to the Trust upon conversion of the Debentures and the Trust to lawfully deliver the Common Stock of the Debenture Issuer to each Holder upon conversion of the Securities.

     (f) The Debenture Issuer will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock of the Debenture Issuer on conversion of Debentures and the delivery of the shares of Common Stock of the Debenture Issuer by the Trust upon con-version of the Securities. The Debenture Issuer shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock of the Debenture Issuer in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Trust the amount of any such tax, or has established to the satisfaction of the Trust that such tax has been paid.

     (g) Nothing in the preceding Paragraph (f) shall limit the requirement of the Trust to withhold taxes pursuant to the terms of the Securities or set forth in this Annex I to the Declaration or to the Declaration itself or otherwise require the Property Trustee or the Trust to pay any amounts on account of such withholdings.

6.   Voting Rights - Preferred Securities.
     ------------------------------------

     (a) Except as provided under paragraphs 6(b) and 7, in the Business Trust Act and as otherwise required by law and the Declaration, the Holders of the Preferred Securities will have no voting rights.

          Subject to the requirements set forth in this paragraph, the Holders of a majority in liquidation amount of the Preferred Securities, voting separately as a class may direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Debentures, to (i) exercise the remedies available to it under the Indenture as a holder of the Debentures, (ii) waive any past default and its consequences that is waivable under the Indenture, (iii) exercise any right to re-scind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modifi-cation, or termination of the Indenture or the Debentures where such consent shall be required; provided, however, that where a consent or
                                     --------  -------
          action under the Indenture would require the consent or act of the Holders of greater than a majority of the Holders in principal amount of Debentures affected thereby (a "Super Majority"), the Property Trustee may only give such consent or take such action at the written direction of the Holders of at least the proportion in liquidation amount of the Preferred Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures out-standing. The Property Trustee shall be under no obligation to revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities. Other than with respect to directing the time, method and place of conducting any remedy available to the Property Trustee or the Debenture Trustee as set forth above, the Property Trustee shall be under no obligation to take any action in accordance with the directions of the Holders of the Preferred Securi-ties under this paragraph unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action and each Holder will be treated as owning an undivided beneficial interest in the Debentures. If the Property Trustee fails to enforce its rights under the Debentures after a Holder of Preferred Securities has made a written request, such Holder of

          Preferred Securities may directly institute a legal proceeding against the Debenture Issuer to enforce the Property Trustee's rights under the Debentures without first instituting any legal proceeding against the Property Trustee or any other Person. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is con-tinuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Secu-rities may directly institute a proceeding for enforcement of payment to such holder (a "Direct Action") of the principal of or interest on the Debenture having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Debentures. Except as provided in the preceding sentence, the holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures. In connection with such Direct Action, the Debenture Issuer will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Debenture Issuer to such holder of Preferred Securities in such Director Action.

          Any required approval or direction of Holders of Preferred Securities may be given at a separate meeting of Holders of Preferred Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

          No vote or consent of the Holders of the Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

          Notwithstanding that Holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Sponsor or any Affiliate of the Sponsor shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

7.   Voting Rights - Common Securities.
     ---------------------------------

     (a) Except as provided under paragraphs 7(b), (c) and 8, in the Business Trust Act and as otherwise required by law and the Declaration, the Holders of the Common Securities will have no voting rights.

     (b)  The Holders of the Common Securities are entitled, in accordance with
          Article V of the Declaration, to vote to appoint, remove or replace any Trustee or to increase or decrease the number of Trustees.

     (c) Subject to Section 2.6 of the Declaration and only after the Event of Default with respect to the Preferred Securities has been cured, waived, or otherwise eliminated and subject to the requirements of the second to last sentence of this paragraph, the Holders of a Majority in liquidation amount of the Common Securities, voting separately as a class, may direct the time, method, and place of conducting any pro-ceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under the Declaration, including (i) directing the time, method, place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee with respect to the Debentures, (ii) waive any past default and its consequences that is waivable under Section 606 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or
          (iv) consent to any amendment, modification, or termination of the Indenture or the Debentures where such consent shall be required; pro-
                                                                            ----
          vided that, where a consent or action under the Indenture would
          -----
          require the consent or act of the Holders of greater than a majority in principal amount of Debentures affected thereby (a "Super Majority"), the Property Trustee may only give such consent or take such action at the written direction of the Holders of at least the proportion in liquidation amount of the Common Securities which the relevant Super Majority represents of the aggregate principal amount of the

          Debentures outstanding. Pursuant to this paragraph 7(c), the Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities. Other than with respect to directing the time, method and place of conducting any remedy available to the Property Trustee or the Debenture Trustee as set forth above, the Property Trustee shall be under no obligation to take any action in accordance with the directions of the Holders of the Common Securities under this paragraph unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action and each Holder will be treated as owning an undivided beneficial interest in the Debentures. If the Property Trustee fails to enforce its rights under the Debentures after a Holder of Common Securities has made a written request, such Holder of Common Securities may institute a legal proceeding directly against the Debenture Issuer or any other Person to enforce the Property Trustee's rights under the Debentures, without first instituting any legal proceeding against the Property Trustee or any other Person.

          Any approval or direction of Holders of Common Securities may be given at a separate meeting of Holders of Common Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Common Securities. Each such notice will include a state-ment setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution pro-posed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and
          (iii) instructions for the delivery of proxies or consents.

          No vote or consent of the Holders of the Common Securities will be required for the Trust to redeem and cancel Common Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

8.   Registration Rights.
     -------------------

          The Holders of the Preferred Securities, the Debentures, the Preferred Securities Guarantee and the shares of Common Stock of the Debenture Issuer issuable upon conversion of the Debentures (collectively, the "Registrable Securities") are entitled to the benefits of a Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Sponsor has agreed for the benefit of the Holders of Registrable Securities that (i) it will, at its cost, within 60 days after the date of issuance of the Registrable Securities, file a shelf registration statement (the "Shelf Registration Statement") with the Commission with respect to resales of the Registrable Securities, (ii) it will use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission within 180 days after the date of issuance of the Registrable Securities and (iii) the Sponsor will use its best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act until the third anniversary of the effectiveness of the Shelf Registration Statement or such earlier date as is provided in the Registration Rights Agreement (the "Effectiveness Period").

          If (i) on or prior to 60 days following the date of original issuance of the Registrable Securities, a Shelf Registration Statement has not been filed with the Commission, or (ii) on or prior to the 180th day following the issuing of the Registrable Securities, such Shelf Registration Statement is not declared effective (each, a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Debentures and, accordingly, additional distributions will accrue on the Preferred Securities, in each case from and including the day following such Registration Default. Liquidated Damages will be paid quarterly in arrears, with the first quarterly payment due on the first interest or distribution payment date, as applicable, following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount or liquidation amount, as applicable, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. Upon (x) the filing of the Shelf Registration Statement after the 60-day period described in clause (i) above or (y) the effectiveness of the Shelf Registration Statement after the 180-day period described in clause (ii) above, the interest rate borne by the Debentures and the distribution rate borne by the Preferred Securities from the date of such filing or effectiveness, as the case may be, will be reduced to the original interest rate. In the event that the Shelf Registration Statement ceases to be effective during the Effectiveness Period for more than 30 consecutive days or any 90 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Debentures and the distribution rate borne by the Preferred Securities will each increase by an additional one-half of one percent (0.50%) per annum from such 31st or 91st day, as applicable, until such time as the Shelf Registration Statement again becomes effective.

9.   Amendments to Declaration and Indenture.
     ---------------------------------------

     (a) In addition to any requirements under Section 12.1 of the Declaration, if any proposed amendment to the Declaration provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than as described in Section 8.1 of the Declaration, then the Holders of Securities as a class, will be entitled to vote on such amendment or proposal (but not on any other amendment or proposal) and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in liquidation amount of the Securities affected thereby, voting together as a single class; provided, however, if any amendment or proposal referred to in clause
          --------  -------
          (i) above would adversely affect only the Preferred Securities or only the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a Majority in liquidation amount of such class of Securities.

     (b) In the event the consent of the Property Trustee as the holder of the Debentures is required under the Indenture with respect to any amend-ment, modification or termination on the Indenture or the Debentures, the Property Trustee shall request the written direction of the Holders of the Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority in liquidation amount of the Securities voting together as a single class; provided,
                                                                      --------
          however, that where a consent under the Indenture would require the
          -------
          consent of the holders of greater than a majority in aggregate principal amount of the Debentures (a "Super Majority"), the Property Trustee may only give such consent at the written direction of the Holders of at least the same proportion in aggregate stated liquida-tion preference of the Securities; provided, further, that the
                                             --------  -------
          Property Trustee shall not take any action in accordance with the directions of the Holders of the Securities under this paragraph 8(b) unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action.

10.  Pro Rata.
     --------

          A reference in these terms of the Securities to any payment, dis-tribution or treatment as being "Pro Rata" shall mean pro rata to each Holder of Securities according to the aggregate liquidation amount of the Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Securities outstanding unless, in relation to a payment, an Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Preferred Securities pro rata according to the aggregate liquidation amount of Preferred Securities held by the relevant Holder relative to the aggregate liquidation amount of all Preferred Securities outstanding, and only after satisfaction of all amounts owed to the Holders of the Preferred Securities, to each Holder of Common Securities pro rata according to the aggregate liquidation amount of Common Securities held by the relevant Holder relative to the aggregate liquidation amount of all Common Securities outstanding.

11.  Ranking.
     -------

          The Preferred Securities rank pari passu and payment thereon shall be
                                        ---- -----
made Pro Rata with the Common Securities except that, where an Event of Default occurs and is continuing under the Indenture in respect of the Debentures held by the Property Trustee, the rights of Holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights to payment of the Holders of the Preferred Securities.

12.  Acceptance of Securities Guarantee and Indenture.
     ------------------------------------------------

          Each Holder of Preferred Securities and Common Securities, by the acceptance thereof, agrees to the provisions of the Preferred Securities Guarantee and the Common Securities Guarantee, respectively, including the subordination provisions therein and to the provisions of the Indenture.

13.  No Preemptive Rights.
     --------------------

          The Holders of the Securities shall have no preemptive rights to subscribe for any additional securities.

14.  Miscellaneous.
     -------------

          These terms constitute a part of the Declaration.

          The Sponsor will provide a copy of the Declaration, the Preferred Securities Guarantee or the Common Securities Guarantee (as may be appropriate), and the Indenture to a Holder without charge on written request to the Sponsor at its principal place of business.

                                   EXHIBIT A-1

                           FORM OF PREFERRED SECURITY

                           [FORM OF FACE OF SECURITY]

          [Include if Preferred Security is in global form and the Depository Trust Company is the U. S. Depositary -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPO-RATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

          [Include if Preferred Security is in global form -- TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DECLARATION REFERRED TO BELOW.]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ANNTAYLOR STORES CORPORATION (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE






































                                      A1-1

SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.


Certificate Number                                Number of Preferred Securities

                                               [CUSIP NO. [          ]]
                                                [ISIN NO. [          ]]


                              Preferred Securities

                                       of

                             AnnTaylor Finance Trust


                      8 1/2% Convertible Preferred Securities
           (liquidation amount $50 per Convertible Preferred Security)


          AnnTaylor Finance Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that
___________________________________________
(the "Holder") is the registered owner of preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust designat-ed the 8 1/2% Convertible Preferred Securities (liquidation amount $50 per Convertible Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restric-tions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provi-sions of the Amended and Restated Declaration of Trust of





































                                      A1-2
the Trust dated as of April 25, 1996, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Preferred Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Preferred Securities Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

          Reference is hereby made to select provisions of the Preferred Securities set forth on the reverse hereof, which select provisions shall for all purposes have the same effect as if set forth at this place.

          Upon receipt of this certificate, the Holder is bound by the Decla-ration and is entitled to the benefits thereunder.

          By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Debentures.































































                                      A1-3

          Unless the Property Trustee's Certificate of Authentication hereon has been properly executed, these Preferred Securities shall not be entitled to any benefit under the Declaration or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Trust has executed this certificate this day
of             , 199  .
   ------------     --


                             AnnTaylor Finance Trust


                             By:
                                 --------------------------
                                 Name:
                                 Title:











                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Preferred Securities referred to in the within-mentioned Declaration.

Dated:           ,
        ---------  ----


                              The Bank of New York
                                as Property Trustee


                              By: _______________________
                                   Authorized Signatory











































                                      A1-4

                          [FORM OF REVERSE OF SECURITY]

          Distributions payable on each Preferred Security will be fixed at a rate per annum of 8 1/2% (the "Coupon Rate") of the stated liquidation amount of $50 per Preferred Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distribu-tions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

          Except as otherwise described below, distributions on the Preferred Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears, on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 1996, to Holders of record fifteen (15) days prior to such payment dates, which payment dates shall corre-spond to the interest payment dates on the Debentures. The Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for successive peri-ods not exceeding 20 consecutive quarters (each an "Extension Period") during which Extension Period no interest shall be due and payable on the Debentures; provided, that no Extension Period shall extend beyond the date of maturity of
- --------
the Debentures. As a consequence of such extension, Distributions will also be deferred. Despite such extension, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further extend such Extension Period; provided, that such Extension Period together with
                              --------
all such previous and further extensions thereof may not exceed 20 consecutive quarters. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.










































                                      A1-5

          The Preferred Securities shall be redeemable as provided in the Declaration.

          The Preferred Securities shall be convertible into shares of Common Stock of AnnTaylor Stores Corporation, through (i) the exchange of Preferred Securities for a portion of the Debentures and (ii) the immediate conversion of such Debentures into Common Stock of AnnTaylor Stores Corporation, in the manner and according to the terms set forth in the Declaration.











































































                                      A1-6

                               CONVERSION REQUEST

To:  The Bank of New York
       as Property Trustee of
       AnnTaylor Finance Trust



          The undersigned owner of these Preferred Securities hereby irrevocably exercises the option to convert these Preferred Securities, or the portion below designated, into Common Stock of ANNTAYLOR STORES CORPORATION (the "Ann Taylor Common Stock") in accordance with the terms of the Amended and Restated Decla-ration of Trust (the "Declaration"), dated as of April 25, 1996, by J. Patrick Spainhour, Paul E. Francis and Walter J. Parks as Regular Trustees, The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Property Trustee, AnnTaylor Stores Corporation, as Sponsor, and by the Holders, from time to time, of individual beneficial interests in the Trust to be issued pursuant to the Declaration. Pursuant to the aforementioned exercise of the option to convert these Preferred Securities, the undersigned hereby directs the Conver-sion Agent (as that term is defined in the Declaration) to (i) exchange such Preferred Securities for a portion of the Debentures (as that term is defined in the Declaration) held by the Trust (at the rate of exchange specified in the terms of the Preferred Securities set forth as Annex I to the Declaration) and
(ii) immediately convert such Debentures on behalf of the undersigned, into AnnTaylor Common Stock (at the conversion rate specified in the terms of the Preferred Securities set forth as Annex I to the Declaration).

          The undersigned does also hereby direct the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

















































                                      A1-7

          Any holder, upon the exercise of its conversion rights in accordance with the terms of the Declaration and the Preferred Securities, agrees to be bound by the terms of the Registration Rights Agreement relating to the Ann Taylor Common Stock issuable upon conversion of the Preferred Securities.

Date: ____________, ____

     in whole __              in part __

                              Number of Preferred Securities to be converted:
                              ___________________


                              If a name or names other than the undersigned, please indicate in the spaces below the name or names in which the shares of Ann Taylor Common Stock are to be issued, along with the address or addresses of such person or persons


                         -------------------------------------------------------

                         -------------------------------------------------------

                         -------------------------------------------------------

                         -------------------------------------------------------

                         -------------------------------------------------------

                         -------------------------------------------------------



                         -------------------------------------------------------
                         Signature (for conversion only)

                              Please Print or Typewrite Name and Address,
                              Including Zip Code, and Social Security or Other Identifying Number


                         -------------------------------------------------------

                         -------------------------------------------------------

                         -------------------------------------------------------

                         Signature Guarantee:*
                                               ---------------------------------




















- --------------------

* (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                      A1-8

                              _____________________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)

and irrevocably appoints

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: _______________________

Signature: __________________
(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

Signature Guarantee:**




























- --------------------

** (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                      A1-9

                                   EXHIBIT A-2

                             FORM OF COMMON SECURITY

                           [FORM OF FACE OF SECURITY]

     [THIS COMMON SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN EFFECTIVE REGISTRATION STATEMENT.]

     [OTHER THAN AS PROVIDED IN THE DECLARATION (AS DEFINED HEREIN), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A RELATED PARTY (AS DEFINED IN THE DECLARATION) OF ANNTAYLOR STORES CORPORATION.]


Certificate Number                                   Number of Common Securities


                                Common Securities

                                       of

                             AnnTaylor Finance Trust


                        8 1/2% Convertible Common Securities
            (liquidation amount $50 per Convertible Common Security)


          International Paper Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that




- --------------------------------------------------------------
(the "Holder") is the registered owner of common securities of the Trust repre-senting undivided beneficial interests in the assets of the Trust designated the 8 1/2% Convertible Common Securities (liquidation amount $50 per Convertible Common Security) (the "Common Securities"). The Common Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of April 25, 1996, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Common Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Common Securities Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Common Securities Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

          Reference is hereby made to select provisions of the Common Securities set forth on the reverse hereof, which select provisions shall for all purposes have the same effect as if set forth at this place.

          Upon receipt of this certificate, the Sponsor is bound by the Declaration and is entitled to the benefits thereunder.

          By acceptance, the Holder agrees to treat for United States federal income tax purposes the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.





















































                                      A2-2

          IN WITNESS WHEREOF, the Trust has executed this certificate this day
of             , 199  .
   ------------     --


                              AnnTaylor Finance Trust


                              By:
                                  -------------------------
                                  Name:
                                  Title:





























































                                      A2-3

                          [FORM OF REVERSE OF SECURITY]

          Distributions payable on each Common Security will be fixed at a rate per annum of 8 1/2% (the "Coupon Rate") of the stated liquidation amount of $50 per Common Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

          Except as otherwise described below, distributions on the Common Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears, on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 1996, to Holders of record fifteen (15) days prior to such payment dates, which payment dates shall correspond to the interest payment dates on the Debentures. The Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for successive periods not exceeding 20 consecutive quarters (each an "Extension Period") during which Extension Period no interest shall be due and payable on the Debentures; provided, that no Extension Period shall last beyond the date
                --------
of maturity of the Debentures. As a consequence of such extension, Distributions will also be deferred. Despite such extension, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further extend such Extension Period; provided,
                                                                       --------
that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.





















                                      A2-4

          The Common Securities shall be redeemable as provided in the Declaration.

          The Common Securities shall be convertible into shares of Common Stock of AnnTaylor Stores Corporation, through (i) the exchange of Common Securities for a portion of the Debentures and (ii) the immediate conversion of such Deben-tures into Common Stock of AnnTaylor Stores Corporation, in the manner and according to the terms set forth in the Declaration.























                                      A2-5

                               CONVERSION REQUEST

To:  The Bank of New York
       as Property Trustee of
       AnnTaylor Finance Trust

          The undersigned owner of these Common Securities hereby irrevocably exercises the option to convert these Common Securities, or the portion below designated, into Common Stock of ANNTAYLOR STORES CORPORATION (the "Ann Taylor Common Stock") in accordance with the terms of the Amended and Restated Decla-ration of Trust (the "Declaration"), dated as of April 25, 1996, by J. Patrick Spainhour, Paul E. Francis and Walter J. Parks, as Regular Trustees, The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Property Trustee, AnnTaylor Stores Corporation, as Sponsor, and by the Holders, from time to time, of individual beneficial interests in the Trust to be issued pursuant to the Declaration. Pursuant to the aforementioned exercise of the option to convert these Common Securities, the undersigned hereby directs the Conversion Agent (as that term is defined in the Declaration) to (i) exchange such Common Securities for a portion of the Debentures (as that term is defined in the Declaration) held by the Trust (at the rate of exchange specified in the terms of the Common Securities set forth as Annex I to the Declaration) and (ii) imme-diately convert such Debentures on behalf of the undersigned, into AnnTaylor Common Stock (at the conversion rate specified in the terms of the Common Securities set forth as Annex I to the Declaration).

          The undersigned does also hereby direct the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.





                                      A2-6

          Any holder, upon the exercise of its conversion rights in accordance with the terms of the Declaration and the Common Securities, agrees to be bound by the terms of the Registration Rights Agreement relating to the Ann Taylor Common Stock issuable upon conversion of the Common Securities.

Date: ____________, ____

     in whole __              in part __

                              Number of Common Securities to be converted:
                              _____________________


                              If a name or names other than the undersigned, please indicate in the spaces below the name or names in which the shares of Ann Taylor Common Stock are to be issued, along with the address or addresses of such person or persons


                         -------------------------------------------------------

                         -------------------------------------------------------

                         -------------------------------------------------------

                         -------------------------------------------------------

                         -------------------------------------------------------

                         -------------------------------------------------------



                         -------------------------------------------------------
                         Signature (for conversion only)

                              Please Print or Typewrite Name and Address,
                              Including Zip Code, and Social Security or Other Identifying Number


                         -------------------------------------------------------

                         -------------------------------------------------------

                         -------------------------------------------------------

                         Signature Guarantee:*
                                               ---------------------------------




















- --------------------

* (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                      A2-7

                              _____________________


                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to:
________________________________________________________________________________
________________________________________________________________________________
___________________________________
(Insert assignee's social security or tax identification number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
____________________
(Insert address and zip code of assignee)

and irrevocably appoints ________________________________________
________________________________________________________________________________
_______________________________ agent to transfer this Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: _______________________

Signature: __________________
(Sign exactly as your name appears on the other side of this Common Security Certificate)

Signature Guarantee**:
                        --------------------------------------------------------




























- --------------------

** (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                      A2-8

                                    EXHIBIT B

                                FORM OF DEBENTURE

                           [FORM OF FACE OF SECURITY]

          THIS SECURITY AND ANY COMMON STOCK ISSUED ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ANNTAYLOR STORES CORPORATION (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTI-TUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                          ANNTAYLOR STORES CORPORATION

                          8 1/2% Convertible Subordinated
                                Security Due 2016

No._________                                                        $___________
                                                           [CUSIP No. _________]

          ANNTAYLOR STORES CORPORATION, a corporation duly organized and exist-ing under the laws of the State of
Delaware (herein called "the Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum [indicated on Schedule A hereof]*** [of ______ Dollars]****
($            ) on April 15, 2016.

Interest Payment Dates:  January 15, April 15, July 15 and October 15, commenc-
                         ing July 15, 1996

Regular Record Dates:    the close of business on the 15th day immediately
                         preceding each Interest Payment Date, commencing June
                         30, 1996

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated: _________, ____

                              ANNTAYLOR STORES CORPORATION
























- --------------------

***  Applicable to Global Securities only.

****      Applicable to certificated Securities only.

                              By:________________________
                                 Name:
                                 Title:
[Seal]

Attest:

_______________

                                                           TRUSTEE'S CERTIFICATE
                                                           OF AUTHENTICATION

          This is one of the Securities referred to in the within-mentioned Indenture.





Dated:           ,            THE BANK OF NEW YORK,
        ---------  ----
                                as Trustee


                              By: _______________________
                                   Authorized Signatory


                          [FORM OF REVERSE OF SECURITY]

                          ANNTAYLOR STORES CORPORATION

                          8 1/2% Convertible Subordinated
                             Debenture Due 2016*****

          (i)  Interest.  AnnTaylor Stores Corporation, a Delaware corporation
               --------
(the "Company"), is the issuer of this 8 1/2% Convertible Subordinated Debenture Due 2016 (the "Security") limited in aggregate principal amount to $90,206,200 (or $103,737,200 if the over-allotment option is exercised), issued under the Indenture hereinafter referred to. The Company promises to pay interest on the Securities in cash from April 25, 1996 or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly (subject to deferral for up to 20 consecutive quarters as described in Section 3 hereof) in arrears on January 15, April 15, July 15 and October 15 of each year (each such date, an "Interest Payment Date"), commencing July 15, 1996, at the rate of
8 1/2% per annum (subject to increase as provided in Section 13 hereto) plus
                                                                        ----
Additional Interest, Compound Interest and Liquidated Damages if any, until the principal hereof shall have become due and payable.























- --------------------

***** All terms used in this Security which are defined in the Indenture or in the Declaration attached as Annex A thereto shall have the meanings assigned to them in the Indenture or the Declaration, as the case may be.

          The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          (ii) Additional Interest.  The Company shall pay to AnnTaylor Finance
               -------------------
Trust (and its permitted successors or assigns under the Declaration) (the "Trust") such amounts as shall be required so that the net amounts received and retained by the Trust after paying any taxes, duties, assessments or other governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority ("Additional Interest") will be not less than the amounts the Trust would have received had no such taxes, duties, assessment or governmental charges been imposed.

          (iii)     Option to Extend Interest Payment Period.  The Company shall
                    ----------------------------------------
have the right at any time during the term of the Securities to defer interest payments from time to time by extending the interest payment period for successive periods not exceeding 20 consecutive quarters for each such period; provided, no Extension Period may extend beyond the maturity date of the
- --------
Securities. At the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (including Additional Interest and Liquidated Damages) together with interest thereon compounded quarterly at the rate specified for the Securities to the extent permitted by applicable law ("Compounded Interest"); provided, that during any Extension Period, the Company
                         --------
(i) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, except for dividends or distributions in shares of its capital stock of the same class on which such dividend or distribution is being paid and conversions or exchanges of common stock of one class into common stock of another class and except for a redemption, purchase or other acquisition of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan of the Company or any of its subsidiaries, (ii) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem, any debt securities issued by the Company that rank pari passu with or junior to the Securities (ex-cept by conversion into or exchange for shares of its capital stock) and (iii) shall not make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided that such Extension Period together with all
                       --------
previous and further extensions thereof may not exceed 20 consecutive quarters and may not extend beyond the maturity of the Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable.

          If the Property Trustee is the sole holder of the Securities at the time the Company selects an Extension Period, the Company shall give notice to the Regular Trustees, the Property Trustee and the Trustee of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date the distributions on the Preferred Securities are payable or (ii) if the Preferred Securities are listed on the New York Stock Exchange or other stock exchange or quotation system, the date the Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities on the record date or the date such distributions are payable, but in any event not less than ten Business Days prior to such record date.

          If the Property Trustee is not the sole holder of the Securities at the time the Company selects an Extension Period, the Company shall give the Holders of these Securities and the Trustee notice of its selection of an Extension Period at least ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) if the Preferred Securities are listed on the New York Stock Exchange or other stock exchange or quotation system, the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Securities on the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

          The quarter in which any notice is given pursuant to the second and third paragraphs of this Section 3 shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under the first paragraph of this Section 3.

          (iv) Method of Payment.  The interest so payable, and punctually paid
               -----------------
or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the 15th day immediately preceding each Interest Payment Date (the "Regular Record Date"), commencing June 30, 1996. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securi-ties exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may
- --------  -------
be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          (v)  Paying Agent and Security Registrar.  The Trustee will act as
               -----------------------------------
Paying Agent, Security Registrar and Conversion Agent. The Company may change any Paying Agent, Security Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.

          (vi) Indenture.  The Company issued the Securities under an indenture,
               ---------
dated as of April 15, 1996 (the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sec.Sec. 77aaa-77bbbb) ("TIA") as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are unsecured general obligations of the Company limited to $90,206,200 in aggregate principal amount (or $103,737,200 if the over-allotment option is exercised) and subordinated in right of payment to all existing and future Senior Indebtedness of the Company. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

          (vii)     Optional Redemption.  The Securities are redeemable, in
                    -------------------
whole or in part, at the Company's option at any time and from time to time after April 15, 1999, upon not less than 30 or more than 60 days' notice, at a redemption price equal to 105.95% of the principal amount of the Securities to be redeemed plus any accrued and unpaid interest, including Additional Interest, Compounded Interest and Liquidated Damages if any, to the Redemption Date, if redeemed on or before April 15, 2000, and at the following optional redemption prices (expressed as a percentage of the principal amount of the Securities), if redeemed during the 12-month period beginning April 15:

                                            Percentage of
                                              Principal
     Year                                      Amount
     ----                                    ----------
     2000 . . . . . . . . . . . . . . . . .    105.10%
     2001 . . . . . . . . . . . . . . . . .    104.25%
     2002 . . . . . . . . . . . . . . . . .    103.40%
     2003 . . . . . . . . . . . . . . . . .    102.55%
     2004 . . . . . . . . . . . . . . . . .    101.70%
     2005 . . . . . . . . . . . . . . . . .    100.85%
     2006 and thereafter  . . . . . . . . .    100.00%

plus, in each case, accrued and unpaid interest, including Additional Interest, Compounded Interest and Liquidated Damages if any, to the Redemption Date. On or after the Redemption Date, interest will cease to accrue on the Securities, or portion thereof, called for redemption.

     (viii)    Optional Redemption Upon Tax Event.  The Securities are subject
               ----------------------------------
to redemption in whole (but not in part), at any time within 90 days, if a Tax Event (as defined in the Declaration) shall occur and be continuing, at a re-demption price equal to 100% of the principal amount thereof plus accrued but unpaid interest, including Additional Interest, if any, to the Redemption Date. Any redemption pursuant to this Section 8 will be made upon not less than 30 nor more than 60 days' notice.

     (ix) Notice of Redemption.  Notice of redemption will be mailed at least 30
          --------------------
days but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed at his address of record. The Securities in denom-inations larger than $50 may be redeemed in part but only in integral multiples of $50. In the event of a redemption of less than all of the Securities, the Securities will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the Redemption Date, interest ceases to accrue on the Securities or portions of them called for redemption.

          If this Security is redeemed subsequent to a Regular Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the person in whose name this Security is registered at the close of business on such record date.

          (x)  Redemption.  The Securities will mature on April 15, 2016, and
               ----------
may be redeemed, in whole or in part, at any time after April 15, 1999 as set forth above or at any time in certain circumstances upon the occurrence of a Tax Event as set forth above. Upon the repayment of the Securities, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Securities so repaid or redeemed at the appli-cable redemption price together with accrued and unpaid distributions through the date of redemption; provided, that holders of the Trust Securities shall be
                        --------
given not less than 30 nor more than 60 days notice of such redemption. Upon the repayment of the Securities at maturity or upon any acceleration, earlier redemption or otherwise, the proceeds from such repayment will be applied to redeem the Preferred Securities, in whole, upon not less than 30 nor more than 60 days' notice. There are no sinking fund payments with respect to the Securi-ties.

          (xi) Subordination.  The payment of the principal of, interest on or
               -------------
any other amounts due on the Securities is subor-dinated in right of payment to all existing and future Senior Indebtedness (as defined below) of the Company, as described in the Indenture. Each holder, by accepting a Security, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

          "Senior Indebtedness" shall mean in respect of the Company (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, deben-tures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, and
(vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Securities and (2) any indebtedness between or among such obligor or its affili-ates, including all other debt securities and guarantees in respect of those debt securities issued to any other trust, or a trustee of such trust, partnership, or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company (a "Financing Entity") in connec-tion with the issuance by such Financing Entity of preferred securities or other securities which rank pari passu with, or junior to, the Preferred Securities.

          (xii)     Conversion.  The Holder of any Security has the right,
                    ----------
exercisable at any time prior to the close of business (New York time) on the Business Day immediately preceding the date of repayment of such Security whether at maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event), to convert the principal amount thereof (or any por-tion thereof that is an integral multiple of $50) into shares of Common Stock at the initial conversion price 2.545 shares of Common Stock for each Security (equivalent to a conversion price of $19.65 per share of Common Stock of the Company), subject to adjustment under certain circumstances, except that if a Security is called for redemption, the conversion right will terminate at the close of business on the Redemption Date.

          To convert a Security, a Holder must (1) complete and sign a conversion notice substantially in the form attached hereto, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Security Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any Holder surrenders a Security for conversion after the close of business on the Regular Record Date for the payment of an installment of interest and prior to the opening of busi-ness on the next Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date will be paid to the registered Holder of such Security on such Regular Record Date. In such event, such Security, when surrendered for conversion, need not be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the portion so converted. The number of shares issuable upon conversion of a Security is determined by dividing the principal amount of the Security convert-ed by the conversion price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest. The outstanding principal amount of any Security shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

          (xiii)    Registration Rights.
                    -------------------

          The holders of the Preferred Securities, the Securities, the Guarantee and the shares of common stock of the Company issuable upon conversion of the Securities (collectively, the "Registrable Securities") are entitled to the
                               ----------------------
benefits of a Registration Rights Agreement, dated as of April 25, 1996, among the Company and the Initial Purchasers (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the holders of Registrable Securities that (i) it will, at its cost, within 60 days after the date of issuance of the Preferred Securities, file a shelf registration statement (the "Shelf Registration Statement") with the Commission with respect to resales of the Registrable Securities, (ii) it will use its best efforts to cause, such Shelf Registration Statement to be declared effective by the Commission within 180 days after the date of issuance of the Registrable Securities and (iii) the Sponsor will use its best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act until the third anniversary of the effectiveness of the Shelf Registration Statement or such earlier date as is provided in the Registration Rights Agreement.

          If (i) on or prior to 60 days following the date of original issuance of the Registrable Securities, a Shelf Registration Statement has not been filed with the Commission, or (ii) on or prior to the 180th day following the issuing of the Registrable Securities, such Shelf Registration Statement is not declared effective (each, a "Registrable Default"), additional interest ("Liquidated
                    -------------------
Damages") will accrue on the Securities and, accordingly, additional dis-tributions will accrue on the Preferred Securities, in each case from and including the day following such Registration Default. Liquidated Damages will be paid quarterly in arrears, with the first quarterly payment due on the first interest or distribution payment date, as applicable, following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount or liquidation amount, as applicable, to and including the 90th day following such Registration Default and one-half of the one percent (0.50%) thereof from and after the 91st day following such Registration Default. In the event that the Shelf Registration Statement ceases to be effective during the Effectiveness Period for more than 30 consecutive days or any 90 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Securities and the distribution rate borne by the Preferred Securities will each increase by an additional one-half of one percent (0.50%) per annum from such 31st or 91st day, as applicable, until such time as the Shelf Registration Statement again becomes effective.

          (xiv)     Registration, Transfer, Exchange and Denominations.  As
                    --------------------------------------------------
provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in denominations of $50 and integral multiples thereof. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. In the event of redemption or conversion of this Security in part only, a new Security or Securities for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancel-lation hereof.

          (xv) Persons Deemed Owners.  Except as provided in Section 4 hereof,
               ---------------------
the registered Holder of a Security may be treated as its owner for all purpos-es.

          (xvi)     Unclaimed Money.  If money for the payment of principal or
                    ---------------
interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, holders of Securities entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          (xvii)    Defaults and Remedies.  The Securities shall have the Events
                    ---------------------
of Default as set forth in Section 501 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the holders of at least 25% in aggregate principal amount of the then outstanding Securities by notice to the Company and the Trustee may declare all the Securities to be due and payable immediately.

          The holders of a majority in principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Securities issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

          (xviii)   Amendments, Supplements and Waivers.  The Indenture permits,
                    -----------------------------------
with certain exceptions as therein provided, the amendment thereof and the modi-fication of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate princi-pal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          (xix)     Trustee Dealings with the Company.  The Trustee, in its
                    ---------------------------------
individual or any other capacity may become the owner or pledgee of the Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

          (xx) No Recourse Against Others.  A director, officer, employee or
               --------------------------
stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the con-sideration for the issue of the Securities.

          (xxi)     Governing Law.  THE INTERNAL LAWS OF THE STATE OF NEW YORK
                    -------------
SHALL GOVERN THE INDENTURE AND THE SECURITIES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

          (xxii)    Authentication.  The Securities shall not be valid until
                    --------------
authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

          The Company will furnish to any Holder of the Securities upon written request and without charge a copy of the Indenture. Request may be made to:

                          AnnTaylor Stores Corporation
                              142 West 57th Street
                            New York, New York 10019

          Attention of:

                                 ASSIGNMENT FORM


          To assign this Security, fill in the form below:

          (I) or (we) assign and transfer this Security to


- --------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)


- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


     Your Signature:
                         -------------------------------------------------------
                         (Sign exactly as your name appears on the other side of this Security)

     Date:
               -------------------------


     Signature Guarantee:*
                              --------------------------------------------------

[Include the following if the Security bears a Restricted Securities Legend --

In connection with any transfer of any of the Securities evidenced by this certificate, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW

     (1)       exchanged for the undersigned's own account without transfer; or

























- --------------------

* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

     (2) transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (3) transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

     (4) transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933; or

     (5)       transferred pursuant to an effective Shelf Registration
               Statement.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) or (4) is
                                    --------  -------
checked, the Trustee may require, prior to registering any such transfer of the Securities such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act; provided, further, that after the date that
                                     --------  -------
a Shelf Registration Statement has been filed and so long as such Shelf Registration Statement continues to be effective, the Trustee may only permit transfers for which box (5) has been checked.


                              -------------------------
                                     Signature

Signature Guarantee:*


                                                       ]
- -------------------------     -------------------------
Signature must be guaranteed         Signature


- --------------------------------------------------------------------------------

             [TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.



























- --------------------

* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
        -----------------     --------------------------------------------------
                              NOTICE:   To be executed by an executive officer]

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

                                   SCHEDULE A

          The initial principal amount of this Global Security shall be $__________. The following increases or decreases in the principal amount of this Global Security have been made:



            Amount of increase                                                 Signature
            in Principal Amount                           Principal Amount     of authorized
            of this Global          Amount of decrease    of this Global       officer of
            Security including      in Principal Amount   Security following   Trustee or
            upon exercise of        of this Global        such decrease        Securities
Date Made   over-allotment option   Security              or increase          Custodian
- ---------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------

                               ELECTION TO CONVERT

To:  AnnTaylor Stores Corporation

          The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion below designated, into Common Stock of ANNTAYLOR STORES CORPORATION in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

          Any holder, upon the exercise of its conversion rights in accordance with the terms of the Indenture and the Security, agrees to be bound by the terms of the Registration Agreement relating to the Common Stock issuable upon conversion of the Securities.

Date: ____________, ____

     in whole __
                              Portions of Security to be
     in part  __              converted ($50 or integral multiples thereof):
                              $_________________


                         -------------------------------------------------------
                         Signature (for conversion only)

                              Please Print or Typewrite Name and Address,
                              Including Zip Code, and Social Security or Other Identifying Number


                         -------------------------------------------------------

                         -------------------------------------------------------

                         -------------------------------------------------------

                         Signature Guarantee:*
                                               ---------------------------------

























- --------------------

* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                    EXHIBIT C








           ____________________________________________________________
           ____________________________________________________________




                             ANNTAYLOR FINANCE TRUST

                                    1,750,000

           8-1/2% Convertible Trust Originated Preferred SecuritiesSM
                             ("Convertible TOPrSSM")
                       guaranteed by and convertible into
                            shares of common stock of
                          ANNTAYLOR STORES CORPORATION


                               PURCHASE AGREEMENT
                               ------------------







Dated:  April 18, 1996



           ____________________________________________________________
           ____________________________________________________________

                             ANNTAYLOR FINANCE TRUST

                                    1,750,000

           8-1/2% Convertible Trust Originated Preferred SecuritiesSM
                             ("Convertible TOPrSSM")


                               PURCHASE AGREEMENT
                               ------------------


                                                                  April 18, 1996


MERRILL LYNCH & CO.
   Merrill Lynch, Pierce, Fenner & Smith Incorporated
CS FIRST BOSTON CORPORATION
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
ROBERTSON, STEPHENS & COMPANY LLC
   c/o Merrill Lynch & Co.
                  Merrill Lynch, Pierce, Fenner & Smith Incorporated Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1305


Ladies and Gentlemen:

          AnnTaylor Finance Trust (the "Issuer"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Section 3801 et
                                                                              --
seq.), proposes to issue and sell to Merrill Lynch & Co., Merrill Lynch, Pierce,
- ---
Fenner & Smith Incorporated ("Merrill Lynch"), CS First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation and Robertson, Stephens & Company LLC (collectively, the "Initial Purchasers," which term shall also include any initial purchaser substituted as hereinafter provided in Section
12), an aggregate of 1,750,000 8-1/2% Convertible Trust Originated Preferred SecuritiesSM, liquidation

























- --------------------

SM "Convertible Trust Originated Preferred SecuritiesSM" and "Convertible TOPrSSM" are service marks of Merrill Lynch & Co., Inc.

amount $50 per security (the "Firm Preferred Securities"), and, at the election of the Initial Purchasers, solely to cover overallotments, if any, in connection with the offering of the Firm Preferred Securities, up to 262,500 additional 8-1/2% Convertible Trust Originated Preferred SecuritiesSM (the "Additional Preferred Securities"). The Firm Preferred Securities and any Additional Preferred Securities that the Initial Purchasers elect to purchase are collec-tively referred to as the "Preferred Securities". The Preferred Securities will be convertible at the option of the holder thereof into shares of Common Stock, par value $.0068 per share (shares of which class of stock are hereinafter referred to as "Common Stock"), of AnnTaylor Stores Corporation (the "Company"). The Preferred Securities are more fully described in the Offering Memorandum referred to below.

          The Preferred Securities will be guaranteed by the Company, to the extent set forth in the Offering Memorandum (as defined below), with respect to distributions and amounts payable upon liquidation or redemption (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement") to be dated as of the Closing Time (as defined below) executed and delivered by the Company and The Bank of New York (the "Guarantee Trustee"), a New York banking corporation ("The Bank of New York") not in its individual capacity but solely as trustee, for the benefit of the holders from time to time of the Preferred Securities. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Issuer to the Company of its common securities (the "Common Securities") guaranteed by the Company, to the extent set forth in the Offering Memorandum, with respect to distributions and amounts payable upon liquidation or redemption (the "Common Securities Guarantee" and, together with the Preferred Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), to be dated as of the Closing Time, executed and delivered by the Company for the benefit of the holders from time to time of the Common Securities, and will be used by the Issuer to purchase the 8-1/2% Convertible Subordinated Debentures due 2016 (the "Convertible Debentures") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the amended and restated declaration of trust of the Issuer, to be dated as of the Closing Time (the "Declaration"), among the Company, as Sponsor, the trustees named therein (the "Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Issuer. The Convertible Debentures will be issued pursuant to an Indenture, to be dated as of the Closing Time (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Indenture Trustee"). The Preferred Securities, the Preferred Securi-ties Guarantee, the Convertible Debentures and the Conversion Shares (as defined below) are collectively referred to herein as the "Securities". This Agreement, the Indenture, the Declaration, the Guarantee Agreements, the Securities and the Registration Rights Agreement (as defined below) are referred to collectively as the "Operative Documents". Capitalized terms used herein without definition have the respective meanings specified in the Offering Memorandum.

          The Preferred Securities will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions from the registration requirements of the 1933 Act. In connection with the sale of the Preferred Securities, the Issuer and the Company have prepared a preliminary offering memorandum dated April 8, 1996 (the "Preliminary Offering Memorandum") and a final offering memorandum dated the date hereof (such final offering memorandum, in the form first furnished to the Initial Purchasers for use in connection with the offering and sale of the Preferred Securities, or if such form is not so used, in the form subsequently furnished for such use, the "Offering Memorandum"), each setting forth certain information concerning the Issuer, the Company and the Securities. The Issuer and the Company hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offer and resale of the Preferred Securities by the Initial Purchasers. Unless stated to the contrary, all references herein to the Offering Memorandum are to the Offering Memorandum at the date hereof (the "Execution Time") and are not meant to include any amendment or supplement thereto subsequent to the Execution Time. If the Issuer and the Company prepare a supplement dated the date hereof to the Preliminary Offering Memorandum containing only pricing related information, then the term "Offering Memorandum" for purposes of this Agreement shall refer collectively to the Preliminary Offering Memorandum and such supplement.

          The Issuer and the Company understand that the Initial Purchasers propose to make an offering of the Preferred Securities only on the terms, subject to the conditions and in the manner set forth in the Offering Memorandum and Section 3, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered.

          The Initial Purchasers and other holders of Securities (including subsequent transferees) will be entitled to the benefits of the registration rights agreement, to be dated as of the Closing Time (the "Registration Rights Agreement"), among the Issuer, the Company and the Initial Purchasers, in the form attached as Exhibit A. Pursuant to the Registration Rights Agreement, the Issuer and the Compa-ny will agree to file with the Securities and Exchange Commission (the "Commis-sion") under the circumstances set forth therein a shelf registration statement pursuant to Rule 415 under the 1933 Act relating to the resale of (i) the Preferred Securities, (ii) the Convertible Debentures and (iii) the shares of Common Stock of the Company initially issuable upon conversion of the Convertible Debentures (the "Conversion Shares") by holders thereof, and to use their best efforts to cause such shelf registration statement to be declared effective.

          All references in this Agreement to financial statements and schedules and other information that is "contained", "included" or "stated" in the Offering Memorandum (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), that is or is deemed to be incorporated by reference in the Offering Memorandum.

          Section 1.  Representations and Warranties.  (a)  The Issuer and the
                      ------------------------------
Company, jointly and severally, represent and warrant to and agree with the Initial Purchasers that:

          (i) As of their respective dates, none of the Offering Memorandum or any amendment or supplement thereto, and as of the Closing Time, the Offering Memorandum, as amended or supplemented to such time, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing or confirmed in writing to the Company by or on behalf of any Initial Purchaser through you expressly for use in the Offering Memorandum.

          (ii) Each of the Preferred Securities, the Preferred Securities Guarantee and the Convertible Debentures satisfy the eligibility requirements of Rule 144A(d)(3) under the 1933 Act.

          (iii) None of the Issuer, the Company, any of their affiliates (as such term is defined in Rule 501(b) of Regulation D under the 1933 Act ("Regulation D")), or any person acting on behalf of the foregoing (other than the

     Initial Purchasers, as to which no representation or warranty is made) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the 1933 Act.

          (iv) None of the Issuer, the Company or any of their affiliates (as such term is defined in Rule 501(b) of Regulation D) or any person (other than the Initial Purchasers, as to which no representation or warranty is made) acting on the Issuer's or the Company's behalf has engaged, in connection with the offering of the Securities, (A) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act or (B) in any directed selling efforts within the meaning of Rule 902 under the 1933 Act in the United States in connection with the Securities being offered and sold pursuant to Regulation S under the 1933 Act, and each of them has complied with the offering restrictions requirement of Regulation S under the 1933 Act.

          (v) Assuming the accuracy of the representations and warranties and compliance with the agreements of the Initial Purchasers in Section 3, it is not necessary in connection with the offer, sale and delivery of the Preferred Securities to the Initial Purchasers, or in connection with the initial resale of the Preferred Securities by the Initial Purchasers in accordance with this Agreement, to register the Securities under the 1933 Act or to qualify the Indenture, the Guarantees or the Declaration under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (vi) Each of Deloitte & Touche and Ernst & Young, who are reporting upon the financial statements and schedules included in the Offering Memorandum, are independent public accountants as required by the 1933 Act and the applicable rules and regulations thereunder.

          (vii) This Agreement has been duly authorized, executed and deliv-ered by each of the Company and the Issuer.

          (viii) The Company has all corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Declaration, the Indenture, the Guarantee and the Registration Rights Agreement. The Issuer has all business trust power and authority to execute, deliver, and perform its obligations under this Agreement.

          (ix) As of the Closing Time, the Registration Rights Agreement will have been duly authorized, executed and delivered by each of the Issuer and the Company and upon such execution by each of the Issuer and the Company (assuming the due authorization, execution and delivery thereof by the other parties thereto) the Registration Rights Agreement will constitute the valid and binding obligations of each of the Issuer and the Company enforceable against each of the Issuer and the Company in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except as any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

          (x) The consolidated financial statements included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the Company and the Subsidiary (as hereinafter defined) as of the dates indicated and the consolidated results of operations and the consolidated cash flows of the Company and the Subsidiary for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The combined financial statements included in the Offering Memorandum present fairly the combined financial position of CAT U.S., Inc. and C.A.T.
     (Far East), Ltd. ("CAT") as of the dates indicated and the combined results of operations and the consolidated cash flows of CAT for the periods specified. The combined financial statements included in Annex III to the Offering Memorandum present fairly the combined financial statements of CAT and the Ann Taylor Woven Division of Cygne Designs, Inc. The selected financial data included or incorporated by reference in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial state-ments included or incorporated by reference in the Offering Memorandum.

          (xi) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandum; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and the Subsidiary, considered as one enterprise. The Company is not engaged in any business other than acting as a holding company for the capital stock of AnnTaylor, Inc., a Delaware corporation (the "Subsidiary").

          (xii) The Company's only subsidiaries are the Subsidiary, the Issuer, AnnTaylor Travel, Inc., a Delaware corporation and a wholly owned subsidiary of the Subsidiary, AnnTaylor Distribution Services, Inc., a Delaware corporation and a wholly owned subsidiary of the Subsidiary, and AnnTaylor Funding, Inc., a Delaware corporation and a wholly owned subsidiary of the Subsidiary; the Company also has a minority ownership interest in each of CAT. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power under such laws to own, lease and operate its properties and conduct its business; and the Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and the Subsidiary, considered as one enterprise. All of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, except as provided in or pursuant to the Amended and Restated Bank Credit Agreement, dated as of September 29, 1995 (the "Bank Credit Agreement"), as amended, between the Subsidiary and the lenders named therein.

          (xiii) The Company had at the date indicated a duly authorized, issued and outstanding capitalization as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization"; the Preferred Securities, the Common Securities, the Conversion Shares, the Convertible Debentures, the Declaration, the Registration Rights Agreement, the Preferred Securities Guarantee Agreement and the Indenture conform in all material respects to the descriptions thereof in the Offering Memorandum under the captions "Description of the Preferred Securities", "Description of the Guarantee", "Description of the Convertible Debentures", "Effect of Obligations

     Under the Convertible Debentures and the Guarantee" and "Description of Capital Stock"; and the statements made in the Offering Memorandum under the captions "Offering Memorandum Summary - Recent Developments - CAT/Cygne Transaction", and "CAT/Cygne Transaction", insofar as such statements purport to summarize certain provisions of the CAT/Cygne Transaction, provide a fair summary of such provisions.

          (xiv) The Issuer has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Preferred Securities, the Common Securities and the Declaration; the Issuer is duly qualified to transact business as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify would not have a material adverse effect on the Issuer; and the Issuer is not a party to or otherwise bound by any agreement other than those described in the Offering Memorandum.

          (xv) The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Issuer to the Company against payment therefor as described in the Offering Memorandum, will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided beneficial interests in the assets of the Issuer and will conform in all material respects to the description thereof in the Offering Memorandum; the issuance of the Common Securities is not subject to preemptive or other similar rights; no holder thereof will be subject to personal liability by reason of being such a holder; and at the Closing Time, all of the issued and outstanding Common Securities of the Issuer will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (xvi) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

          (xvii) The Declaration has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Regular Trustees (as defined in the Declaration), and assuming the due authorization, execution and delivery of the Declaration by the Delaware Trustee and the Property Trustee (as defined in the Declaration), the Declaration will, at the Closing Time, be a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xviii)   Each of the Common Securities Guarantee Agreement and the
     Preferred Securities Guarantee Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company (and assuming due authorization, execution and delivery of the Preferred Securities Guarantee Agreement by The Bank of New York, not in its individual capacity but solely as trustee), will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xix) The Preferred Securities have been duly authorized by the Declaration and, when authenticated in the manner provided for in the Declaration and issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided beneficial interests in the assets of the Issuer; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; and holders of Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit incorporated under the General Corporation Law of the State of Delaware.

          (xx) The Indenture has been duly authorized by the Company, will be substantially in the form heretofore delivered to you and, when validly executed and delivered by the Company and the Indenture Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xxi) The Convertible Debentures have been duly authorized by the Company. When executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Convertible Debentures will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xxii) Neither the Issuer nor the Company is, or after giving effect to the consummation of the transactions contemplated herein, will be, and neither the Company nor the Issuer is directly or indirectly controlled by, or acting on behalf of any person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (xxiii)   The Conversion Shares have been duly authorized and validly reserved for issuance upon conversion of the Convertible Debentures by all necessary corporate action of the Company and, when duly issued by the Company upon such conversion, will be validly issued, fully paid and nonas-sessable; no holder thereof will be subject to personal liability for obligations of the Company solely by reason of being such a holder; and the issuance of the Conversion Shares will not be subject to preemptive or similar rights.

          (xxiv) Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the

     Company and the Subsidiary, considered as one enterprise, whether or not arising in the ordinary course of business, or (B) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

          (xxv) None of the Company, the Subsidiary or the Issuer is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, the Subsidiary and the Issuer considered as one enterprise. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the Issuer, the issuance, sale and delivery of the Preferred Securities by the Issuer, the issuance, sale and delivery of the Convertible Debentures by the Company, the execution, delivery and performance by the Company of this Agreement, the Declaration, the Indenture, the Guarantee Agreements and the Registration Rights Agreement, the consummation by the Company and the Issuer of the transactions contemplated hereby, thereby and in the Offering Memorandum and compliance by the Company and the Issuer with the terms of the foregoing have been duly authorized by all necessary action on the part of the Company and the Issuer and do not and will not result in any violation of the charter or by-laws of the Company or the Subsidiary or violation of the Declaration and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Subsidiary or the Issuer under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company, the Subsidiary or the Issuer is a party or by which either of them may be bound or to which any of their properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, the Subsidiary or the Issuer, considered as one enterprise) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Subsidiary or the Issuer or any of their respective properties. The Issuer is not in violation of the Declaration.

          (xxvi) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign is necessary in connection with the offering, issuance or sale of the Preferred Securities by the Issuer and the Guarantees, the Convertible Debentures and the Conversion Shares by the Company, or is required for the valid authorization, execution, delivery and performance by the Company and the Issuer of the Operative Documents to which the Company and the Issuer are party or the consummation by the Company and the Issuer of the transactions contemplated therein, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Preferred Securities or by the federal and state securities laws in connection with the registration obligations under the Registration Rights Agreement.

          (xxvii)   Except as disclosed in the Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or the Subsidiary that is required to be disclosed in the Offering Memorandum or that is reasonably expected by the Company to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, the Subsidiary or the Issuer, considered as one enterprise, or that is reasonably expected by the Company to materially and adversely affect the consummation of the transactions contemplated by this Agreement. The aggregate of all pending legal or governmental proceedings to which the Company, the Subsidiary or the Issuer is a party that are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business of the Company, the Subsidiary or the Issuer, as the case may be, is not reasonably expected by the Company to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, the Subsidiary and the Issuer, considered as one enterprise.

          (xxviii) The Company and the Subsidiary each owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, except where the failure to possess such licenses, permits, certificates, consents, orders, approvals or other authorizations would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiary, considered as one enterprise, and neither the Company nor the Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations, which, in the reasonable judgment of the Company, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiary, considered as one enterprise.

          (xxix) The Company and the Subsidiary each owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor the Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiary, considered as one enterprise.

          (xxx) The Company has not taken and will not take, directly or indirectly, any action designed to, or that the Company reasonably believes would cause or result in, stabilization or manipulation of the price of the Preferred Securities or the Common Stock.

          (xxxi) The Company has obtained the written agreement of Sally Frame Kasaks, J. Patrick Spainhour, Paul E. Francis and the ML Entities that, for a period of 120 days from the date hereof, such persons will not, without the prior written consent of Merrill Lynch, which consent will not be unreasonably withheld, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock ("convertible securities"); provided, however, that during
                                                  --------  -------
     such 120-day period, (i) such shares of Common Stock or convertible securities may be transferred by will or the laws of descent and distribution and (ii) such persons may make gifts of shares of Common Stock or convertible securities or transfer such shares of Common Stock or convertible securities to family trusts, so long as the donee agrees to be bound by the foregoing restriction in the same manner as it applies to such persons.

          (xxxii)   Except as disclosed in the Offering Memorandum and except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiary, considered as one enterprise, (A) the Company and the Subsidiary are in compliance with all applicable Environmental Laws, (B) the Company and the Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or the Subsidiary, and (D) there are no circumstances with respect to any property or operations of the Company or the Subsidiary that the Company reasonably believes would form the basis of an Environmental Claim against the Company or the Subsidiary.

               For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

          (xxxiii) The Preferred Securities have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

          (b) Any certificate signed by any officer of the Company or the Subsidiary or by any trustee of the Issuer and delivered to you or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company and the Issuer to each Initial Purchaser as to the matters covered thereby.

          Section 2.  Sale and Delivery to the Initial Purchasers; Closing.  (a)
                      ----------------------------------------------------
On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuer, at the purchase price of $50 per Firm Preferred Security, (a) an aggregate of

1,750,000 Firm Preferred Securities, and (b) in the event and to the extent that the Initial Purchasers shall elect to purchase Additional Preferred Securities pursuant to the paragraph immediately following, an aggregate of up to 262,500 Additional Preferred Securities.

          (b) The Issuer hereby grants to the Initial Purchasers the right to purchase at their election up to 262,500 Additional Preferred Securities, at the purchase price per security set forth in the immediately preceding paragraph, for the sole purpose of covering overallotments in the sale of the Firm Pre-ferred Securities. Any such election to purchase Additional Preferred Securities shall be exercised by written notice from the Initial Purchasers to the Company and the Issuer, within 30 days after the date of this Agreement, setting forth the aggregate number of Additional Preferred Securities to be purchased and the date on which such Additional Preferred Securities are to be delivered. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Initial Purchasers, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Additional Preferred Securities, each of the Initial Purchasers, acting severally and not jointly, will purchase that proportion of the total number of Additional Preferred Securities then being purchased which the number of Firm Preferred Securities set forth in Schedule A opposite the name of such Initial Purchaser bears to the total number of Firm Preferred Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional securities.

          (c) As compensation to the Initial Purchasers for their commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Convertible Debentures, the Company hereby agrees to pay at the Closing Time and at any Date of Delivery to the Rep-resentatives, for the accounts of the Initial Purchasers, a commission of $1.50 per Preferred Security purchased by the Initial Purchasers.

          (d) Payment of the purchase price for, and delivery of certificates for, the Firm Preferred Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, at 10:00 A.M., New York City time, on April 25, 1996 or such later date and time not more than two full business days thereafter as you, the Company and the Issuer shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Additional Preferred Securities are purchased by the Initial Purchasers, payment of the purchase price for, and delivery of certificates for, such Additional Preferred Securities shall be made at the offices of

Shearman & Sterling set forth above, or at such other place as the Company, the Issuer and you shall determine, on the Date of Delivery as specified in the notice from you to the Company and the Issuer. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Initial Purchasers of the Firm Preferred Securities and the Additional Preferred Securities, if any, to be purchased by them.

          (e) Certificates for the Firm Preferred Securities and the Additional Preferred Securities to be purchased by the Initial Purchasers shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Time or the Date of Delivery, as the case may be. The certificates for the Firm Preferred Securities and the Additional Preferred Securities will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day immediately prior to the Closing Time or the Date of Delivery, as the case may be.

          (f) It is understood that each Initial Purchaser has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Preferred Securities that it has agreed to purchase. You may (but shall not be obligated to) make payment of the purchase price for the Firm Preferred Securities and the Additional Preferred Securities, if any, to be purchased by any Initial Purchaser whose funds shall not have been received by the Closing Time or the Date of Delivery, as the case may be, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

          Section 3.  Resale of the Securities.  Each Initial Purchaser
                      ------------------------
severally and not jointly represents and warrants to, and agrees with, the Issuer and the Company that:

          (a) it is a Qualified Institutional Buyer and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act;

          (b) it has not offered or sold, and will not offer or sell, any Pre-ferred Securities except (i) to persons whom it reasonably believes to be Qualified Institutional Buyers, (ii) to a limited number of other institutional accredited investors whom it believes to be "accredited investors" (as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D) that, prior to their purchase of the Preferred Securities, deliver to it a letter substantially in the form of Exhibit A to the Offering Memorandum or
     (iii) non-U.S. persons outside the

     United States to whom it reasonably believes offers and sales of the Preferred Securities may be made in reliance upon Regulation S under the 1933 Act;

          (c) neither it nor any of its U.S. affiliates or any person acting on its or their behalf has made or will make offers or sales of the Preferred Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering (within the meaning of Section 4(2) under the 1933 Act) in the United States;

          (d) in connection with the transactions described in Section 3(b)(iii), it will sell Preferred Securities in such transactions only in accordance with Regulation S under the 1933 Act and has not offered or sold, and will not offer or sell, the Preferred Securities to, or for the account or benefit of, U.S. persons (i) as part of its distribution at any time or (ii) otherwise until one year after the Closing Time, and it will send to each distributor, dealer or other person receiving a selling concession, fee or remuneration to which it sells the Preferred Securities during the restricted period a confirmation or other notice setting forth the restrictions on offers and sales of the Preferred Securities within the United States or to, or for the account or benefit of, U.S. persons. Terms used in this paragraph have the meanings given to them by Regulation S under the 1933 Act;

          (e) it (i) has not offered or sold and will not offer or sell any Preferred Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for purposes of the Public Offers of Securities Regulations 1995, (ii) has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Preferred Securities in, from or otherwise involving the United Kingdom, and (iii) has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Preferred Securities to a person who is of a kind described in Article 8 of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) (No. 2) Order 1995 of Great Britain or is a person whom the document may otherwise lawfully be issued or passed on; and

          (f) it and each of its affiliates will not offer or sell any Preferred Securities in the United States by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act).

          Section 4.  Certain Covenants of the Issuer and the Company.  The
                      -----------------------------------------------
Issuer and the Company covenant with each Initial Purchaser as follows:

          (a) The Issuer and the Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto as the Initial Purchasers and their counsel may reasonably request.

          (b) The Company and the Issuer will give the Initial Purchasers notice of their intention to prepare any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum, will furnish the Initial Purchasers and counsel to the Initial Purchasers with copies of any such amendment or supplement and will not distribute any such amendment or supplement to which the Initial Purchasers or counsel for the Initial Purchasers shall reasonably object.

          (c) If at any time prior to completion of the distribution of the Securities by the Initial Purchasers to purchasers who are not their affiliates (as determined by you) any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Company, to amend the Offering Memorandum or amend or supplement any Offering Memorandum in order that each Offering Memorandum, as then amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if, in the reasonable opinion of the Initial Purchasers or counsel to the Initial Purchasers, such amendment or supplement is necessary to comply with applicable law, the Issuer and the Company will, subject to paragraph (b) of this Section 4, promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or to effect such compliance (in form and substance reasonably agreed upon by counsel to the Initial Purchasers), so that as so amended or supplemented, the statements in the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or so that such Offering Memorandum as so amended or supplemented will comply with applicable law, as the case may be, and furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request. The Issuer and the Company agree to notify the Initial Purchasers in writing to suspend use of the Offering Memorandum as promptly as practicable after the occurrence of an event specified in this paragraph (c), and the Initial Purchasers hereby agree upon receipt of such notice from the Issuer and the Company to suspend use of the Offering Memorandum until the Issuer and the Company have amended or supplemented the Offering Memorandum to correct such misstatement or omission or to effect such compliance.

          (d) Notwithstanding any provision of paragraph (b) or (c) to the contrary, however, the Issuer's and the Company's obligations under para-graphs (b) and (c) and the Initial Purchasers' obligations under paragraph (c) shall terminate on the earlier to occur of (i) the effective date of a shelf registration statement with respect to the Securities filed pursuant to the Registration Rights Agreement and (ii) the date upon which the Initial Purchasers and their affiliates cease to hold Securities acquired as part of their initial distribution, but in any event not later than nine months from the Closing Time.

          (e) Neither the Company, the Issuer nor any of their respective affiliates (as defined in Rule 501(b) under the 1933 Act), nor any person acting on behalf of the foregoing (other than the Initial Purchasers), will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States, or engage in any directed selling efforts (as defined in Rule 902 under the 1933 Act) with respect to the Securities prior to the effectiveness of a registration statement with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this clause (e) have the meanings given to them by Regulation S.

          (f) Neither the Company nor any of its affiliates (including the Issuer) (as defined in Rule 501(b) under the 1933 Act) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the 1933 Act.

          (g) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act, the Company will, during any period in which it is not subject to and in compliance with,
     Section 13 or 15(d) of the 1934 Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the 1933 Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (h) Each Preferred Security (and each Convertible Subordinated Debenture distributed to holders of Preferred Securities pursuant to the terms of the Declaration) will bear the following legend until such legend shall no longer be necessary or advisable because the Preferred Securities (or the Convertible Debentures) are no longer subject to the restrictions on transfer described herein:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ANNTAYLOR STORES CORPORATION (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE

     144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TER-MINATION DATE.

          (i) Each Conversion Share, if any, will bear the following legend until such legend shall no longer be necessary or advisable because the Conversion Shares are no longer subject to the restrictions on transfer de-scribed herein:

          THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE

     ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE CONVERTIBLE DEBENTURES UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED AND THE LAST DATE ON WHICH ANNTAYLOR STORES CORPORATION (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDE-CESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY
     (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE COMPANY COMMON STOCK IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVES-TOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR
     (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSU-ANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COM-

     PLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          (j) The Company will, or will cause the Issuer to, arrange for the registration and qualification of the Preferred Securities for offering and sale under the applicable securities or "blue sky" laws of such states and other jurisdictions as the Initial Purchasers may reasonably designate in connection with the resale of the Preferred Securities as contemplated by this Agreement and the Offering Memorandum and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Preferred Securities; provided that in no event shall
                                               --------
     the Issuer or the Company be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 4(k), (ii) file any general consent to service of process in any jurisdiction where it is not at the Closing Time then so subject, (iii) subject itself to taxation in any such jurisdiction if it is not so subject or (iv) register the Securities under the 1933 Act except in accordance with the Registration Rights Agreement. The Company shall, or shall cause the Issuer to, promptly advise the Initial Purchasers of the receipt by the Company or the Issuer, as the case may be, of any notification with respect to the suspension of the qualification or exemption from qualification of the Preferred Securities for offering or sale in any jurisdiction or the institution of any proceeding for such purpose.

          (k) The Issuer will use the proceeds received from the sale of the Preferred Securities and the Company will use the proceeds received from the issue and sale of the Convertible Debentures in the manner specified in the Offering Memorandum under the caption "Use of Proceeds".

          (l) The Issuer and the Company shall not, directly or indirectly, for a period of 120 days after the date hereof, except with the prior written consent of Merrill Lynch, offer, sell or enter into any agreement to sell, or otherwise dispose of (a) any trust certificates or other securities of the Issuer (other than the Preferred Securities and the Common Securities of the Issuer), (b) any preferred stock or any other security of the Company that is substantially similar to the Preferred Securities, (c) any shares of any class of common stock of the Company (other than (i) shares of Common Stock issuable upon conversion of the Preferred Securities or pursuant to the exercise of options and warrants outstanding as of the date hereof, (ii) the grant of stock options or other stock-based awards (and the exercise or vesting thereof) to directors, officers and employees of the Company or the Subsidiary, (iii) as may be required pursuant to the Certificate of Incorporation of the Company or (iv) any shares issued in connection with the CAT/Cygne Transaction) or (d) any other securities which are convertible into, or exercisable or exchangeable for, any of (a) through
     (c).

          Section 5.  Payment of Expenses.  The Company will pay all costs and
                      -------------------
expenses incident to the performance of their obligations under this Agreement, including (a) the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits) and any amendments or supplements thereto, and the cost of furnishing copies thereto to the Initial Purchasers, (b) the preparation, issuance, printing and distribution of the Preferred Securities and any survey of state securities or "blue sky" laws or legal investment memoranda ("Blue Sky Survey"),
(c) the delivery of the Preferred Securities to the Initial Purchasers, including any stock transfer taxes payable upon the sale of the Preferred Securities to the Initial Purchasers, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Preferred Securities under the applicable state securities or "blue sky" laws in accordance with Section 4(k), including filing fees and fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the Blue Sky Survey, (f) any filing fees in connection with any filing for review of the offering with the NASD, (g) any fees charged by rating agencies for rating the Preferred Securities, (h) the fees and expenses of the Indenture Trustee, the Property Trustee, the Guarantee Trustee and the Delaware Trustee and the transfer agent and registrar for the Common Stock, including the fees and disbursements of counsel for such trustees and the transfer agent and registrar, (i) all expenses and listing fees in connection with the application for designation of the Preferred Securities as PORTAL eligible securities and
(j) the cost of qualifying the Preferred Securities with The Depository Trust Company.

          If the sale of the Preferred Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 is not satisfied or because this Agreement is terminated pursuant to Section 11(a)(i) other than by reason of a default by the Initial Purchasers in payment for the Preferred Securities at the Closing Time, the Company shall reimburse the Initial Purchasers promptly upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel to the Initial Purchasers) that shall have been incurred by them in connection with the proposed purchase and sale of the Preferred Securities.

          Section 6.  Conditions of Initial Purchasers' Obligations.  The
                      ---------------------------------------------
obligations of the several Initial Purchasers to purchase and pay for the Preferred Securities that they have respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company and the Issuer contained herein or in certificates of any officer of the Company or the Subsidiary or any trustee of the Issuer delivered pursuant to the provisions hereof, to the performance by the Company and the Issuer of their respective obligations hereunder, and to the following further conditions:

          (a) At the Closing Time, you shall have received a signed opinion of Skadden, Arps, Slate, Meagher & Flom, counsel for the Company and the Issuer, dated as of the Closing Time, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

          (i) The Indenture has been duly authorized, executed and delivered by the Company and, when duly authorized, executed and delivered by the Indenture Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except that the waiver of stay or extension laws contained in Section 515 of the Indenture may be unenforceable.

          (ii) The Convertible Debentures have been duly authorized by the Company and when the Convertible Debentures have been duly authenticated by the Indenture Trustee in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the Convertible Debentures) and paid for by the Issuer, the Convertible Debentures will be duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except that the waiver of stay or extension laws contained in Section 515 of the Indenture may be unenforceable.

          (iii) The execution and delivery of the Declaration have been duly authorized by the Company, the Declaration has been duly executed and delivered by the Company; and, assuming the due authorization, execution and delivery of the Declaration by The Bank of New York (Delaware), The Bank of New York and the Regular Trustees, the Declaration constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject to the effect upon the Declaration of (a) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally,
     (b) general principles of equity and (c) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

          (iv) Each of the Guarantee Agreements has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company.

          (v) The Conversion Shares have been duly authorized by the Company, reserved for issuance upon conversion and, if and when issued in accordance with the Indenture at conversion prices at or in excess of the par value of such Conversion Shares, will be validly issued, fully paid and nonas-sessable; and no holder thereof will be subject to personal liability by reason of being such a holder.

          (vi) This Agreement has been duly authorized, executed and delivered by each of the Company and the Issuer.

          (vii) The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Company and the Issuer and constitutes a valid and binding agreement of the Company and the Issuer, enforceable against the Company and the Issuer in accordance with its terms, except to the extent that enforcement thereof may be limited by
     (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
     (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and except to the extent that the right to indemnity and contribution contained in the Registration Rights Agreement may be limited by state or federal securities laws or the public policy underlying such laws.

          (viii) The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights under the Certificate of Incorporation or By-Laws of the Company or the law of Delaware to subscribe for the Preferred Securities, the Convertible Debentures or the Conversion Shares.

          (ix) No authorization, approval, consent or license of any New York, Delaware or United States federal government, governmental instrumentality or court that, in the opinion of such counsel, are normally applicable to transactions of the type contemplated by this Agreement (other than United States, state and foreign securities or blue sky laws and the rules and regulations of the NASD) ("Applicable Laws"), is required for the issuance and sale of the Preferred Securities by the Issuer to the Initial Purchasers pursuant to this Agreement, the performance by the Issuer and the Company of their respective obligations in this Agreement, the Indenture, the Convertible Debentures, the Guarantees, the Declaration, the Preferred Securities and the Registration Rights Agreement, except such as may be required under state securities law or under federal and state securities laws in connection with the registration obligations under the Registration Rights Agreement.

          (x) The statements made in the Offering Memorandum under the captions "Description of the Preferred Securities", "Description of the Guarantee", "Description of the Convertible Debentures", "Effect of Obligations Under the Convertible Debentures and the Guarantee", and "Description of Capital Stock", insofar as such statements purport to summarize certain provisions of the Trust Securities, the Convertible Debentures, the Preferred Securities Guarantee, the Indenture, the Declaration and the Certificate of Incorporation of the Company, to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly summarize the information required to be disclosed therein in all material respects; and the statements made in the Offering Memorandum under the captions "Offering Memorandum Summary - Recent Developments - CAT/Cygne Transaction", and "CAT/Cygne Transaction", insofar as such statements purport to summarize certain provisions of the CAT/Cygne Transaction, provide a fair summary of such provisions.

          (xi) The execution, delivery and performance by the Company of this Agreement, the Declaration, the Indenture, the Guarantee Agreements and the Registration Rights Agreement, the consummation by the Company and the Issuer of the transactions contemplated hereby and thereby and in the Offering Memorandum, the filing of the certificate of trust with the Secretary of State of the State of Delaware, compliance by the Company and the Issuer with the terms of the foregoing and the application of the proceeds from the sale of the Preferred Securities as contemplated by the Offering Memorandum do not and will not result in any violation of the charter or by-laws of the Company or the Subsidiary and the Declaration, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Subsidiary or the Issuer under (A) any agreement or instrument set forth on Schedule I to such counsel's opinion,
     (B) any existing Applicable Law, or (C) any judgment, order or decree under Applicable Laws of any New York, Delaware or federal government, governmental instrumentality or court having jurisdiction over the Company, the Subsidiary or the Issuer or any of their respective properties of which such counsel is aware. Such counsel need express no opinion, however, as to whether the execution, delivery and performance by the Company of any of the agreements identified in the preceding sentence will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company, the Subsidiary or the Issuer.

          (xii) The issuance, sale and delivery by the Issuer of the Preferred Securities and of the Common Securities, the execution and delivery by the Issuer of this Agreement and the Registration Rights Agreement, the purchase by the Issuer of the Convertible Debentures and the performance by the Issuer of its obligations thereunder does not (a) result in any violation of the Declaration or any Delaware statute, order, rule or regulation of any Delaware court or other Delaware governmental agency or body having jurisdiction over the Issuer or any of its properties or assets which are normally applicable to transactions of the type contemplated by this Agreement, (b) require the approval of any such Delaware court or Delaware governmental agency or body pursuant to Applicable Laws, or (c) to our knowledge, without independent investigation, conflict with or result in breach or violation of any of the provisions of, or constitute a default under any agreement or instrument set forth on Schedule II to such counsel's opinion.

          (xiii) When the Preferred Securities, the Preferred Securities Guarantee and the Convertible Debentures are issued and delivered pursuant to this Agreement, such securities will not be of the same class (within the meaning of Rule 144A under the 1933 Act) as securities of the Company listed on a national securities exchange registered under Section 6 of the 1934 Act or quoted in a U.S. automated inter-dealer quotation system.

          (xiv) Assuming (a) the accuracy of the representations and warranties of the Issuer and the Company set forth in Section 1 of this Agreement and of the Initial Purchasers set forth in Section 3 of this Agreement, (b) the due performance by the Issuer and the Company of the covenants and agreements set forth in Section 4 of this Agreement and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 3 of this Agreement, (c) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum and (d) the accuracy of the representations and warranties made in accordance with the Offering Memorandum by purchasers to whom the Initial Purchasers initially resell Preferred Securities, the offer, sale and delivery of the Preferred Securities to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum and the initial resale of the Preferred Securities by the Initial Purchasers in the manner contemplated in the Offering Memorandum and this Agreement do not require registration under the 1933 Act, it being understood that such counsel need express no opinion as to any subsequent resale of any Preferred Securities, and none of the Declaration, the Indenture or the Preferred Securities Guarantee Agreement is required to be qualified under the Trust Indenture Act of 1939, as amended.

          (xv) Neither the Company nor the Issuer is required to be registered under the Investment Company Act of 1940, as amended.

          (xvi) The Issuer has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. Sec. 3801, et seq. (the "Delaware Act").
                        ------

          (xvii) Under the Delaware Act and the Declaration, the Issuer has the power and authority to (a) execute and deliver, and to perform its obligations under, this Agreement and the Registration Rights Agreement,
     (b) issue and perform its obligations under the Preferred Securities and the Common Securities and (c) purchase and hold the Convertible Debentures.

          (xviii)   The Preferred Securities have been duly authorized by the
     Declaration and when issued, delivered and paid for in accordance with this Agreement will represent, subject to the qualifications set forth in paragraph (xix) below, fully paid and nonassessable undivided beneficial interests in the assets of the Issuer and will entitle the holders thereof to the benefits of the Declaration, subject to the effect upon the Declaration of (a) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally,
     (b) general principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (c) the effect to applicable public policy on the enforceability or provisions relating to indemnification or contribution.

          (xix) The holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Such counsel may note that the holders of the Preferred Securities may be obligated to make payments as set forth in the Declaration and that the holders of Common Securities are liable for all of the debts and obligations of the Issuer to the extent specified in
     Section 10.1(b) of the Declaration.

          (xx) Under the Delaware Act and the Declaration, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive rights.

          In addition, such opinion shall state that such counsel have participated in the preparation of the Offering Memorandum and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and with your representatives and your counsel at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing, no facts have come to the attention of such counsel that have caused them to believe that the Offering Memorandum or any amendment thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion) at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except that such counsel need express no opinion or belief with respect to the financial statements, schedules and other financial data included therein or omitted therefrom.

          Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the Securities as counsel for the Initial Purchasers may reasonably request. In giving such opinion, such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiary, certificates of trustees of the Issuer and certificates of public officials; provided that such certificates have been
                                  --------
delivered to the Initial Purchasers.

          (b) At the Closing Time, you shall have received a signed opinion of Jocelyn F.L. Barandiaran, general counsel of the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Initial Purchasers, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

          (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandum.

          (ii) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and the Subsidiary, considered as one enterprise.

          (iii) The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business.

          (iv) The Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and the Subsidiary, considered as one enterprise.

          (v) The Company has an authorized capitalization as set forth in the Offering Memorandum; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company arising by operation of law or under the charter or by-laws of the Company.

          (vi) All of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; all of such shares are owned by the Company, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind (other than pursuant to the Bank Credit Agreement); no holder thereof is subject to personal liability by reason of being such a holder; and none of such shares was issued in violation of the preemptive rights of any stockholder of the Subsidiary arising by operation of law or under the charter or by-laws of the Subsidiary.

          (vii) Other than described in the Offering Memorandum, such counsel does not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings to which the Company or the Subsidiary is a party or to which the assets of the Company or the Subsidiary is subject which, individually or in the aggregate, would have a material adverse effect on the Company and the Subsidiary, considered as one enterprise.

          (viii) Except to the extent described in the Offering Memorandum, to the knowledge of such counsel, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum. Such counsel need express no opinion, however, as to any defaults relating to a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or the Subsidiary.

          In addition, such opinion shall state that such counsel has participated in the preparation of the Offering Memorandum and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and with your representatives and your counsel at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing, no facts have come to the attention of such counsel that have caused such counsel to believe that the Offering Memorandum or any amendment thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion) at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except that such counsel need express no opinion or belief with respect to the financial statements, schedules and other financial data included therein or omitted therefrom.

          Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the Securities as counsel for the Initial Purchasers may reasonably request. In giving such opinion, such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiary, certificates of Trustees of the Issuer and certificates of public officials; provided that such certificates have been
                                  --------
delivered to the Initial Purchasers.

          (c) At the Closing Time, you shall have received a signed opinion of Richards Layton & Finger, counsel to the Delaware Trustee, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Initial Purchasers, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

          (i) The Bank of New York, Delaware, a Delaware banking corporation, has been duly incorporated and is validly existing in good standing as a banking corporation under the laws of the State of Delaware and has the corporate power to act as Trustee of a Delaware business trust under the laws of the State of Delaware, 12 Dela. Sec. 3801 et seq.
                                       ----            -- ---

          (d) At the Closing Time, you shall have received a signed opinion of Emmett, Marvin & Martin, LLP, counsel to The Bank of New York, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Initial Purchasers, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

          (i) The Bank of New York is a banking corporation duly incorporated and validly existing under the laws of the State of New York.

          (ii) The execution, delivery and performance by The Bank of New York, as property trustee (the "Property Trustee") of the Declaration, the execution, delivery and performance by the Guarantee Trustee of the Guaran-tee Agreement and the execution, delivery and performance by the Indenture Trustee of the Indenture have been duly authorized by all necessary corporate action on the part of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively. The Declaration, the Guarantee Agreement and the Indenture have been duly executed and delivered by the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, and constitute the legal, valid and binding obligations of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, enforceable against the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (iii) The execution, delivery and performance of the Declaration, the Guarantee Agreement and the Indenture by the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, do not conflict with or constitute a breach of the Organization Certificate or By-laws of the Property Trustee, the Guarantee Trustee or the Indenture Trustee, respectively, or the terms of any indenture or other agreement or instrument known to such counsel and to which the Property Trustee, the Guarantee Trustee or the Indenture Trustee, respectively, is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Property Trustee, the Guarantee Trustee or the Indenture Trustee, respectively, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Property Trustee, the Guarantee Trustee or the Indenture Trustee, respectively.

          (iv) No consent, approval or authorization of, or registration with or notice to, any federal or New York State banking authority is required for the execution, delivery or performance by the Property Trustee, the Guarantee Trustee or the Indenture Trustee of the Declaration, the Guarantee Agreement or the Indenture, respectively.

          Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the Securities as counsel for the Initial Purchasers may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Delaware and the federal law of the United States, upon the opinions of counsel satisfactory to counsel for the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiary, certificates of trustees of the Issuer and certificates of public officials; provided that such certificates have been
                                  --------
delivered to the Initial Purchasers.

          (e) At the Closing Time, you shall have received a signed opinion of Skadden, Arps, Slate, Meagher & Flom, special tax counsel to the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Initial Purchasers, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

          (i) The Issuer will be characterized as a grantor trust for U.S. federal income tax purposes and not as an association subject to tax as a corporation.

          (ii) The statements made in the Offering Memorandum set forth under the captions "United States Federal Income Taxation", "Risk Factors -- Option to Extend Interest Payment Period; Tax Consequences", "Risk Factors -- Proposed Tax Legislation", and "Description of the Convertible Debentures -- Proposed Tax Legislation" fairly present in all material respects the principal U.S. federal income tax consequences of an investment in the Preferred Securities.

          Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the Securities as counsel for the Initial Purchasers may reasonably request. In giving such opinion, such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiary, certificates of trustees of the Issuer and certificates of public officials; provided that such certificates have been delivered to the Initial Purchasers.
- --------

          (f) At the Closing Time, you shall have received the favorable opinion of Shearman & Sterling, counsel for the Initial Purchasers, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Initial Purchasers, to the effect that the opinions delivered pursuant to Sections 6(a), 6(b), 6(c), 6(d) and 6(e) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Securities, this Agreement and such other related matters as you may require. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

          (g) At the Closing Time, (i) the Offering Memorandum, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, the Subsidiary and the Issuer, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding shall be pending or, to the knowledge of the Company or the Issuer, threatened against the Company, the Subsidiary or the Issuer other than as set forth in the Offering Memorandum or in any supplement thereto and no proceedings shall be pending or, to the knowledge of the Company or the Issuer, threatened against the Company, the Subsidiary or the Issuer before or by any government, governmental instrumentality or court, domestic or foreign, that could be reasonably expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, other than as set forth in the Offering Memorandum, (iv) each of the Company and the Issuer shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (v) the representations and warranties of the Company and the Issuer set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the Chief Financial Officer and the President and Chief Operating Officer of the Company, dated as of the Closing Time, to such effect. At the Closing Time, you shall also have received a certificate signed by a Regular Trustee, dated as of the Closing Time, to such effect.

           (h) At the time that this Agreement is executed by the Company, you shall have received from Deloitte & Touche a letter, dated such date, in form and substance satisfactory to you confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published rules and regulations thereunder, and stating in effect that:

          (i) in their opinion, the audited financial statements included or incorporated by reference in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the respective published rules and regulations thereunder;

          (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company; a reading of the minutes of all meetings of the stockholders, directors and executive, finance and audit committees of the Company and the Subsidiary; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and the Subsidiary as to transactions and events subsequent to the date of the most recent audited financial statements in or incorporated in the Offering Memorandum, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that at a specified date not more than five business days prior to the date of the letter, there were any increases in the long-term debt of the Company and its subsidiaries or any decreases in stockholders' equity or the capital stock of the Company as compared with the amounts shown on the most recent balance sheet included in or incorporated in the Offering Memorandum except in each case for decreases and increases that the Offering Memorandum disclose have occurred or may occur, or for the period from February 4, 1996 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in revenues, income before income taxes (or any increase in the loss before income taxes) or net income (or any increase in net loss), except in each case for decreases or increases that the Offering Memorandum discloses have occurred or may occur; and

          (iii) in addition to the procedures referred to in clause (ii) above, they have performed specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Offering Memorandum, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

          (i) At the Closing Time, you shall have received from Deloitte & Touche a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(h), except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

          (j) At the Closing Time, counsel for the Initial Purchasers shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated in this Agreement and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Issuer at or prior to the Closing Time in connection with the authorization, issuance and sale of the Securities as contemplated in this Agreement shall be satisfactory in form and substance to you and to counsel for the Initial Purchasers.

          (k) At the Closing Time, the Issuer, the Company and the Initial Purchasers shall have entered into the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect.

          (l) At the Closing Time, there shall not be any pending or threatened legal or governmental proceedings with respect to any of the transactions contemplated in this Agreement.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on notice to the Company and the Issuer at any time at or prior to the Closing

Time, and such termination shall be without liability of any party to any other party, except as provided in Section 5 herein. Notwithstanding any such termination, the provisions of Sections 8 and 9 shall remain in effect.

          Section 7.  Conditions to Purchase of Additional Preferred Securities.
                      ---------------------------------------------------------
In the event that the Initial Purchasers exercise their option granted in
Section 2 to purchase all or any of the Additional Preferred Securities and the Date of Delivery determined by you pursuant to Section 2 is later than the Closing Time, the obligations of the several Initial Purchasers to purchase and pay for the Additional Preferred Securities that they shall have respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company and the Issuer herein contained, to the performance by the Company and the Issuer of their obligations hereunder and to the following further conditions:

          (a) At the Date of Delivery, the provisions of Sections 6(g)(i) through 6(g)(iv) shall have been complied with at and as of the Date of Delivery and, at the Date of Delivery, you shall have received a certificate of the President or an Executive Vice President, and the Treasurer or Controller, of the Company, dated as of the Date of Delivery, to such effect and a certificate of a Regular Trustee of the issuer, dated as of the Date of Delivery, to such effect.

          (b) At the Date of Delivery, you shall have received the favorable opinions of Skadden, Arps, Slate, Meagher & Flom, counsel for the Company and the Issuer, together with signed or reproduced copies of such opinions for each of the other Initial Purchasers, in each case in form and substance satisfactory to counsel for the Initial Purchasers, dated as of the Date of Delivery, relating to the Additional Preferred Securities and otherwise to the same effect as the opinions required by Section 6(a).

          (c) At each applicable Date of Delivery, you shall have received a signed opinion of Jocelyn F.L. Barandiaran, general counsel for the Company, dated as of such Date of Delivery, in form and substance satisfactory to counsel for the Initial Purchasers, to the same effect as the opinion required by
Section 6(b).

          (d) At the Date of Delivery, you shall have received the favorable opinions of Richards Layton & Finger, counsel to the Delaware Trustee, and of Emmett, Martin & Marvin, LLP, counsel to The Bank of New York, together with signed or reproduced copies of such opinions for each of the other Initial Purchasers, in each case in form and substance satisfactory to counsel for the Initial Purchasers, dated as of the Date of Delivery, relating to the Additional Preferred Securities and otherwise to the same effect as the opinion required by Sections 6(c) and 6(d), respectively.

          (e) At the Date of Delivery, you shall have received the favorable opinions of Skadden, Arps, Slate, Meagher & Flom, special tax counsel to the Company, together with signed or reproduced copies of such opinions for each of the other Initial Purchasers, in each case in form and substance satisfactory to counsel for the Initial Purchasers, dated as of the Date of Delivery, relating to the Additional Preferred Securities and otherwise to the same effect as the opinion required by Section 6(e).

          (f) At the Date of Delivery, you shall have received the favorable opinion of Shearman & Sterling, counsel for the Initial Purchasers, dated as of the Date of Delivery, relating to the Additional Preferred Securities and otherwise to the same effect as the opinion required by Section 6(f).

          (g) At the Date of Delivery, you shall have received a letter from Deloitte & Touche, in form and substance satisfactory to you and dated as of the Date of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(h), except that the specified date referred to shall be a date not more than five days prior to the Date of Delivery.

          (h) At the Date of Delivery, counsel for the Initial Purchasers shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Additional Preferred Securities as contemplated in this Agreement in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or the Issuer, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Issuer at or prior to the Date of Delivery in connection with the authorization, issuance and sale of the Additional Preferred Securities as contemplated in this Agreement shall be satisfactory in form and substance to you and to counsel for the Initial Purchasers.

          Section 8.  Indemnification. (a)  The Company and the Issuer, jointly
                      ---------------
and severally, agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of
Section 15 of the 1933 Act to the extent and in the manner set forth in clauses
(i), (ii) and (iii) below:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary offering memorandum or the Offering Memorandum (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 8(c) hereof, the reasonable fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss,
- --------  -------
liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through you expressly for use in the Offering Memorandum (or any amendment or supplement thereto), or any preliminary offering memorandum; provided further that the foregoing indemnification with respect to any
- -------- -------
preliminary offering memorandum shall not inure to the benefit of any Initial Purchaser (or any person controlling such Initial Purchaser) from whom the person asserting any such losses, claims, damages or liabilities purchased any of the Preferred Securities if a copy of the Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser on the initial resale to such person, if such is required by law, at or prior to the written confirmation of the sale of such Preferred Securities to such person and if the Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and the Issuer against any and all loss, liability, claim, damage and expense described in the indemnity agreement in Section 8(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment or supplement thereto) or any preliminary offering memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through you expressly for use in the Offering Memorandum (or any amendment or supplement thereto), or such preliminary offering memorandum.

          (c) Each indemnified party shall give prompt notice to each indem-nifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or are in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action.

          Section 9.  Contribution.  In order to provide for just and equitable
                      ------------
contribution in circumstances under which the indemnity provided for in
Section 8 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Issuer and the Initial Purchasers shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the Issuer and one or more of the Initial Purchasers, as incurred, in such proportions that
(a) the Initial Purchasers are responsible for that portion represented by the percentage that the initial purchasers' discount appearing on the cover page of the Offering Memorandum bears to the offering price appearing thereon and
(b) the Company and the Issuer are severally responsible for the balance on the same basis as each of them would have been obligated to provide indemnification pursuant to Section 8; provided, however, that no person guilty of fraudulent
                       --------  -------
misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Initial Purchaser, and each director and officer of the Company and each person, if any, who controls the Company or the Issuer within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company or the Issuer, as the case
may be.   The Initial Purchasers' respective obligations to contribute pursuant to this Section 9 are several in proportion to the number of Preferred Securities set forth opposite their respective names in Schedule A hereto and not joint.

          Section 10.  Representations, Warranties and Agreements to Survive
                       -----------------------------------------------------
Delivery.  The representations, warranties, indemnities, agreements and other
- --------
statements of the Issuer, the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Issuer, the Company, any Initial Purchaser or any controlling person thereof and will survive delivery of and payment for the Securities.

          Section 11.  Termination of Agreement.  (a)  You may terminate this
                       ------------------------
Agreement, by notice to the Company and the Issuer, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiary, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or internationally or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis the effect of which on the financial markets of the United States or internationally is such as to make it, in your judgment, impracticable to market the Securities, or enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority or
(iv) if a banking moratorium has been declared by either federal or New York authorities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 5. Notwithstanding any such termination, the provisions of Sections 8 and 9 shall remain in effect.

          (c)  This Agreement may also terminate pursuant to the provisions of
Section 6, with the effect stated in such Section.

          Section 12.   Default by One or More of the Initial Purchasers.  If
                        ------------------------------------------------
one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Initial Securities that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted Securities"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the total number of Firm Preferred Securities, the non-defaulting Initial Purchasers shall be obligated to purchase the full amount thereof in the proportions that their respective Initial Share underwriting obligation proportions bear to the underwriting obligation proportions of all non-defaulting Initial Purchasers, or

          (b) if the number of Defaulted Securities exceeds 10% of the total number of Firm Preferred Securities, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

          No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

          In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for a Initial Purchaser under this Section 12.

          Section 13.  Notices.  All notices and other communications under this
                       -------
Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to you or the Initial Purchasers shall be directed to you at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York,
New York 10281-1201 (telecopier no.: (212) 449-3150), attention of Mary Beth Henson; and notices to the Company shall be directed to it at AnnTaylor Stores Corporation, 142 West 57th Street, New York, New York 10019 (telecopier no.:
(212) 541-3299), attention of Jocelyn F.L. Barandiaran, Esq.

          Section 14.  Parties.  This Agreement is made solely for the benefit
                       -------
of the several Initial Purchasers, the Company and the Issuer and, to the extent expressed, any person who controls the Company, the Issuer or any of the Initial Purchasers within the meaning of Section 15 of the 1933 Act, and the directors of the Company and the Issuer, their officers, employees and trustees, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 12, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Initial Purchasers of the Securities. All of the obligations of the Initial Purchasers hereunder are several and not joint.

          Section 15.  Representations, Warranties and Agreements to Survive
                       -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
- --------
Agreement or in certificates of officers of the Company or the Issuer submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company or the Issuer, and shall survive delivery of the Preferred Securities to the Initial Purchasers.

          Section 16.  Governing Law and Time.  This Agreement shall be governed
                       ----------------------
by the laws of the State of New York. Specified times of the day refer to New York City time.

          Section 17.  Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Issuer and the several Initial Purchasers in accordance with its terms.

                         Very truly yours,

                         ANNTAYLOR FINANCE TRUST


                         By:    AnnTaylor Stores Corporation,
                                as sponsor


                             By:/s/ J. Patrick Spainhour
                                -------------------------
                                Name:  J. Patrick Spainhour
                                Title: President and Chief
                                         Operating  Officer

                         ANNTAYLOR STORES CORPORATION


                         By:     /s/Paul E. Francis
                                 -------------------------------------------
                             Name:  Paul E. Francis
                             Title: Executive Vice President -
                                    Finance and Administration

Confirmed and accepted as of
  the date first above written:


MERRILL LYNCH & CO.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated
CS FIRST BOSTON CORPORATION
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
ROBERTSON, STEPHENS & COMPANY LLC

By:  MERRILL LYNCH & CO.
             Merrill Lynch, Pierce, Fenner & Smith Incorporated


   By: /s/ Mary Beth Henson
       --------------------------------------
                          Mary Beth Henson
                     Director
      Investment Banking Group

                                   SCHEDULE A



                                              Number of
                                        Preferred Securities
     Initial Purchaser                    to be Purchased
     -----------------                  -------------------


Merrill Lynch, Pierce, Fenner & Smith
   Incorporated  . . . . . . . . . . . .       700,000
CS First Boston Corporation  . . . . . .       350,000
Donaldson, Lufkin & Jenrette
   Securities Corporation  . . . . . . .       350,000
Robertson, Stephens & Company LLC. . . .       350,000
                                             ---------

     Total . . . . . . . . . . . . . . .     1,750,000
                                             =========

                                    EXHIBIT D


 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER DURING THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT


[Trustee]
[address]

                    Re:  [                 ]
                    ------------------------


          Reference is hereby made to the Amended and Restated Declaration of Trust dated as of April 25, 1996, (the "Declaration") by J. Patrick Spainhour, Paul E. Francis and Walter J. Parks, as Regular Trustees, The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Property Trustee and AnnTaylor Stores Corporation, as Sponsor. Capitalized terms used but not de-fined herein shall have the meanings given them in the Declaration.

          This letter relates to         Preferred Securities which are held in
the form of [the Rule 144A Global Preferred Security with the Depositary (CUSIP
No.      )][a Restricted Definitive Preferred Security (CUSIP No.      )] in the
name of [name of transferor] (the "Transferor") to effect the transfer of the Preferred Securities in exchange for an equivalent beneficial interest in the Exchanged Global Preferred Security.

          In connection with such request, and in respect of such Preferred Securities, the Transferor does hereby certify that (i) such Preferred Securities are being transferred in accordance with and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), and in accordance with any applicable securities laws of any state of the United States and (ii) the Transferor has complied with its obligations to provide information to the Issuer, as required by the Registration Rights Agreement, and with its obligations, if any, under the Act with regard to the delivery of a prospectus.

                                   [Name of Transferor]


                                   By:  ______________
                                                                 Name:
                                                                 Title:

________________

cc:  [Issuer]